UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2 to

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THERMOENERGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ThermoEnergy Corporation

NOTICE OF SPECIAL MEETING

IN LIEU OF THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders in lieu of the 2012 Annual Meeting of Shareholders of ThermoEnergy Corporation will be held Wednesday, March 20, 2013 at 10:00 a.m., local time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for these purposes:

1.	To elect three directors to serve on our Board of Directors, to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To approve and adopt an amendment to our Certificate of Incorporation, as previously amended, (i) to increase the number of authorized shares of Common Stock and Preferred Stock, (ii) to bifurcate the Series B Convertible Preferred Stock into two sub-series of Preferred Stock and (iii) to establish a new class of Preferred Stock which will be designated as “Series C Convertible Preferred Stock”;

3.	To approve amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan, as previously amended;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012;

5.	To approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended December 31, 2012;

6.	To determine, on an advisory basis, the frequency of future advisory votes on executive compensation; and

7.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on January 31, 2013, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are enclosed with this Notice of Special Meeting in lieu of the 2012 Annual Meeting of Shareholders.

Our Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement; FOR the adoption of the amendment to our Certificate of Incorporation; FOR the approval of the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan; FOR ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ended December 31, 2012; FOR approval of the compensation paid to our named executive officers for the fiscal year ended December 31, 2012; and for a frequency of THREE YEARS for future advisory votes on executive compensation.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

James F. Wood

Chairman and Chief Executive Officer

February 15, 2013

Worcester, Massachusetts

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING IN LIEU OF THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 20, 2013:

This Proxy Statement and the accompanying Annual Report are available via the Internet at http://thermoenergy.ir.stockpr.com and at www.proxyvote.com.

Table of Contents

Questions and Answers about Voting and the Special Meeting	1

Special Cautionary Note Regarding Forward-Looking Statements	5

Proposal I – Election of Directors	5

Nominees	5

Directors who are not Nominees for Election at the Special Meeting	6

Executive Officer who is not also a Director	7

Committees of the Board of Directors	7

Shareholder Communications	8

Code of Ethics	8

Board Determination of Independence	8

Board Leadership Structure	9

The Role of the Board in Risk Oversight	9

Attendance at the Annual Meeting and at Board and Committee Meetings	9

Section 16(a) Beneficial Ownership Reporting Compliance	9

Transactions with Related Persons	9

Security Ownership by Certain Beneficial Owners, Directors and Executive Officers	10

Management’s Discussion and Analysis of Financial Condition and Results of Operations	14

Audit Commitee Report	26

Proposal II – Approval and Adoption of an Amendment to our Certificate of Incorporation	27

Description of Series B Convertible Preferred Stock	27

Proposed Bifurcation of Series B Convertible Preferred Stock	28

Proposed Authorization of Series C Convertible Preferred Stock	29

Proposed Increase in Authorized Common Stock	30

Proposed Offering and Sale of Shares of Series C Convertible Preferred Stock	31

Proposal III – Approval of Amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan	32

Description of the 2008 Plan, as amended	33

Equity Compensation Plan Information	38

Executive Compensation	39

Compensation Discussion and Analysis	39

Compensation and Benefits Committee Report	41

Director Compensation	42

Proposal IV – Ratification of Appointment of Independent Registered Public Accounting Firm	43

Proposal V – Advisory Vote on Executive Compensation	45

Proposal VI – Advisory Vote on Frequency of Executive Compensation Advisory Vote	46

Other Matters	47

Consolidated Financial Statements	F-1

Certificate of Amendment to Certificate of Incorporation	Annex A

ThermoEnergy Corporation 2008 Incentive Stock Plan, as amended	Annex B

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ThermoEnergy Corporation

10 New Bond Street

Worcester, Massachusetts 01606

Telephone 508.854.1628

Facsimile 508.854.1753

February 15, 2013

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SPECIAL MEETING IN LIEU OF THE 2012

ANNUAL MEETING

Q: Why did I receive this proxy statement?

A:	The Board of Directors of ThermoEnergy Corporation is soliciting your proxy to vote at the Special Meeting in lieu of the 2012 Annual Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on January 31, 2013, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are being mailed, beginning on or about February 15, 2013, to shareholders as of the record date. The Proxy Statement summarizes the information you need to know to vote at the meeting. You do not need to attend the meeting to vote your shares.

Q: What am I voting on?

A:	● If you are a holder of Common Stock or Series A Convertible Preferred Stock: Election of three directors: Cary G. Bullock, Arthur S. Reynolds and James F. Wood, all of whom have been nominated to serve until the 2013 Annual Meeting of Shareholders, and until their respective successors are elected or appointed.

● If you are a holder of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock: (i) adoption of the amendment to our Certificate of Incorporation described below; (ii) approval of the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan described below; (iii) ratification of the appointment of Grant Thornton LLP as ThermoEnergy’s independent registered public accounting firm for the fiscal year ended December 31, 2012; (iv) approval, on an advisory basis, of the compensation paid to our named executive officers for the fiscal year ended December 31, 2012; and (v) determination, on an advisory basis, of the frequency of future advisory votes on executive compensation.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors; FOR adoption and approval of the amendment to our Certificate of Incorporation; FOR approval of the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan; FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012; FOR approval of the compensation paid to our named executive officers for the fiscal year ended December 31, 2012; and for a frequency of THREE YEARS for future advisory votes on executive compensation.

Q: What is the voting requirement to elect the directors?

A:	For the election of directors, the nominees who receive a plurality of the votes cast by the holders of the Common Stock and Series A Convertible Preferred Stock, voting together as a single class, will be elected. The voting requirement given in this answer assumes that a quorum is present.

Q: What is the voting requirement to approve and adopt the amendment to the Certificate of Incorporation?

A:	For proposal to amend the Certificate of Incorporation, as previously amended, requires both (i) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting separately. Abstentions will count as a negative vote. The voting requirement given in this answer assumes that a quorum is present.

Q: What is the voting requirement to approve the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan?

A:	The proposal to approve the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan, as previously amended, requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class. The voting requirement given in this answer assumes that a quorum is present.

Q: What is the voting requirement to ratify the appointment of Grant Thornton LLP as independent registered public accountants?

A:	The proposal to ratify the appointment of Grant Thornton LLP as independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class. The voting requirement given in this answer assumes that a quorum is present.

Q: What is the voting requirement to approve the 2012 executive compensation?

A:	The proposal to approve the compensation paid to our named executive officers is non-binding and advisory only, and will be decided by the affirmative vote of a majority of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class. The voting requirement given in this answer assumes that a quorum is present.

Q: What is the voting requirement to determine the frequency of future votes on executive compensation?

A:	The proposal to determine the frequency of future advisory votes on compensation paid to our named executive officers is non-binding and advisory only, and will be decided by the affirmative vote of a plurality of the votes cast by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class. The voting requirement given in this answer assumes that a quorum is present.

Q: How many votes do I have?

A:	You are entitled to one vote for each share of Common Stock or Series A Convertible Preferred Stock that you hold and ten votes for each share of Series B Convertible Preferred Stock that you hold. Shareholders do not have cumulative voting rights. Holders of Series B Convertible Preferred Stock are not entitled to vote in the election of directors at the Special Meeting in lieu of the 2012 Annual Meeting of Shareholders, as they have previously cast their votes through written consent of a majority of the holders of the Series B Convertible Preferred Stock.

Q: How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card and return it in the prepaid envelope; or

(2)	Attend the Special Meeting of Shareholders to vote in person.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director; FOR adoption of the amendment to our Certificate of Incorporation, as previously amended; FOR approval of the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan, as previously amended; FOR ratification of Grant Thornton LLP as our independent registered public accountants; FOR approval of the compensation paid to our named executive officers for the fiscal year ended December 31, 2012; and for a frequency of THREE YEARS for future advisory votes on executive compensation.

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Q: What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Special Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot dated after the date of the revoked proxy; or

(3)	Attending the Special Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

Q: Can I vote if my shares are held in a brokerage account?

A:	If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any matter on which the broker does not have discretionary authority to vote, which includes the election of directors. Without your voting instruction, a “broker non-vote” will occur where the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum, but will not be able to vote on the election of directors absent instructions.

Q: What constitutes a quorum?

A:	As of the record date, 120,454,575 shares of Common Stock, 208,334 shares of Series A Convertible Preferred Stock and 11,664,993 shares of Series B Convertible Preferred Stock were outstanding. Except as otherwise required by law or our Certificate of Incorporation, the holders of the Common Stock, the holders of the Series A Convertible Preferred Stock and the holders of the Series B Convertible Preferred Stock vote together as a single class, with each share of Common Stock and each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote and each share of Series B Convertible Preferred Stock entitling the holder thereof to ten votes. The holders of a majority in voting power of the outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (or 118,656,420 votes), present in person or represented by proxy, constitute a quorum for the purpose of the meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the meeting, you will count toward a quorum.

Q: Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Special Meeting of Shareholders.

Q: Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding Common Stock?

A:	As of the record date, January 31, 2013, Security Investors, LLC, Robert S. Trump, The Focus Fund, Spencer Trask and Francis Howard each beneficially owned more than 5% of our outstanding Common Stock and each of them, as well as David Gelbaum and Monica Chavez Gelbaum (The Quercus Trust) and Focus Fund L.P., also beneficially owned more than 5% in voting power of our outstanding Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, considered together as a single class.

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Q: When are shareholder proposals due for the 2013 Annual Meeting of Shareholders?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by May 31, 2013, to the Chief Executive Officer, ThermoEnergy Corporation, 10 New Bond Street, Worcester, Massachusetts 01606.

If you notify us after July 1, 2013 of an intent to present a proposal at our 2013 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

Q: What happens if a nominee for director is unable to serve as directors?

A:	If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Nominating Committee of the Board of Directors.

Q: Who will be responsible for soliciting proxies?

A:	We have neither hired nor paid for assistance in the distribution of proxy materials and solicitation of votes. Employees, officers and directors of ThermoEnergy may solicit proxies, but will not be separately compensated for such solicitation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock.

Q: Where can I find the voting results of the meeting?

A:	We will announce the voting results of the Special Meeting in lieu of Annual Meeting of Shareholders in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the meeting.

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SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "project," "could," "intend," "target" and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we are an early stage company and have a history of incurring losses;

•	our ability to remain competitive in the markets we serve;

•	the effects of future economic, business and market conditions;

•	general economic and capital market conditions and our ability to obtain additional funding;

•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish effective internal controls over our financial reporting;

•	risks relating to the transaction of business internationally;

•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations;

•	investments in research and development;

•	protection and enforcement or our intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by third parties;

•	the loss of one or more of our significant customers, or the diminished demand for our products;

•	our dependence on contract manufacturing and outsourced supply chain, as well as the costs of materials;

•	the effects of war, terrorism, natural disasters or other catastrophic events; and

•	our success at managing the risks involved in the foregoing items.

The forward-looking statements are based upon management's beliefs and assumptions and are made as of the date of this Proxy Statement. We undertake no obligation to publicly update or revise any forward-looking statements included in this Proxy Statement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Any investor should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described below under the heading "Where You Can Find More Information," all of which is accessible on the SEC's website at www.sec.gov.

PROPOSAL I

ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the persons named in the enclosed proxy card, or their substitute, will vote the proxy FOR the election of Cary G. Bullock, Arthur S. Reynolds, and James F. Wood to the Board of Directors.

Pursuant to our Certificate of Incorporation, as amended, the number of directors constituting the Board of Directors has been set at seven. Three members of the Board of Directors are elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (voting together as a single class). All directors serve one-year terms. At the Special Meeting of Shareholders, three directors are to be elected by the holders of our Common Stock and our Series A Convertible Preferred Stock. Cary G. Bullock, Arthur S. Reynolds and James F. Wood currently serve on the Board of Directors and are being nominated for another term, expiring at the 2013 Annual Meeting of Shareholders.

Nominees

Cary G. Bullock, age 67, has been a member of our Board of Directors since January 2010.  Mr. Bullock also serves as a member of the Boards of Directors of our subsidiaries, ThermoEnergy Power Systems LLC, CASTion Corporation, and Unity Power Alliance LLC.  From January 2010 to December 2012, Mr. Bullock was our President and Chief Executive Officer, and from August 2011 to December 2012, he also served as Chairman of our Board of Directors. Prior to becoming our President and CEO, Mr. Bullock had been employed by GreenFuel Technologies Corporation, serving as Chief Executive Officer from February 2005 through July 2007 and as Vice President for Business Development from July 2007 through January 2009; he was a member of the Board of Directors of GreenFuel Technologies Corporation from February 2005 through August 2009. In May 2009, GreenFuel Technologies ceased business operations and made an assignment of its assets to a trustee for the benefit of its creditors.   From February 2009 through January 2010, Mr. Bullock served a variety of clients as an independent consultant and business advisor.  Prior to joining GreenFuel Technologies, Mr. Bullock was Chairman and Chief Executive Officer of Excelergy Corporation, Vice President of KENETECH Management Services and President of its affiliate, KENETECH Energy Management, Inc., Chairman and Chief Executive Officer of Econoler/USA Inc., Vice President of Engineering and Operations and Principal Engineer of Xenergy Inc., Director of Special Engineering and a Senior Engineer at ECRM, Inc. and a Senior Engineer at Sylvania Electronics Systems.  Mr. Bullock received an A.B. from Amherst College and an S.B. and an S.M. from Massachusetts Institute of Technology.  Having worked as a senior executive in several early stage energy companies, Mr. Bullock brings to the Board extensive industry and strategic experience.

Arthur S. Reynolds, age 67, has been a director of the Company since October 2008.  He also serves as a member of the Boards of Directors of our subsidiaries, CASTion Corporation and Unity Power Alliance LLC.  From August 3, 2009 through November 16, 2009, Mr. Reynolds served as our interim Chief Financial Officer, and except during that period, has been Chairman of the Audit Committee of the Board of Directors.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management & Research (UK) Limited.   Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  From July 30 to November 30, 2011, Mr. Reynolds was the Chief Executive Officer of Clean Power Technologies.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds brings to the Board extensive financial and executive experience across multiple sectors, with special strength in the international arena.

James F. Wood, age 70, has served since January 2013 as our President, Chief Executive Officer and Chairman of our Board of Directors. Mr. Wood is also a member of the Board of Directors and Chief Executive Officer of our subsidiary, ThermoEnergy Power Systems LLC, and a member of the Board of Directors and President of our subsidiary, CASTion Corporation. From October 2009 to December 2012, Mr. Wood served as Deputy Assistant Secretary for Clean Coal in the United States Department of Energy. In that position, he was responsible for the management and direction of the Department of Energy’s Office of Fossil Energy's clean coal research and development programs. Chief among these was the Carbon Capture, Utilization and Storage program, the Clean Coal Power Initiative, and the Office of Fossil Energy’s $3.4 billion portfolio of Recovery Act projects. Prior to joining the government, he was, from November 2001 to September 2009, President and CEO of Babcock Power Inc., a designer and manufacturer of environmental, pressure part, heat exchanger, combustion equipment and after-market services for the power generation industry with whom we were engaged in a joint venture known as Babcock-Thermo Clean Carbon LLC. From 1996 to 2001, Mr. Wood was President of Babcock & Wilcox Co., an integrated world-wide provider of boiler-systems and after-market services to the power industry. Earlier in his career, Mr. Wood worked in various positions for Babcock & Wilcox and for Wheelabrator Environmental Systems Inc. He has resided abroad for significant periods of time, including in Italy, India, Belgium, Colombia, and Ecuador, and was responsible for Babcock & Wilcox’s foreign subsidiaries and ventures in China, Turkey, Egypt and Indonesia. While in the private sector, Mr. Wood served on two federal advisory councils: the National Coal Council and the US-Egypt President's Council. Mr. Wood is Fellow of the American Society of Mechanical Engineers and a Trustee of Clarkson University. He holds a B.S. in Chemical Engineering from Clarkson and an MBA with a focus on international economics from Kent State University. Mr. Wood brings to the Board over 30 years of leadership experience in the power industry and an in-depth understanding of federal, state and international initiatives in clean coal research and development.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES.

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Directors who are not Nominees for Election at the Special Meeting

Pursuant to our Certificate of Incorporation, as amended, four members of the Board of Directors are to be elected by the holders of our Series B Convertible Preferred Stock. The following members of the Board of Directors have been re-elected, effective [                 ], 2013, to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, by written consent of the holders of a majority of the outstanding shares of our Series B Convertible Preferred Stock, and are therefore not candidates for election at the Special Meeting of Shareholders:

Dr. Dileep Agnihotri, age 43, has been a director of the Company since January 2012. He is CEO, President, and a member of the Board of Directors of Advanced Hydro Inc., a privately held company commercializing novel membranes technology and turn-key systems for treatment of waste-water in the oil and gas industry, including hydraulic fracturing wastewater recycling applications. He is also serving as acting CEO and a member of the Board of Directors of Graphene Energy, Inc. also a privately held company.  Dr. Agnihotri has been a principal at 21 Ventures, LLC, a venture capital management firm providing seed, growth and bridge capital for technology ventures, since 2008.  Prior to 21 Ventures and Advanced Hydro, he spent 8 years, from 2001 to 2008, as director and world-wide manager of Jordan Valley Semiconductors Inc., an Israeli private company in the thin-film metrology market, where he managed technology development, applications development and strategic, technical and product marketing.   Dr. Agnihotri holds a PhD in Nuclear Chemistry and an MS in Physical Chemistry from the University of Rochester.  He also has an MS degree in Physics from Agra University. He has published more than 30 articles and holds more than half a dozen patents. Dr. Agnihotri brings to the Board expertise in new and disruptive technologies, their market potential and commercialization aspects.

Joseph P. Bartlett, age 54, has been a director of the Company since May 2012. He previously served as a member of our Board of Directors from October 2009 until December 2009.  Mr. Bartlett is an attorney in private practice in Los Angeles, California and is counsel to The Quercus Trust. He has practiced corporate and securities law since 1985. From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP. Mr. Bartlett graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980. He brings to our Board of Directors expertise in corporate finance, corporate governance and the oversight of smaller reporting companies.

J. Winder Hughes III, age 54, has been a director of the Company since July 2009 (except for the period from January 27, 2010 to February 5, 2010).  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 1995, Mr. Hughes has served as the managing partner of Hughes Capital Investors, LLC, which manages private assets and raises money for small public companies.  He formed the Focus Fund, LP in 2000 (with Hughes Capital as the fund manager), which is a highly-concentrated equity partnership that focuses on publicly-traded emerging growth companies.  From November 2007 to November 2009, Mr. Hughes was a director of Viking Systems, Inc., a manufacturer of surgical tools.  From 1983 to 1995, Mr. Hughes was an investment executive, first with Kidder Peabody & Co. and subsequently with Prudential Securities.  Mr. Hughes holds a B.A. in Economics from the University of North Carolina at Chapel Hill.  Mr. Hughes brings to the Board significant experience with capital raising, corporate restructuring, and managing strategic business relationships.

Shawn R. Hughes, age 52, has been a director of the Company since October 2009.  He previously served as a member of our Board of Directors from September 2008 until January 2009.  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  He served as President and Chief Operating Officer of the Company from January 1, 2008 to January 27, 2010. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. From November 2006 to May 2007, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services.  From 2001 to 2006, Mr. Hughes served as Chief Executive Officer of Fortress Technologies.  Mr. Hughes holds a B.S.B.A. from Slippery Rock University and an M.B.A. from Florida State University.  Mr. Hughes brings to the Board extensive experience in executive management and strategic planning.

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Pursuant to our Certificate of Incorporation, as amended, the holders of our Series B Convertible Preferred Stock are entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock voting as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Series B Convertible Preferred Stock are parties to a Voting Agreement dated as of November 19, 2009 (the “Voting Agreement”), pursuant to which they have agreed to vote all of their shares of Series B Convertible Preferred Stock for the election to our Board of Directors of three persons designated by The Quercus Trust and one person designated by Robert S. Trump.  The Series B Directors are Dileep Agnihotri, Joseph P. Bartlett and J. Winder Hughes III (all of whom are designees of The Quercus Trust) and Shawn R. Hughes (who is the designee of Robert S. Trump).  The parties to the Voting Agreement have agreed to terminate such agreement (and consequently the rights of The Quercus Trust and Mr. Trump to designate persons for election as Series B Directors) effective as of the conclusion of the Special Meeting in lieu of the 2012 Annual Meeting.

The holders of our Common Stock, voting together with the holders of our Series A Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.  The Common Stock Directors are currently Cary G. Bullock, Arthur S. Reynolds, and James F. Wood.  All directors serve terms of one year.

The Executive Employment Agreement of our Chairman and Chief Executive Officer, James F. Wood, provides that, during the term of his employment, he will be elected to serve on our Board of Directors.

Executive Officer who is not also a Director

Gregory M. Landegger, age 41, was appointed as our Vice President and Chief Operating Officer on September 4, 2012 and as our Interim Chief Financial Officer on December 17, 2012. From May to September 2012 , Mr. Landegger served us as a management consultant on a variety of initiatives, including our efforts to introduce our proprietary water recovery technology for application in the oil, gas and power industries. Prior to joining us, Mr. Landegger lead, from May 2007 to January 2011, operational turnarounds in the private equity portfolio of W.R. Huff Asset Management Co., LLC and, from January 2011 to May 2012, was actively involved in identifying investment opportunities in the small cap market, with a focus on the packaging, industrial and water technology sectors. Mr. Landegger is a member of the Advisory Board of Tipa Corp., an early-stage compostable packaging company. He received a BSFS degree from Georgetown University

None of our directors or executive officers is related by blood or marriage to any other director or executive officer.

Committees of the Board of Directors

Compensation and Benefits Committee.  The Compensation and Benefits Committee consists of Mr. Shawn Hughes, as Chairman, Dr. Agnihotri and Mr. Winder Hughes.  Until his death in March 2012, David Anthony served as a member and as Chairman of this committee. The Compensation and Benefits Committee is governed by a written charter approved by the Board of Directors.  The charter sets out the Compensation and Benefits Committee’s membership requirements and responsibilities.  A copy of the Compensation and Benefits Committee charter was provided to shareholders as Appendix A to the Company’s Proxy Statement for our Special Meeting in lieu of the 2011 Annual Meeting.  The Compensation and Benefits Committee makes recommendations to the Board of Directors on compensation generally and acts on behalf of the Board of Directors with respect to executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation.  The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated.  The Board has determined that the following members of the Compensation and Benefits Committee are independent: Dr. Agnihotri and Mr. Winder Hughes. Although Mr. Shawn Hughes does not satisfy the independence standards that we have adopted because he served as our President and Chief Operating Officer until January 27, 2010 and, during the fiscal year ended December 31, 2010, received severance payments and other compensation totaling $327,179, our Board of Directors believes that Mr. Hughes does not currently have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or a member of the Compensation and Benefits Committee.

Audit Committee.  The Audit Committee consists of Mr. Reynolds, as Chairman, Mr. Bartlett and Mr. Winder Hughes. David Anthony served on this committee until his death in March 2012.  This committee oversees the Company’s financial reporting process and internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  The charter sets out the Audit Committee’s membership requirements and responsibilities.  A copy of the Audit Committee charter was provided to shareholders as Annex A to the Company’s Proxy Statement for our Special Meeting in lieu of the 2010 Annual Meeting.  As part of its duties, the Audit Committee consults with management and the Company’s independent registered public accounting firm during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied.  The Audit Committee selects the Company’s independent registered public accounting firm, reviews the independent registered public accounting firm’s audit fees, discusses relationships with the auditor, and reviews and approves in advance non-audit services to ensure no compromise of independence.  The Board has determined that all of the members of the Audit Committee are “audit committee financial experts” (as defined in Item 407(d)(5)(ii) of Regulation S-K) and independent.

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Nominating Committee.  The directors elected by the holders of our Common Stock and our Series A Convertible Preferred Stock (Messrs. Bullock, Reynolds and Wood) serve as the Nominating Committee, with Mr. Reynolds serving as Chairman.  The Nominating Committee identifies the individuals to be nominated for election to the Board of Directors by the holders of our Common Stock and our Series A Convertible Preferred Stock.  In considering candidates, the Nominating Committee seeks to assure that the Board of Directors will include persons with a variety of skills and experience, including at least one director with expertise in the areas of science and technology in which the Company operates and at least one director who qualifies as an audit committee financial expert.  The Nominating Committee does not have a charter.  The Nominating Committee will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements.  If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a candidate for election to the Board of Directors, the shareholder must submit in writing to the Nominating Committee the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Chairman of the Nominating Committee at the following address: ThermoEnergy Corporation, 10 New Bond Street, Worcester, MA 01606 and must be received no later than March 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for such year.  The Nominating Committee may request additional information if it determines a potential candidate may be an appropriate nominee.

Shareholder Communications

The Board of Directors does not have a formal policy for shareholder communications to the Board of Directors.  The small size of the Board of Directors and the simple administrative structure of the Company permits shareholders to have easy access to our management and its directors for any communications, including those pertaining to director nominations as set forth above.  Shareholder inquiries, suggestions and other communications may be directed to the Chairman of our Board of Directors at ThermoEnergy Corporation, 10 New Bond Street, Worcester, MA 01606.

Code of Ethics

The Company’s Code of Business Conduct and Ethics, including provisions that apply to our Chief Executive Officer and our Chief Financial Officer, is posted on our corporate website at http://ir.stockpr.com/thermoenergy.

Board Determination of Independence

Our securities are not listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  In determining which directors and which members of committees are “independent,” our Board of Directors has voluntarily adopted the independence standards set forth in the Listing Rules of the Nasdaq Stock Market.  Our Board of Directors has determined that, in accordance with these standards, the following members are “independent directors”: Messrs. Agnihotri, Bartlett, Winder Hughes, and Reynolds.

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Board Leadership Structure

James F. Wood currently combines the roles of the Company’s Chairman and Chief Executive Officer. The Board of Directors believes that the interests of the Company and its stockholders are currently best served by having the same individual serve as Chairman and Chief Executive Officer. The Board of Directors believes that mandating a split in the roles of the Chairman and Chief Executive Officer would at the present time be counterproductive by depriving the Board of Directors of the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board of Directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it considers best to provide appropriate leadership for the Company at that time. Having the Chief Executive Officer as Chairman at the current time has a number of benefits, including promoting a cohesive vision and strategy for the Company, clear and direct communication to the Board of Directors of any key enterprise risks and the ability of the Company to respond nimbly in a dynamic industry. The Board also believes that Board independence and oversight of management are effectively maintained through the Board’s current composition and the presence of independent directors.

Arthur S. Reynolds has been designated by the Board of Directors as independent lead director.

The Role of the Board in Risk Oversight

Our Board of Directors is responsible for understanding the risks faced by the Company, the level of risk that is appropriate for the Company, in light of its size, stage and industry, the steps that management is taking to manage risks and assessing the effectiveness of those steps. The role of our Board of Directors role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, such as the status of pending litigation and the ongoing review of our internal controls. In addition to the Board of Directors, the Audit Committee plays an integral part in fulfilling its oversight responsibilities in certain areas of risk, specifically financial and enterprise risk, including internal controls. The Audit Committee reviews and discusses with management our major financial risk exposures, including risks related to fraud and regulatory compliance, our policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures. Each of our directors has access to our Chief Financial Officer and any other members of our management to discuss and monitor potential risks.

Attendance at the Annual Meeting and at Board and Committee Meetings

Although we do not have a requirement that all members of the Board of Directors attend the Annual Meeting of Shareholders, such attendance is strongly encouraged.  All of the directors other than David Anthony attended the Special Meeting in lieu of our 2011 Annual Meeting of Shareholders. During the fiscal year ended December 31, 2012, the Board of Directors held 22 meetings and every director attended at least 75% of those meetings. During 2012, the Audit Committee held four meetings, the Compensation and Benefits Committee held three meetings, and the Nominating Committee held no meetings. All members of the Committees attended at least 75% of the meetings of their respective Committees. The Board of Directors and its Committees took a number of actions by unanimous written consent without meetings during 2012.

Transactions with Related Persons

Our Board of Directors has adopted a policy whereby all transactions between us and any of our affiliates, officers, directors, principal shareholders and any affiliates of the foregoing must be approved in advance by the disinterested members of the Board of Directors based on a determination that the terms of such transactions are no less favorable to us than would prevail in arm’s-length transactions with independent third parties. In addition to our employment arrangements with our executive officers and the compensation of our directors, as disclosed elsewhere in this Proxy Statement, during the fiscal year ended December 31, 2012, we engaged in the following transactions with the following affiliates, officers, directors, principal shareholders and their affiliates, each of which was approved in accordance with the foregoing policy:

(i)	On July 11, 2012, we issued and sold in a private placement to 26 accredited investors an aggregate of 17,316,250 shares of our Common Stock and warrants for the purchase of an additional 17,316,250 shares at an exercise price of $0.15 per share for an aggregate purchase price of $1,731,625. Among the investors were four of our affiliates: Cary G. Bullock, a member of our Board of Directors who was then our Chairman and CEO (who purchased 625,000 shares and warrants for an additional 625,000 shares for a purchase price of $62,500); Robert F. Marrs, our Vice President – Business Development (who purchased 625,000 shares and warrants for an additional 625,000 shares for a purchase price of $62,500); John Winder Hughes Revocable Trust, whose trustee, J. Winder Hughes III, is a member of our Board of Directors (which purchased 1,250,000 shares and warrants for an additional 1,250,000 shares for a purchase price of $125,000); and The Quercus Trust, which is the beneficial owner of more than 10% of our Common Stock (which purchased 650,000 shares and warrants for an additional 650,000 shares for a purchase price of $65,000). The terms on which our affiliates made their investments were identical to the terms that applied to other investors.

(ii)	On November 30, 2012, we entered into a Bridge Loan Agreement with the following investors (the “Investors”), pursuant to which the Investors made bridge loans (the “Loans”) to us in the following amounts in anticipation of an equity investment in a new series of our Preferred Stock to be designated “Series C Convertible Preferred Stock” (and described elsewhere in this Proxy Statement):

Lender	Principal Amount of Bridge Loan
Robert S. Trump	$1,500,000
Empire Capital Partners, L.P.	$500,000
Empire Capital Partners, Ltd	$500,000
Empire Capital Partners Enhanced Master Fund Ltd	$500,000
The Focus Fund	$450,000
The Quercus Trust	$250,000

As evidence of our obligation to repay the Loans, we issued to the Investors Promissory Notes due April 15, 2013 (the “Notes”). The Notes bear interest at the rate of 8% per annum and may not be prepaid, in whole or in part, without the prior written consent of the Investors. Upon satisfaction of the conditions to the issuance and sale of the Series C Convertible Preferred Stock, the Investors have agreed to surrender the entire principal amount of, and all accrued interest on, the Notes for conversion into shares of Series C Convertible Preferred Stock. Each of the Investors (with the Empire Capital entities and their affiliates considered as a single Investor) is the beneficial owner of greater than 5% of our issued and outstanding Common Stock. J. Winder Hughes III, the Managing Director of The Focus Fund, is a member of our Board of Directors.

(iii)	Beginning in August 2012, we engaged Rexon Limited, a consulting firm controlled by Arthur S. Reynolds, a member of our Board of Directors, to advise our management on matters relating to our subsidiary, Unity Power Alliance LLC, at the rate of $150 per hour, subject to the condition that Mr. Reynolds shall not render more than 10 hours of service in any single calendar month without the prior express approval of the Chairman and Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our executive officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to us and filings made with the SEC, during the fiscal year ended December 31, 2012 all of our executive officers and directors made all required Section 16(a) filings on a timely basis.

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Security Ownership by Certain Beneficial Owners and Management and Related Stockholder Matters

Common Stock

The following table sets forth certain information as of January 31, 2013 with respect to beneficial ownership of our Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our Common Stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

Dileep Agnihotri
13711 Immanuel Road, Suite 100
Pflugeville, Texas 78660	30,000	(3)	*

Joseph P. Bartlett
1900 Avenue of the Stars, 20th Floor
Los Angeles, California 90067	30,000	(3)	*

Cary G. Bullock
170 Arlington Street
Acton, Massachusetts 01720	7,369,549	(4)	5.8%

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	14,339,688	(5)	11.0%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	1,012,500	(6)	*

Gregory M. Landegger
10 New Bond Street
Worcester, Massachusetts 01606	587,500	(3)	*

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	811,103	(7)	*

James F. Wood
10 New Bond Street
Worcester, Massachusetts 01606	0		*

All executive officers and directors as a group (8 persons)	24,180,340	(8)	17.4%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
The Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	52,409,857	(9)	31.8%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	24,441,140	(10)	17.3%

Robert S. Trump
89 10th Street
Garden City, New York 11530	39,511,798	(11)	26.0%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	11,595,838	(12)	9.0%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	26,202,181	(13)	4.99	%(13)

Kevin B. Kimberlin c/o Spencer Trask
535 Madison Avenue
New York, NY 10022	28,875,225	(14)	19.9%

Massachusetts Technology Development Corp.
40 Broad St. Suite 230
Boston, MA 02109	14,908,233	(15)	11.1%

BCLF Ventures I, LLC
56 Warren St.
Boston, MA 02119	8,403,041	(16)	6.5%

Francis Howard
376 Victoria Place
London, United Kingdom SW1V 1AA	8,500,000	(17)	7.0%

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*	Less than 1%.

(1)	Includes shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, which were exercisable or convertible on, or become exercisable or convertible within 60 days after, January 31, 2013 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)	Based on 120,454,575 shares of Common Stock issued and outstanding on January 31, 2013 plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, held by such individual or entity which were exercisable or convertible on, or which become exercisable or convertible within 60 days after, January 31, 2013.

(3)	All shares are issuable upon exercise of options.

(4)	Includes 625,000 shares issuable upon the exercise of warrants and 6,119,549 shares issuable upon exercise of options.

(5)	Includes 3,357,500 shares owned by The Focus Fund. Also includes 8,238,338 shares issuable to The Focus Fund and 153,850 shares issuable to Hughes Capital upon the exercise of warrants or conversion of shares of Series B Convertible Preferred Stock. Mr. Hughes is the Managing Director of both funds and may be deemed to be the beneficial owner of the securities held by such funds; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes 1,250,000 shares, and 1,250,000 shares issuable upon exercise of warrants, held by the John Winder Hughes Revocable Trust, of which Mr. Hughes is a trustee. Also includes 90,000 shares issuable upon exercise of options.

(6)	Includes 910,000 shares issuable upon exercise of options and warrants.

(7)	Includes 630,000 shares issuable upon exercise of options and warrants. Also includes 181,103 shares issuable upon the exercise of warrants held by Christine Reynolds, Mr. Reynolds’s wife. Mr. Reynolds disclaims beneficial ownership of the shares issuable to Mrs. Reynolds.

(8)	Includes shares issuable upon exercise of options and warrants and conversion of shares of Series B Convertible Preferred Stock, as detailed in notes (3) through (7) above.

(9)	This beneficial ownership information is based, in part, on information contained in Amendment No. 8 to the Statement on Schedule 13D filed by The Quercus Trust and Mr. and Mrs. Gelbaum as its trustees on August 13, 2010. Includes 23,987,090 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 20,411,423 shares issuable upon the exercise of warrants.

(10)	This beneficial ownership information is based, in part, on information contained in Amendment No. 4 to the Statement on Schedule 13G filed by Security Investors, LLC on May 10, 2012. Includes 20,833,340 shares issuable upon conversion of shares of Series B Convertible Preferred Stock. Security Investors, LLC is the investment adviser to the following funds (the “Funds”): (i) Security Equity Fund, Mid Cap Value Fund, (ii) SBL Fund Series V (Mid Cap Value), (iii) Security Equity Fund, Mid Cap Value Institutional Fund, (iv) SBL Fund, Series Q (Small Cap Value) and (v) Security Equity Fund, Small Cap Value Fund. Each of the Funds is an investment company registered under the Investment Company Act of 1940, as amended. The securities owned by each Fund are as follows:

Fund	Shares of Common Stock	Shares of Common Stock Issuable upon Conversion of Shares of Series B Preferred Stock
Security Equity Fund, Mid Cap Value Fund	2,701,839	8,583,340
SBL Fund, Series V (Mid Cap Value)	905,961	3,083,330
Security Equity Fund, Mid Cap Value Institutional Fund	-	7,937,500
SBL Fund, Series Q (Small Cap Value)	-	1,166,670
Security Equity Fund, Small Cap Value Fund	-	62,500

 As investment adviser to the Funds, Security Investors, LLC may be deemed to be the beneficial owner of such securities.

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(11)	Includes 31,773,770 shares issuable upon conversion of shares of Series B Convertible Preferred Stock.

(12)	Includes 6,093,840 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 2,144,498 shares issuable upon the exercise of warrants.

(13)	This beneficial ownership information is based, in part, on information contained in Amendment No. 6 to the Statement on Schedule 13G filed by the group consisting of Empire Capital Management LLC and its affiliates on February 14, 2012. Includes 23,198,610 shares issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock over which Empire Capital Management and its affiliates have shared voting and dispositive power (the "Blocker Securities") are subject to a 4.99% "blocker" provision. The percentage set forth in the column under the heading “Percent of Class” gives effect to such blocker; however, the number of shares of Common Stock set forth in the column under the heading “Amount and Nature of Beneficial Ownership” includes all shares that would be issuable upon full conversion of the Blocker Securities without giving effect to such blocker.

(14)	Includes 5,517,250 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 20,922,108 shares issuable upon the exercise of warrants.

(15)	Includes 3,146,130 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 10,754,832 shares issuable upon the exercise of warrants.

(16)	Includes 1,799,670 shares issuable upon conversion of shares of Series B Convertible Preferred Stock and 6,025,098 shares issuable upon the exercise of warrants.

(17)	This beneficial ownership information is based, in part, on information contained on Schedule 13G filed by Mr. Howard on March 14, 2012. Includes 1,250,000 shares issuable upon the exercise of warrants.

Series A Convertible Preferred Stock

As of January 31, 2013, there were 208,334 shares of Series A Convertible Preferred Stock issued and outstanding, all of which were held by Mr. Gregg Frankel.  Shares of Series A Convertible Preferred Stock are convertible into shares of Common Stock on a 1-for-1 basis.  The shares of Series A Convertible Preferred Stock held by Mr. Frankel represent a beneficial ownership of less than 1% of our issued and outstanding Common Stock.  None of our directors or executive officers owns any shares of Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock

As of January 31, 2013, there were 11,664,993 shares of Series B Convertible Preferred Stock issued and outstanding.  The following table sets forth certain information as of January 31, 2013 with respect to beneficial ownership of our Series B Convertible Preferred Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our Series B Convertible Preferred Stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.  Shares of Series B Convertible Preferred Stock are convertible into shares of Common Stock on a 10-for-1 basis.

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Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Directors and Officers

Dileep Agnihotri
13711 Immanuel Road, Suite 100
Pflugeville, Texas 78660	0		*

Joseph P. Bartlett
1900 Avenue of the Stars, 20th Floor
Los Angeles, California 90067	0		*

Cary G. Bullock
170 Arlington Street
Acton, Massachusetts 01720	0		*

J. Winder Hughes III
PO Box 389
Ponte Vedra, Florida 32004	624,769	(3)	5.4%

Shawn R. Hughes
717 South Edison Avenue
Tampa, Florida 33606	0		*

Gregory M. Landegger
10 New Bond Street
Worcester, Massachusetts 01606	0		*

Arthur S. Reynolds
230 Park Avenue, Suite 1000
New York, New York 10169	0		*

James F. Wood
10 New Bond Street
Worcester, Massachusetts 01606	0		*

All executive officers and directors as a group (8 persons)	624,769	(3)	5.4%

Other 5% Beneficial Owners

David Gelbaum and Monica Chavez Gelbaum
The Quercus Trust
1835 Newport Blvd.
A109-PMC 467
Costa Mesa, California 92627	2,398,709		20.6%

Security Investors, LLC
One Security Benefit Place
Topeka, Kansas 66636	2,083,334	(4)	17.9%

Robert S. Trump
89 10th Street
Garden City, New York 11530	3,177,377		27.2%

The Focus Fund
PO Box 389
Ponte Vedra, Florida 32004	609,384		5.2%

Empire Capital Management and Affiliates
One Gorham Island, Suite 201
Westport, Connecticut 06880	2,319,861		19.9%

*	Less than 1%

(1)	Includes shares as to which the identified person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act.

(2)	Based on 11,664,993 shares of Series B Convertible Preferred Stock issued and outstanding on January 31, 2013.

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(3)	Includes 609,384 shares owned by The Focus Fund and 15,385 shares owned by Hughes Capital. Mr. Hughes is the Managing Director of both funds and may be deemed to be the beneficial owner of the securities held by such funds; he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(4)	Security Investors, LLC may be deemed to be the beneficial owner of these shares because it is the investment adviser to the following funds (the “Funds”) which own shares of Series B Convertible Preferred Stock: (i) Security Equity Fund, Mid Cap Value Fund, (ii) SBL Fund Series V (Mid Cap Value), (iii) Security Equity Fund, Mid Cap Value Institutional Fund, (iv) SBL Fund, Series Q (Small Cap Value) and (v) Security Equity Fund, Small Cap Value Fund. Each of the Funds is an investment company registered under the Investment Company Act of 1940, as amended. The shares of Series B Convertible Preferred Stock owned by each Fund are as follows:

Fund	Shares of Series B Convertible Preferred Stock
Security Equity Fund, Mid Cap Value Fund	858,334
SBL Fund, Series V (Mid Cap Value)	308,333
Security Equity Fund, Mid Cap Value Institutional Fund	793,750
SBL Fund, Series Q (Small Cap Value)	116,667
Security Equity Fund, Small Cap Value Fund	6,250

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and the related notes for the year ended December 31, 2011 and for the nine month period ended September 30, 2012, which are included in this Proxy Statement beginning at Page F-1.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions.  Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Special Cautionary Note Regarding Forward-Looking Statements" and elsewhere in this Proxy Statement.

Overview

Founded in 1988, we are a diversified technologies company engaged in the worldwide development, sale and commercialization of patented and/or proprietary technologies for the recovery and recycling of wastewater, chemicals, metals, and nutrients from waste streams at oil & gas, biogas, power plant, industrial, and municipal operations. In addition, we hold patents on pressurized oxy-combustion technology for clean, coal-fired power generation.

Wastewater Solutions

We have spent nearly two decades developing sustainable water treatment and recovery systems that help industry and municipalities operate more efficiently, save money, reduce their carbon footprint and meet their sustainability goals.

Award-Winning Technology

We believe our TurboFrac system provides versatile and cost effective solutions to recover and recycle clean, usable water from contaminated produce water created by the hydraulic fracturing of oil and gas wells. Our FracGen systems create hydrofracking-grade water from briny water in local aquifers located in arid areas. FracGen reduces demand on local potable water supplies and reduces the cost of transporting fresh water from other geographic locations.

Our versatile, award-winning CAST® (Controlled Atmospheric Separation Technology), RCAST®, and high-flow TurboCAST systems can be utilized as an effective stand-alone wastewater, chemical, metal or nutrient recovery system, or as part of an integrated recovery solution. These state-of-the-art vacuum assisted distillation units offer significant advantages over other evaporative technologies such as thin film and nucleate boiling. They are specially designed for high-strength wastewaters with high Total Dissolved Solids and Total Suspended Solids typically found in industrial, municipal and agricultural recovery processes.

In industrial applications, our Zero-Liquid-Discharge (ZLD) Systems can recover nearly 100% of valuable chemical resources or wastewater for immediate reuse or recycling with no liquid leaving the facility. CAST concentrates mixed hazardous waste down to as little as 5% of its original volume for economical disposal or reclaim. This patented technology is designed and constructed to exceed the demands of harsh chemical environments.

Fast Return on Customer Investment

We believe our wastewater recovery systems reduce costs by recovering process chemicals, metals, and clean water for reuse or recycling and eliminating most of the costly disposal of hazardous waste or process effluent. These solutions offer a solid return on our customers’ investments and a quick payback with continued savings and efficiency for many years.

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Our wastewater treatment systems not only meet local, state and federal environmental regulations, but typically provide a rapid rate of return on investment by recovering and reusing expensive feedstocks, reducing contaminated wastewater discharge and recovering and reusing wastewater used in process operations. Our systems utilize proven technology to cost effectively process and treat brackish, flowback and produced water in the hydraulic fracturing (“fracking”) process in the oil and gas industries. Our wastewater treatment systems also have global applications in aerospace, food and beverage processing, metal finishing, pulp & paper, petrochemical, refining, microchip and circuit board manufacturing, heavy manufacturing and municipal wastewater.

Specific wastewater solutions include:

•	Creating new supplies of usable water and recycling wastewater in the oil and gas industry

•	Recovering ammonia and creating fertilizer from anaerobic digesters

•	Recovering and recycling ammonia in industrial and municipal operations

•	Recovering chemicals or metals from industrial wastewater

•	Recovering and recycling glycol

Power Generation Technologies

We are also the owner of a patented pressurized oxycombustion technology that converts fossil fuels (including coal, oil and natural gas) and biomass into electricity while producing near zero air emissions, and at the same time removing and capturing carbon dioxide in liquid form for sequestration or beneficial reuse. This technology can be used to build new or retrofit old fossil fuel power plants around the world that produce near zero air emissions while capturing carbon dioxide as a liquid for ready sequestration far more economically than any other competing technology. The technology is held by our subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”) and will be developed and commercialized through our new joint venture, Unity Power Alliance (UPA).

On June 20, 2012, we entered into an Agreement with Itea S.p.A. (“ITEA”) for the development of pressurized oxycombustion in North America. The two parties, through UPA, will utilize their patented technologies to advance, develop and promote the use of the coal application of pressurized oxycombustion, construct a pilot plant utilizing the technology, and subsequently construct a demonstration facility based on the technology as implemented in the pilot plant. ITEA was granted the option to acquire a 50% ownership interest in UPA for nominal consideration. On July 16, 2012, ITEA exercised its option and acquired the 50% ownership interest in UPA. As of September 30, 2012, the financial results of UPA are accounted for as a joint venture under the equity method of accounting and are not consolidated in our financial statements as a variable interest entity as defined by ASC 810.

In September 2012, Unity Power Alliance was awarded a $1 million Phase 1 grant from the U.S. Department of Energy to help fund a project under a special DOE program to advance technologies for efficient, clean coal power and carbon capture. After successful completion of the first phase of the program, it is anticipated that a much larger Phase 2 grant could be awarded in the $10-20 million range to be applied toward the construction of a pilot scale plant. As part of UPA's project, in October 2012, we received a $850,000 contract from UPA to build a bench-scale “flameless” combustion reactor under the grant.

We currently generate revenues from the sale and development of wastewater treatment systems. We enter into contracts with our customers to provide a wastewater treatment solution that meets the customer’s present and future needs. Our revenues are tied to the size and scale of the wastewater treatment system required by the customer, as well as the progress made on each customer contract.

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Historically we marketed and sold our products primarily in North America. In 2011, we began marketing and selling our products in Asia and Europe. These marketing and sales activities are performed by our direct sales force and authorized independent sales representatives.

On August 22, 2012, the New York City Department of Environmental Regulation (“NYCDEP”) issued a stop work order to us relative to our contract to install an Ammonia Removal Process (“ARP”) system at the NYCDEP’s wastewater treatment facility in the 26th Ward.  On November 13, 2012, the NYCDEP notified us that it is terminating the contract, effective November 29, 2012.

We suspended all work on this contract as of August 22, 2012 and have halted all work with our major vendors. We have accordingly ceased recognition of revenues as of August 22, 2012 and have recorded all incremental costs as period costs on its Consolidated Statement of Operations.

Because of this contract termination, our revenues, expenses, and income will be adversely affected in future periods, as this contract represented approximately 80% of our revenues for the year ended December 31, 2011 and approximately 63% and 81% of our revenues for the three and nine-month periods ended September 30, 2012, respectively. We have begun settlement discussions with NYCDEP and expect to complete all remaining contractual obligations during the first half of 2013.

We have made significant progress over the past year in resolving our past legal and financial issues, strengthening our balance sheet, hiring key management personnel and building our business for future growth. However, we have incurred net losses and negative cash flows from operations since inception. We incurred net losses of $5.9 million for the nine-month period ended September 30, 2012 and $17.4 million for the year ended December 31, 2011. Cash outflows from operations totaled $5.1 million for the nine-month period ended September 30, 2012 and $6.1 million for the year ended December 31, 2011. As a result, we will require additional capital to continue to fund our operations.

Research and Development

We own or license all of the technologies that we use in our business.

We conduct research and development of water/wastewater treatment products and services in a number of areas including testing various waste streams for potential clients and other third parties, Chemcad and Aspen modeling for the pressurized oxycombustion process, centrate testing related to our New York project and Ammonia Recovery Process (“ARP”) flow modifications.

Critical Accounting Policies and Estimates

We have identified the policies and estimates below as critical to our current and future business operations and the understanding of our results of operations. These policies and estimates are considered "critical" because they either had a material impact or they have the potential to have a material impact on our financial statements, and because they require significant judgments, assumptions or estimates. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect both the results of operations as well as the carrying values of our assets and liabilities. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We base estimates on historical experience and/or on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities as of the date of the financial statements that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, making it possible that a change in these estimates could occur in the near term. Set forth below is a summary of our most critical accounting policies.

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of ThermoEnergy and our subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

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The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

The 15% third party ownership interest in TEPS is recorded as a noncontrolling interest in the consolidated financial statements. As of  December 31, 2011, the noncontrolling interest in TEPS was immaterial to the consolidated financial statements taken as a whole.

Revenue recognition

We recognize revenues using the percentage of completion method. Under this approach, revenue is earned in proportion to total costs incurred in relation to total costs expected to be incurred. Contract costs include all direct material and labor costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date such as engineering progress, materials quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates made. Due to uncertainties inherent in the estimation process, actual completion costs may vary from estimates. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized beginning in the period in which they become known.  Provisions for estimated losses on uncompleted contracts are made in the period in which the estimated loss first becomes known.

Certain long-term contracts include a number of different services to be provided to the customer. We record separately revenues, costs and gross profit related to each of these services if they meet the contract segmenting criteria in ASC 605-35. This policy may result in different interim rates of profitability for each segment than if we had recognized revenues using the percentage-of-completion method based on the project’s estimated total costs.

Variable interest entities

The Company assesses whether its involvement with another related entity constitutes a variable interest entity (“VIE”) through either direct or indirect variable interest in that entity. If an entity is deemed to be a VIE, the Company must determine if it is the primary beneficiary (i.e. the party that consolidates the VIE), in accordance with the accounting standard for the consolidation of variable interest entities. VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses and/or the right to receive the residual returns of the entity. The Company qualitatively evaluates if it is the primary beneficiary of the VIE’s based on whether the Company has (i) the power to direct those matters that most significantly impacted the activities of the VIE; and (ii) the obligation to absorb losses or the right to receive benefits of the VIE.

Accounts receivable, net

Accounts receivable are recorded at their estimated net realizable value. Receivables related to the Company’s contracts have realization and liquidation periods of less than one year and are therefore classified as current.

The Company maintains allowances for specific doubtful accounts based on estimates of losses resulting from the inability of customers to make required payments and record these allowances as a charge to general and administrative expense. The Company’s method for estimating its allowance for doubtful accounts is based on judgmental factors, including known and inherent risks in the underlying balances, adverse situations that may affect the customer’s ability to pay and current economic conditions. Amounts considered uncollectible are written off based on the specific customer balance outstanding.

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Property and equipment

Property and equipment are stated at cost and are depreciated over the estimated useful life of each asset.  Depreciation is computed using the straight-line method.  We evaluate long-lived assets based on estimated future undiscounted net cash flows or other fair value measures whenever significant events or changes in circumstances occur that indicate the carrying amount may not be recoverable.  If that evaluation indicates that an impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the undiscounted cash flows or fair values of the asset, whichever is more readily determinable.

Contingencies

We accrue for costs relating to litigation, including litigation defense costs, claims and other contingent matters, including liquidated damage liabilities, when such liabilities become probable and reasonably estimable.  Such estimates may be based on advice from third parties or on management’s judgment, as appropriate.  Revisions to payroll tax and other accrued expenses are reflected in income in the period in which different facts or information become known or circumstances change that affect our previous assumptions with respect to the likelihood or amount of loss.  Amounts paid upon the ultimate resolution of contingent liabilities may be materially different from previous estimates and could require adjustments to the estimated liability to be recognized in the period such new information becomes known.

Stock options

We account for stock options in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation”.  These topics require that the cost of all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values on the measurement date, which is generally the date of grant.  Such cost is recognized over the vesting period of the awards.  We use the Black-Scholes option pricing model to estimate the fair value of stock option awards.

Income taxes

We use the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted rates and laws that will be in effect when the deferred tax assets or liabilities are expected to be realized or settled. A valuation allowance for deferred tax assets is provided if it is more likely than not that all or a portion of the deferred tax assets will not be realized. We recognize interest and penalties related to underpayments of income taxes as a component of interest and other expenses on our Consolidated Statements of Operations.

We estimate contingent income tax liabilities based on the guidance for accounting for uncertain tax positions as prescribed in ASC Topic 740, “Income Taxes.” We use a two-step process to assess each income tax position.  We first determine whether it is more likely than not that the income tax position will be sustained, based on technical merits, upon examination by the taxing authorities.  If the income tax position is expected to meet the more likely than not criteria, we then record the benefit in the financial statements that equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

We are subject to taxation in the U.S. and various states. As of December 31, 2011 our tax years for 2008, 2009 and 2010 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2011, we are no longer subject to U.S. federal, state or local examinations by tax authorities for years before 2008.

Series B Convertible Preferred Stock

We determine the initial value of the Series B Convertible Preferred Stock and investor warrants using valuation models we consider to be appropriate.  Because the Series B Convertible Preferred Stock has an indefinite life, it is classified within the stockholders’ deficiency section of our consolidated balance sheets.  The value of beneficial conversion features are considered a “deemed dividend” and are added as a component of net loss attributable to common stockholders on our consolidated statements of operations.

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Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS,” which converges fair value measurement and disclosure guidance in U.S. GAAP with fair value measurement and disclosure guidance issued by the International Accounting Standards Board (“IASB”). The amendments in the authoritative guidance do not modify the requirements for when fair value measurements apply. The amendments generally represent clarifications on how to measure and disclose fair value under ASC 820, “Fair Value Measurement.” The authoritative guidance is effective prospectively for interim and annual periods beginning after December 15, 2011. Early adoption of the authoritative guidance is not permitted. The adoption of the provisions of ASU 2011-04 did not have a material impact on our financial statements or disclosures.

Restatement of Financial Statements

In connection with the preparation and audit of our consolidated financial statements as of, and for the year ended, December 31, 2011, we reviewed the accounting treatment of our debt and equity transactions during such year. During this review we uncovered errors that impacted our previously issued unaudited 2011 interim consolidated financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 (collectively, the “2011 Interim Consolidated Financial Statements”).

We have concluded that we incorrectly accounted for a series of related transactions effected pursuant to certain Note Amendment and Forbearance Agreements, effective as of January 4, 2011 (the “Note Amendment and Forbearance Agreements”), with the holders of our Convertible Promissory Notes due May 31, 2010 (the “Old Notes”), including the partial repayment of the Old Notes, the conversion of a portion of the Old Notes into shares of our Series B Convertible Preferred Stock, the issuance to the holders of the Old Notes of warrants for the purchase of shares of our Common Stock and the issuance to the holders of the Old Notes, upon cancellation of the Old Notes, of Amended and Restated Promissory Notes due February 29, 2012 (the “Restated Notes”) by treating such transactions as debt modifications rather than debt extinguishment. Our management also concluded that, due to deficiencies in the methodology we had used to calculate our derivative warrant liabilities, we had overstated the quarterly valuation of such liabilities.

Upon discovering these errors, we re-examined our accounting for similar transactions and the calculation of our derivative warrant liabilities in prior years and, although similar errors occurred in accounting for certain transactions in prior periods, the effect of such errors were not material.

In our Annual Report on Form 10-K as of and for the year ended December 31, 2011, we restated in Item 8, “Financial Statements and Supplementary Data,” our consolidated balance sheets and consolidated statements of operations for the first three quarters of 2011. This restatement is more fully described in Note 3, “Restatement and Condensed Quarterly Financial Information (Unaudited)” to our audited consolidated financial statements for the year ended December 31, 2011. We do not intend to restate separately our Quarterly Reports on Form 10-Q for the first three quarters of 2011. The financial statements included in such reports should not be relied on.

None of the errors related to our cash position, revenues or loss from operations for any of the periods in which such errors occurred. The net effect of these errors is (i) a $4.7 million understatement of our net loss to common stockholders in the quarter ended March 31, 2011, (ii) a $1.5 million overstatement of our net loss to common stockholders in the quarter ended June 30, 2011 and (iii) a $3.9 million overstatement of our net loss to common stockholders in the quarter ended September 30, 2011. The net effect is that our net loss to common stockholders for the nine-month period ended September 30, 2011 was overstated by approximately $0.7 million.

Results of Operations

Comparison of Years Ended December 31, 2011 and 2010 (as restated)

Revenues for 2011 were $5,583,000 compared to $2,874,000 in 2010. In 2010, we substantially completed production on two large industrial contracts in the first half of 2010 and started engineering and design work on our $27.9 million contract with NYCDEP in the third quarter of 2010.  In 2011, we completed engineering and design work on our NYCDEP contract and started system construction activities, which resulted in significantly higher revenues from the NYCDEP contract in 2011 compared to 2010. This contract, along with other new contracts, is expected to generate further increases in revenues in 2012.

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Gross profit increased to $404,000 or 7.2% of revenues in 2011 compared to gross profit of $75,000 or 2.6% in 2010. The increase is mainly due to higher gross margins realized on the NYCDEP contract in 2011 as we completed engineering and design work and shifted toward higher margin system construction activities in the third quarter of 2011.

General and administrative expenses totaled $4,807,000 in 2011, a decrease of $993,000 compared to 2010.  The decrease is attributable to lower non-cash stock option expense in 2011 as certain tranches of stock options for our executive officers vested ratably at the end of 2010 and ended in early 2011.

Engineering, research and development expenses totaled $299,000 in 2011, a decrease of $344,000 compared to 2010. Our engineering group was fully utilized in the first three quarters of 2011 performing design and system fabrication work related to our NYCDEP contract. Our engineering group was not fully utilized until the third quarter of 2010. As a result, we charged $679,000 of engineering costs to costs of revenues in 2011 compared to $324,000 in 2010.

Selling expenses totaled $2,448,000 in 2011, an increase of $1,167,000 compared to 2010. The increase is due to increased sales headcount in 2011, as we focused on building our sales force to generate new business, as well as increased marketing and business development activity in 2011, as we began to market our product offerings in Europe and Asia.

Because of our various financing transactions, including the amendment of existing debt issuances and the extinguishment of convertible debt in 2011 and 2010, we recognized losses on the extinguishment of debt of $12,551,000 and $5,620,000 in 2011 and 2010, respectively. Losses recognized in 2011 relate to the restructuring of our CASTion Notes and our 2010 Bridge Notes in the first quarter of 2011 and the extinguishment of these issuances in the third quarter of 2011; losses in 2010 relate primarily to the writeoff of unamortized debt discounts for beneficial conversion features and warrants issued with the various debt issuances.

We did not incur any warrant-related expenses in 2011. Warrant totaling $107,000 expense in 2010 related to the issuance of warrants to our investment advisor in partial consideration for its services in connection with our private placement of shares of our Series B Convertible Preferred Stock in August 2010.

In 2011, we recorded income of $3,936,000 related to the net change in fair value on our derivative instruments. We recorded an expense on these derivative instruments totaling $293,000 in 2010.

We did not recognize any additional gains on payroll tax settlement in 2011 as a result of the IRS accepting our Offer in Compromise in March 2011. We recorded a gain on payroll tax settlement of approximately $2.3 million in 2010 related to this Offer in Compromise.

In 2011, we recorded losses in our joint venture with Babcock Power, Inc. totaling $389,000, an increase of $315,000 compared to 2010. The joint venture performed significant development work related to our pressurized oxycombustion technology in 2011; losses in 2010 related primarily to start-up related costs.

Interest and other expense in 2011 totaled $1,232,000 in 2011, a decrease of approximately $2.1 million compared to 2010. This decrease is due to reduced amortization of debt discount in 2011 and our repaying and converting all of our secured debt by August 2011.

Comparison of Quarters Ended September 30, 2012 and 2011 (as restated)

Revenues totaled $2,032,000 for the third quarter of 2012, an increase of 70% compared to $1,193,000 for the third quarter of 2011. Revenues in the third quarter of 2012 were primarily driven by revenues from our New York City Department of Environmental Protection ("NYCDEP") contract as well as our first sale of a mobile FracGen water production system to the oil and gas industry. In the third quarter of 2011, we substantially completed production on one industrial contract and were in the later stages of engineering and design work on the NYCDEP contract.

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Gross profit for the third quarter of 2012 was $1,000 compared to gross profit of $120,000 in the third quarter of 2011. The decrease in gross profit is attributable to lower margins on our first mobile FracGen water production system due to higher than expected production costs on the first unit as well as a stop work order issued in August 2012 on the NYCDEP contract. Due to the stop work order, we incurred ongoing production related costs that could not be charged to the project in the quarter. The contract was terminated in November, which will result in fourth quarter and early 2013 revenues and gross margin to be adversely affected. However, given our focus on the oil & gas and biogas industries, we expect the short-term effect of the termination of the NYCDEP contract will be offset by implementing our long-term strategy. Gross profit in the third quarter of 2011 related to work performed on NYCDEP and a completed industrial project, which generated higher margins.

General and administrative expenses for the third quarter of 2012 was $1,035,000 compared to $897,000 for the third quarter of 2011. The increase in expenses were primarily due to increased legal costs attributable to our third quarter financings and patent applications.

Engineering, research and development expenses for the third quarter of 2012 was $160,000 compared to $132,000 for the third quarter of 2011. The increase is attributable to reduced utilization of our engineering team in the third quarter of 2012 compared to 2011. Engineering costs directly related to our projects are charged to Cost of Sales.

Sales and marketing expenses for the third quarter of 2012 was $598,000 compared to $561,000 in the third quarter of 2011. The Company's sales and marketing efforts in the third quarter of 2012 were redirected and increased to focus on the oil & gas and biogas industries over the municipal and other traditional markets in the prior year.

Changes in the fair value of our derivative warrant liabilities resulted in the recognition of derivative mark-to-market income of $574,000 in the third quarter of 2012 compared to $440,000 in the third quarter of 2011. Income in the third quarter of 2012 and 2011 relate primarily to the passage of time and the decrease in our stock price and an increase in warrants that are classified as derivative liabilities.

Other derivative expense of $565,000 in the third quarter of 2012 represents the amounts by which the initial valuation of derivative liabilities created in conjunction with our financing transactions in July and August of 2012 exceeded the amounts raised by these financing transactions. We had no such expenses in the third quarter of 2011.

There was no loss on extinguishment of debt in the third quarter of 2012 in comparison to a loss of $5,159,000 in the third quarter of 2011. The loss on extinguishment of debt in the third quarter of 2011 relates to the conversion of our CASTion Notes, 2010 Bridge Notes and 2011 Bridge Notes into shares of our Series B Convertible Preferred Stock.

Interest and other expense decreased during the third quarter of 2012 compared to 2011 by $111,000, due mainly to lower debt levels in 2012.

We recognized income related to our joint ventures totaling $24,000 in the third quarter of 2012 compared to losses of $117,000 in the third quarter of 2011. Income in the third quarter of 2012 is attributable to Itea assuming certain expenses of UPA in the third quarter of 2012.

Liquidity and Capital Resources

Cash and cash flow data for the periods presented were as follows (in thousands of dollars):

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2010	2012	2011
				(as restated)
Cash	$3,056	$4,299	$528	$1,807

Net cash used in operating activities	(6,101)	(5,628)	(5,087)	(3,672)
Net cash used in investing activities	(535)	(432)	(235)	(527)
Net cash provided by (used in) financing activities	5,393	9,250	2,794	1,707

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Since the beginning of 2011, we have continued to make significant progress in resolving our past legal and financial issues, strengthening our balance sheet and building our business for future growth. In the past year, we have:

•	Raised $8.2 million in additional funding in 2011 and $3.1 million in 2012;
•	Made debt service payments totaling $2.8 million and converted all outstanding secured debt and accrued interest totaling $10.1 million into Series B Convertible Preferred Stock;
•	Paid all amounts due to the Internal Revenue Service under the Offer in Compromise that was accepted in March 2011; and
•	Settled a lawsuit related to a former officer’s employment agreement.

However, we have historically lacked the financial and other resources necessary to market the Technologies or to build demonstration projects without the financial backing of government or industrial partners. During 2011 and 2010, we funded our operations primarily from the sale of convertible debt, short-term borrowings, preferred stock and common stock, generally from stockholders and other parties who are sophisticated investors in clean technology. Although we will require substantial additional funding to continue existing operations, we believe that we will be able to obtain additional equity or debt financing on reasonable terms; however, there is no certainty that we will be able to do so.

Cash used in operations amounted to $6,101,000 and $5,628,000 for the years ended December 31, 2011 and 2010, respectively. The increase in cash used in operations in 2011 is primarily due to higher operating expenses attributed to building our sales and marketing functions throughout 2011. Cash used in investing activities included purchases of property and equipment of $135,000 for the year ended December 31, 2011 and investments in our joint venture with Babcock Power (subsequently dissolved) of $400,000 and $61,000 for the years ended December 31, 2011 and 2010, respectively.

At September 30, 2012, we did not have sufficient working capital to satisfy our anticipated operating expenses for the next 12 months. As of September 30, 2012, we had a cash balance of $528,000 and current liabilities of approximately $8.8 million, which consisted primarily of accounts payable of approximately $2.2 million, billings in excess of costs of approximately $3.3 million, convertible debt of $1.25 million, derivative liabilities of $41,000 and other current liabilities of approximately $1.9 million.

The following financing transactions provided our sources of funding for 2010, 2011 and 2012:

On March 10, 2010, we entered into a Bridge Loan Agreement (the “2010 Bridge Loan Agreement”), effective as of March 1, 2010, with six of our principal investors (The Quercus Trust, Robert S. Trump, Focus Fund, L.P., Empire Capital Partners, LP, Empire Capital Partners, Ltd, and Empire Capital Partners Enhanced Master Fund Ltd) (collectively, the “Investors”) pursuant to which the Investors agreed to make bridge loans to us in the following amounts:

Lender	Commitment
The Quercus Trust	$1,200,000
Robert S. Trump	$600,000
Focus Fund L.P.	$200,000
Empire Capital Partners, LP	$233,333
Empire Capital Partners, Ltd	$233,333
Empire Capital Partners Enhanced Master Fund Ltd	$233,333

We issued 3% Secured Convertible Promissory Notes in the principal amount of each Investor’s funding commitment (the “2010 Bridge Notes”).  The 2010 Bridge Notes bore interest at the rate of 3% per annum and were originally due and payable on February 28, 2011.  The entire unpaid principal amount, together with all interest then accrued and unpaid under each 2010 Bridge Note, was convertible, at the election of the holder, into shares of our Common Stock at a conversion price of $0.24 per share.  The 2010 Bridge Notes were secured by a lien on all of our assets except for the shares of our subsidiary, CASTion Corporation.

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On June 30, 2010 we amended the 2010 Bridge Loan Agreement to provide for $2 million of additional funding from the following investors:

Lender	Commitment
The Quercus Trust	$980,000
Robert S. Trump	$620,000
Empire Capital Partners, LP	$133,333
Empire Capital Partners, Ltd	$133,333
Empire Capital Partners Enhanced Master Fund Ltd	$133,334

The new loans made under the amended 2010 Bridge Loan Agreement were on terms identical to the original loans under the 2010 Bridge Loan Agreement. We received $4.6 million in proceeds under the Bridge Loan Agreement.

On July 8, 2010, upon our receipt of an Order to Commence under our contract with the New York City Department of Environmental Protection which triggered a purchase obligation on the part of the Investors under the Securities Purchase Agreement dated as of November 19, 2009 between us and the Investors, the Investors surrendered an aggregate of $1.9 million of principal and accrued interest under the 2010 Bridge Notes as payment for an aggregate of 791,668 shares of Series B Convertible Preferred Stock and warrants to purchase approximately 8.3 million shares of stock at $0.24 per share.

On February 25, 2011 we entered into Note Extension and Amendment Agreements with the Investors holding our 2010 Bridge Notes, further amending the terms of the remaining balance of the 2010 Bridge Notes.  As amended, the 2010 Bridge Notes bore interest at the rate of 10% per annum with a maturity date of February 29, 2012.  The 2010 Bridge Notes were convertible into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share at any time at the election of the holders.  Pursuant to the Note Extension and Amendment Agreements, on August 11, 2011 following the retirement of certain notes issued to former stockholders in our subsidiary, CASTion Corporation, (the “CASTion Notes”) the entire outstanding balance of principal and interest due under the 2010 Bridge Notes ($2,932,107.65 in the aggregate) was converted into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.

On July 1, 2011 we repaid 50% of the balance of the CASTion Notes and, in accordance with the terms of the CASTion Notes, the remaining balance automatically converted into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.  On August 11, 2011 we elected to convert the balance of the 2010 Bridge Notes into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.

On August 9, 2010, we entered into a Securities Purchase Agreement with the following investors, all of which are affiliates of Security Investors, LLC and which are the selling stockholders in the offering to which this Prospectus relates:  Security Equity Fund, Mid Cap Value Fund; SBL Fund, Series V (Mid Cap Value);  Security Equity Fund, Mid Cap Value Institutional Fund;  SBL Fund, Series Q (Small Cap Value); and  Security Equity Fund, Small Cap Value Fund (collectively, the “Security Investors”).  Pursuant to the Securities Purchase Agreement, we issued to the Security Investors an aggregate of 2,083,334 shares of our Series B Convertible Preferred Stock at a purchase price of $2.40 per share and Common Stock Purchase Warrants (the “Warrants”) entitling the holders to purchase up to an aggregate of 33,333,344 shares of our Common Stock, at an exercise price of $0.30 per share, as follows:

Investor	Purchase Price	Series B Shares	Warrant Shares
Security Equity Fund, Mid Cap Value Fund	$2,060,001.60	858,334 shares	13,733,344 shares
SBL Fund, Series V (Mid Cap Value)	$739,999.20	308,333 shares	4,933,328 shares
Security Equity Fund, Mid Cap Value Institutional Fund	$1,905,000.00	793,750 shares	12,700,000 shares
SBL Fund, Series Q (Small Cap Value)	$280,000.80	116,667 shares	1,866,672 shares
Security Equity Fund, Small Cap Value Fund	$15,000.00	6,250 shares	100,000 shares
Total	$5,000,001.60	2,083,334 shares	33,333,344 shares

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On January 7, 2011 we entered into Note Amendment and Forbearance Agreements (the “Agreements”) with the following holders of the CASTion Notes which had come due on May 31, 2010 but remained outstanding: Spencer Trask Specialty Group LLC; Massachusetts Technology Development Corporation; BCLF Ventures I, LLC; Essex Regional Retirement Board; and BancBoston Ventures Inc.  Pursuant to the Agreements, (i) we made an aggregate of $1,144,336 in payments against the outstanding balances of the CASTion Notes; (ii) the Noteholders converted an aggregate of $902,710 in principal and accrued interest under the CASTion Notes into shares of our Series B Convertible Preferred Stock at a conversion price of $2.40 per share; (iii) we issued to the Noteholders restated promissory notes (the “Restated CASTion Notes”) for an aggregate of $11,300,309 representing the remaining balance due under the CASTion Notes, (iv) we issued to the Noteholders warrants for the purchase of an aggregate of 17,585,127 shares of our Common Stock at an exercise price of $0.40 per share and an aggregate of 6,018,065 shares of our Common Stock at an exercise price of $0.30 per share; and (v) the Noteholders agreed to forbear until February 29, 2012 from exercising their rights and remedies under the Restated CASTion Notes.

The original principal amount of each CASTion Noteholder’s Restated CASTion Note, the number of shares of our Series B Convertible Preferred Stock issued to each CASTion Noteholder, and the number of shares of our Common Stock issuable upon exercise of the Warrants issued to each are as follows:

Investor	Restated Note	Series B Shares	$0.30 Warrant Shares	$0.40 Warrant Shares
BancBoston Ventures Inc.	$28,839.73	3,469 shares	55,502 shares	152,710 shares
BCLF Ventures I, LLC	$476,989.34	57,372 shares	917,957 shares	2,525,718 shares
Essex Regional Retirement Board	$14,420.34	1,743 shares	27,752 shares	76,357 shares
Massachusetts Technology Development Corporation	$874,791.74	105,220 shares	1,683,521 shares	4,632,132 shares
Spencer Trask Specialty Group, LLC	$2,032,067.98	208,333 shares	3,333,333 shares	10,198,210 shares

Prior to the Agreements and the issuance of the Restated CASTion Notes, we had been in default of our obligations under the original CASTion Notes since January 2008 as a result of our failure to apply to payment of the CASTion Notes a portion of the proceeds from our equity and convertible debt financings, as required by the CASTion Notes.  Further, our failure to pay the entire outstanding balance of principal and interest due of the CASTion Notes at maturity (May 31, 2010) constituted a separate event of default under the CASTion Notes.  As part of the Agreements in January 2011, the holders of the CASTion Notes waived these defaults.

The Restated CASTion Notes bore interest at the rate of 10% per annum (with penalty interest at the rate of 18% per annum following maturity or an event of default).  Installment payments (based on a 10-year amortization schedule) were due on the last day of each month beginning January 31, 2011 and continuing through February 29, 2012, at which time the entire unpaid principal amount of, and accrued interest on, the Restated Notes would be due and payable.  The Restated CASTion Notes were convertible, in whole or in part, at any time at the election of the Noteholders, into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.  The Agreements and the Restated CASTion Notes provided that, in the event we made any payments of principal or accrued interest on the Restated CASTion Notes on or before July 5, 2011, then simultaneously with the making of each such payment a portion of the remaining principal and accrued and unpaid interest on the Restated Notes in an amount equal to the amount of such payment would automatically convert into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.

On the last business day of each month from January 31, 2011 through and including May 31, 2011, we made payments of principal and interest on the CASTion Notes in the aggregate amount of $45,290 (totaling $226,448 over the course of the 5-month period). Simultaneously with each payment, an additional aggregate amount of $45,283 (totaling $226,416 over the course of the 5-month period) of principal and accrued interest on the CASTion Notes was converted into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.

On July 1, 2011 we made payments totaling $1,568,267 to the holders of the Restated CASTion Notes, which represented 50% of the outstanding principal and accrued interest balance.  In accordance with the terms of the Restated CASTion Notes, the remaining balance of the CASTion Notes automatically converted into shares of our Series B Convertible Preferred Stock.

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On June 17, 2011, we entered into a Bridge Loan and Warrant Amendment Agreement (the “2011 Bridge and Warrant Agreement”) with Robert S. Trump; Focus Fund L.P.; Hughes Capital; Scott A. Fine; Peter J. Richards, Empire Capital Partners, LP; Empire Capital Partners, Ltd; and Empire Capital Partners Enhanced Master Fund, Ltd (collectively, the “Bridge Investors”), who held warrants for the purchase, in the aggregate, of 22,379,232 shares of our Common Stock (collectively, the “Warrants”).

Pursuant to the 2011 Bridge and Warrant Agreement, the Bridge Investors made loans to us in the respective principal amounts set forth below opposite the name of each Bridge Investor, against our issuance to each Bridge Investor of our Promissory Note (collectively, the “2011 Bridge Notes”) in such amount:

Noteholder	Principal Amount of Note
Robert S. Trump	$1,522,443.00
Focus Fund L.P.	$390,000.00
Hughes Capital	$20,000.00
Scott A. Fine	$65,000.00
Peter J. Richards	$65,000.00
Empire Capital Partners, L.P.	$285,728.69
Empire Capital Partners, Ltd	$284,584.43
Empire Capital Partners Enhanced Master Fund, Ltd	$276,543.54

Pursuant to the 2011 Bridge and Warrant Agreement, we agreed, subject to the satisfaction of certain conditions, to amend the Warrants (i) to provide that they would be exercisable for the purchase of shares of our Series B Convertible Preferred Stock (the “Series B Stock”) instead of Common Stock (with the number of shares of the Series B Stock determined by dividing by ten (10) the number of shares of Common Stock for which the Warrants were previously exercisable) and (ii) to change the exercise prices of all Warrants (which ranged from $0.30 to $1.82 per share of Common Stock) to $1.30 per share of Series B Stock (the equivalent of $0.13 per share of Common Stock).  The Bridge Investors agreed, subject to the satisfaction of certain conditions, to exercise all of the Warrants.  The principal amount of the 2011 Bridge Notes was equal to the aggregate exercise price of the Warrants (after they were amended as described above).

The 2011 Bridge Notes were payable on demand at any time on or after February 29, 2012 (the “Maturity Date”).  They did not bear interest until the Maturity Date and would bear interest at the rate of 10% per annum from and after the Maturity Date.

On July 12, 2011, we amended the 2011 Bridge and Warrant Agreement to provide for the extension to us by Mr. Trump and the Empire Capital funds of additional bridge loans in the following amounts:

Noteholder	Principal Amount of Note
Robert S. Trump	$855,422.10
Empire Capital Partners, L.P.	$248,493.70
Empire Capital Partners, Ltd	$248,493.70
Empire Capital Partners Enhanced Master Fund, Ltd	$248,493.70

The new loans made under the amended 2011 Bridge Loan Agreement were made on terms identical to the original loans under the 2011 Bridge Loan Agreement.

On August 11, 2011, upon satisfaction of all of the conditions set forth in the 2011 Bridge and Warrant Agreement, the Bridge Investors exercised all of the Warrants in accordance with the 2011 Bridge and Warrant Agreement and surrendered all of the 2011 Bridge Notes in payment of the exercise price for the purchase under the Warrants of an aggregate of 3,469,387 shares of our Series B Convertible Preferred Stock at a price of $1.30 per share.

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On December 2, 2011 we entered into a Bridge Loan Agreement with the following investors, pursuant to which the investors made bridge loans (the “December 2011 Bridge Loans”) to us in the following amounts in anticipation of an equity investment in a new series of our Preferred Stock (the “New Preferred Stock”), subject to the satisfaction of certain conditions which have not yet been satisfied:

Lender	Principal Amount of Bridge Loan
Robert S. Trump	$750,000
Empire Capital Partners, L.P.	$255,500
Empire Capital Partners, Ltd	$130,000
Empire Capital Partners Enhanced Master Fund Ltd	$114,500

The December 2011 Bridge Loans (which total $1.25 million) accrue interest at the rate of 12.5% per annum.

On December 30, 2011, we entered into Warrant Amendment Agreements (the “Agreements”) with 21 individuals and entities who acquired warrants from five funds affiliated with Security Investors, LLC for the purchase of an aggregate of 27.7 million shares of our Common Stock (collectively, the “Warrants”). Pursuant to the Agreements, we amended the Warrants to change the exercise prices from $0.30 per share to $0.095 per share, and the Investors agreed to exercise all of the Warrants immediately for cash. We received proceeds totaling $2,436,000, net of issuance costs, from the exercise of the Warrants.

On January 10, 2012, we entered into additional Warrant Amendment Agreements (the “Agreements”) with 6 individuals who acquired warrants from five funds affiliated with Security Investors, LLC for the purchase of an aggregate of 5,633,344 shares of our Common Stock. Pursuant to the Agreements, we amended the Warrants to change the exercise prices from $0.30 per share to $0.095 per share, and the Investors agreed to exercise all of the Warrants immediately for cash. We received proceeds totaling $498,000, net of issuance costs, from the exercise of the Warrants.

On July 11, 2012, we issued 17,316,250 shares of our Common Stock and warrants for the purchase of an additional 17,316,250 shares at an exercise price of $0.15 per share for an aggregate purchase price of $1,731,625.

On August 9, 2012, we issued 8,287,500 shares of our Common Stock and warrants for the purchase of an additional 8,287,500 shares at an exercise price of $0.15 per share for an aggregate purchase price of $828,750.

On October 4, 2012, we and our subsidiaries, CASTion Corporation and ThermoEnergy Power Systems, LLC, entered into a Loan Agreement (the “Loan Agreement”) with C13 Thermo LLC (the “Lender”) pursuant to which the Lender established a credit facility allowing us to borrow up to $700,000 (the “Credit Facility”) to finance the fabrication and testing of an Ammonia Reduction Process system utilizing our proprietary technology (the “Project”). We may draw against the Credit Facility from time to time to pay expenses incurred under the budget for the Project. As evidence of our obligation to repay all amounts that may be borrowed under the Credit Facility, on October 4, 2012 we and our subsidiaries that are parties to the Loan Agreement issued to the Lender a promissory note in the principal amount of $700,000.

On October 9, 2012 we issued 3,765,000 shares of our Common Stock and warrants for the purchase of an additional 3,765,000 shares at an exercise price of $0.15 per share for an aggregate purchase price of $376,500.

On November 30, 2012, we entered into a Bridge Loan Agreement with a group of investors, all of whom are holders of our Series B Convertible Preferred Stock, pursuant to which such investors made loans to us in the aggregate principal amount of $3,700,000 in anticipation of our designation, offer and issuance of a new series of Preferred Stock to be designated as Series C Convertible Preferred Stock.

During the period from January 1, 2011 through November 30, 2012, pursuant to the financing transactions described above, we raised an aggregate of $10,078,229 in equity. During such period, an aggregate of $6,295,045 of debt (over and above bridge loans reflected in the $10,078,229 of equity financing) was converted into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share and we repaid in cash an additional aggregate amount of $2,939,051 of outstanding debt.

As of September 30, 2012, we had outstanding convertible debt of approximately $3,194,000 (exclusive of debt discounts).  Of this amount, debt totaling $1,944,000 is convertible into shares of our Common Stock at the rate of $0.50 per share.

Although our financial condition has improved, there can be no assurance that we will be able to obtain the funding necessary to continue our operations and development activities.

Off-Balance Sheet Arrangements

We do not use off-balance-sheet arrangements with unconsolidated entities or related parties, nor do we use other forms of off-balance-sheet arrangements such as special purpose entities and research and development arrangements. Accordingly, we are not exposed to any financing or other risks that could arise if we had such relationships.

Audit Committee Report

The Audit Committee reviews the financial reporting process of ThermoEnergy Corporation (the “Company”) on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee monitors these processes.

As of December 1, 2011, we engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm.  CCR LLP (“CCR”), the Company’s former independent registered public accounting firm, resigned simultaneous with the engagement of Grant Thornton.  This change was a result of Grant Thornton’s acquisition of CCR on December 1, 2011.

CCR had been appointed as the Company’s independent registered public accounting firm on April 12, 2010.  CCR’s report on the Company’s consolidated financial statements for the year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion (except for an emphasis of matter paragraph which discussed substantial doubt regarding our ability to continue as a going concern) and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2010 and through the date of resignation of CCR (December 1, 2011), there were no disagreements between the Company and CCR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of CCR, would have caused CCR to make reference to the matter in their report.   None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K have occurred during the fiscal year ended December 31, 2010 or through the resignation of CCR on December 1, 2011

With respect to the fiscal year ended December 31, 2011, the Audit Committee met frequently and held extensive discussions with management and with representatives of CCR (during the period prior to that firm’s resignation on December 1, 2011) and with representatives of Grant Thornton (subsequent to their appointment as the Company’s new independent registered public accounting firm on December 1, 2011). Management represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and with representatives of Grant Thornton, including a review of the significant management judgments underlying the financial statements and disclosures.  The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with representatives of Grant Thornton that firm’s independence from the Company and its management, and also considered whether the non-audit services performed during fiscal year 2011 by the independent public accountants were compatible with maintaining the accountants’ independence.  The independent public accountants have provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company’s independent public accountants the overall scope and plans for its audit. At the end of each fiscal quarter, the Committee met with the independent public accountants, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

May 11, 2012

Audit Committee
Arthur S. Reynolds, Chairman
J. Winder Hughes III

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proposal ii

APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED

STOCK, TO BIFURCATE THE SERIES B CONVERTIBLE PREFERRED STOCK AND TO CREATE A

NEW CLASS OF PREFERRED STOCK TO BE DESIGNATED “SERIES C CONVertible

PREFERRED STOCK”

Our Certificate of Incorporation currently authorizes the Company to issue 425,000,000 shares of Common Stock, par value $0.001 per share, and 40,000,000 shares of Preferred Stock, par value $0.01 per share. Of the authorized Preferred Stock, 208,334 shares have been designated “Series A Convertible Preferred Stock”, 12,000,000 shares have been designated “Series B Convertible Preferred Stock” and the remaining shares are undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors

The Board of Directors proposes to amend the Certificate of Incorporation to effect three changes thereto.

•   First, the amendment would increase the number of authorized shares of Common Stock to 800,000,000 and increase the number of authorized shares of Preferred Stock to 50,000,000. The additional authorized shares of Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock now issued and outstanding. The additional authorized shares of Preferred Stock would be undesignated, to be issued, from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by our Board of Directors

•   Second, the amendment would reduce the number of shares designated as “Series B Convertible Preferred Stock” from 12,000,000 to 1,000,000 and would re-designate the remaining 11,000,000 shares heretofore designated as “Series B Convertible Preferred Stock” as “Series B-1 Convertible Preferred Stock”, with the shares in each sub-series having identical voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions except that the shares of Series B-1 Convertible Preferred Stock shall have priority in liquidation.

•   Third, the amendment would designate 15,000,000 shares of the previously authorized but undesignated shares of Preferred Stock as “Series C Convertible Preferred Stock”, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions set forth in the Description of the Series C Convertible Preferred Stock included in Annex A.

The proposed amendment to our Certificate of Incorporation is attached hereto as Annex A.

Description of Series B Convertible Preferred Stock

Our Certificate of Incorporation authorizes us to issue 12,000,000 shares of Series B Convertible Preferred Stock, of which 11,664,993 shares are issued and outstanding.

Voting Rights

Except with respect to the election of members of our Board of Directors, the holders of our Series B Convertible Preferred Stock are entitled to vote together with the holders of our Common Stock, as a single class, on all matters submitted to the holders of our Common Stock for a vote.  Each share of our Series B Convertible Preferred Stock entitles the holder thereof to a number of votes equal to the nearest number of whole shares of our Common Stock into which such share of Series B Convertible Preferred Stock is convertible.

The holders of our Series B Convertible Preferred Stock are entitled to elect four members of our Board of Directors (the “Series B Directors”), which Series B Directors are subject to removal only by a vote of the holders of not less than 66⅔% of the then-outstanding shares of Series B Convertible Preferred Stock as a separate class; any vacancy created by the resignation or removal of a Series B Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B Directors.  The holders of our Common Stock, voting together with the holders of our Series A Convertible Preferred Stock, are entitled to elect three members of our Board of Directors (the “Common Stock Directors”), which Common Stock Directors are subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Convertible Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Convertible Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.

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The consent of the holders of at least 66⅔% of the then-outstanding shares of our Series B Convertible Preferred Stock for certain corporate actions, including any amendment of our Certificate of Incorporation or By-laws or any recapitalization which would adversely alter or changes the rights, preferences or privileges of our Series B Convertible Preferred Stock, any increase or decrease the number of authorized shares of our Series B Convertible Preferred Stock, the creation of a class or series of shares having preference or priority equal or senior to our Series B Convertible Preferred Stock, the declaration or payment of a dividend on our Common Stock, the redemption of any shares of our Common Stock (subject to certain specified exceptions), any merger or consolidation with another entity in a transaction immediately following which our shareholders would hold less than a majority of the voting power of the outstanding stock of the surviving corporation, the sale of all or substantially all of our assets, our liquidation or dissolution, or any increase or decrease in the size of our Board of Directors.

Liquidation Rights

The shares of our Series B Convertible Preferred Stock have a stated value of $2.40 per share (subject to adjustment for stock dividends, combinations or splits).  In the event of our voluntary or involuntary liquidation, dissolution or winding-up, after satisfaction of the claims of creditors and payment or distribution of assets is made on any securities which, by their terms rank senior to our Series B Convertible Preferred Stock, but before any payment or distribution of assets and any surplus funds is made on any securities that do not expressly provide that they rank senior to our Series B Convertible Preferred Stock, including, without limitation, our Common Stock, the holders of our Series B Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares plus an amount equal to all declared and unpaid dividends with respect to their shares.  Thereafter, each holder of our Common Stock shall be paid an amount per share equal to the amount per share paid to each holder of our Series B Convertible Preferred Stock, and any remaining assets will be distributed on a pro rata basis to the holders of our Common Stock and our Series B Convertible Preferred Stock.

Conversion

Each share of our Series B Convertible Preferred Stock may be converted at any time, at the option of the holder thereof, into that number of shares of our Common Stock determined by dividing (i) the stated value of such shares of our Series B Convertible Preferred Stock ($2.40) by (ii) the conversion price thereof (initially, $0.24).  Initially, the conversion rate of our Series B Convertible Preferred Stock is ten-for-one.  The conversion price of our Series B Convertible Preferred Stock is subject to conventional weighted-average formula adjustment in the event we issue shares of our common stock or securities convertible into shares of our Common Stock at a price per share less than the conversion price then in effect, subject to certain conventional exclusions including, without limitation, shares issued or issuable to employees, directors or consultants pursuant to a stock option plan or a restricted stock plan approved by our Board of Directors, shares issued or issuable in connection with an acquisition transaction and shares issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions.

Dividends

The Series B Convertible Preferred Stock is entitled to participate, on a priority basis, in all dividends declared and paid on the Common Stock.

Other Rights

Holders of our Series B Convertible Preferred Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

Proposed Bifurcation of Series B Convertible Preferred Stock

The proposed amendment to our Certificate of Incorporation would split the currently-authorized Series B Convertible Preferred Stock into two sub-series, to be designated “Series B Convertible Preferred Stock” and “Series B-1 Convertible Preferred Stock” respectively. Of the 12,000,000 authorized shares of Series B Convertible Preferred Stock, 11,000,000 shares will be re-designated as “Series B-1 Convertible Preferred Stock” and the balance of 1,000,000 shares will remain as Series B Convertible Preferred Stock.

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Shares of Series B-1 Convertible Preferred Stock and shares of Series B Convertible Preferred Stock will be identical in every respect, having the rights, privileges and relative preferences described above, except that, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our corporation, after satisfaction of the claims of creditors and payment or distribution of assets is made on any senior securities, the holders of the Series B-1 Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares ($2.40 per share) plus all declared and unpaid dividends with respect thereto prior to any distribution to the holders of shares of Series B Convertible Preferred Stock.

Our principal reason for proposing the bifurcation of the Series B Convertible Preferred Stock is that in 2011, as an inducement to holders of Common Stock Purchase Warrants to exercise such warrants or to surrender such warrants in exchange for shares of our Common Stock, we agreed with such holders, subject to shareholder approval of the proposed amendment to our Certificate of Incorporation, to allow such holders to exchange their shares of Series B Convertible Preferred Stock for an equal number of shares of Series B-1 Convertible Preferred Stock and thereby to obtain priority in liquidation over the holders of Series B Convertible Preferred Stock who elected not to exercise or surrender their warrants. All of the warrant holders to whom we extended this offer are accredited investors who had acquired their warrants in private placements in connection with their purchase of shares of Series B Convertible Preferred Stock and through their exercise and surrender of warrants we raised an aggregate of $7,676,900 in cash to fund operations. To satisfy our commitment to exchange shares of Series B-1 Convertible Preferred Stock for shares of Series B Convertible Preferred Stock, we expect to issue an aggregate of 11,113,268 shares of Series B-1 Convertible Preferred Stock, following which issuance, 551,725 shares of Series B Convertible Preferred Stock will remain issued and outstanding.

In addition to bifurcating Series B Convertible Preferred Stock into two sub-series, the proposed amendment reduces from $0.24 to $0.10 the price per shares at which the issuance or deemed issuance of shares of Common Stock would trigger anti-dilution adjustment to the conversion price of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock.

Proposed Authorization of Series C Convertible Preferred Stock

The proposed amendment also establishes a new series of Preferred Stock designated as “Series C Convertible Preferred Stock”.

In liquidation, the Series C Convertible Preferred Stock will rank junior to the Series A Convertible Preferred Stock and senior to all other classes and series of capital stock, including the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Common Stock. The holders of Series C Convertible Preferred Stock will be entitled to a liquidation preference of $0.76 per share, plus all accrued and unpaid dividends thereon.

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The Series C Convertible Preferred Stock will be convertible into shares of Common Stock at an initial rate of 10-for-1, subject to conventional weighted-average anti-dilution adjustment in the event we issue or are deemed to issue shares of Common Stock at a price less than $0.076 per share. The Series C Convertible Preferred Stock will be redeemable, at a price equal to $0.76 per share, plus all accrued and unpaid dividends thereon, at the election of the holders of 66-⅔% of the then-outstanding shares, in three equal annual installments on or after December 31, 2017.

The holders of the Series C Convertible Preferred Stock will vote together with the holders of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock, as a single class, to elect four of the seven members of our Board of Directors. On all other matters brought to the shareholders for a vote, except for matters affecting only the rights of the holders of the Series C Convertible Preferred Stock, or as otherwise required under the Delaware General Corporation Law, the holders of the Series C Convertible Preferred Stock will vote together with the holders of the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, and the Common Stock, as a single class (with each share having the number of votes equal to the number of shares of Common Stock into which it is then convertible).

The consent of the holders of 66-⅔% of the then-outstanding shares of the Series C Convertible Preferred Stock, the Series B Convertible Preferred Stock, and the Series B-1 Convertible Preferred Stock (considered as a single class, the “Series B/C Convertible Preferred Stock”) shall be required to (i) amend, repeal or add any provisions to the Certificate of Incorporation or Bylaws which would adversely alter or change the rights, preferences or privileges of the Series B/C Convertible Preferred Stock; (ii) with certain exceptions, increase or decrease the number of authorized shares of Series B/C Convertible Preferred Stock; (iii) create or issue any class or series of shares, or any instruments convertible into any shares, having preference or priority equal or senior to any outstanding shares of Series B/C Convertible Preferred Stock as to dividends or assets; (iv) pay or declare dividends on any Common Stock (except dividends payable solely in shares of Common Stock); (v) redeem any shares of Common Stock (other than repurchases from employees, consultants, officers or directors approved by a disinterested majority of the Board of Directors); (vi) effect any recapitalization which would adversely alter or change the rights, preferences or privileges of the Series B/C Convertible Preferred Stock; (vii) with limited exceptions, effect any merger or consolidation with one or more other corporations; (viii) effect the sale of all or substantially all our assets; (ix) effect the liquidation or dissolution of the Corporation; or (ix) increase or decrease the size of the Board of Directors.

Proposed Increase in Authorized Common Stock

Of our authorized Common Stock, 120,454,575 shares are issued and outstanding and an additional 133,797 shares are held as treasury shares. 208,334 authorized but unissued shares of our Common Stock are held in reserve for issuance upon conversion of outstanding shares of Series A Convertible Preferred Stock and an additional 116,649,930 authorized but unissued shares are held in reserve for issuance upon conversion of outstanding shares of Series B Convertible Preferred Stock. An aggregate of 140,334,968 authorized but unissued shares of our Common Stock are reserved for issuance upon exercise of outstanding options and warrants or conversion of other outstanding convertible securities, and 14,576,539 shares of our authorized but unissued Common Stock have been reserved for issuance pursuant to options and other incentive stock awards that may be granted in the future under the ThermoEnergy Corporation 2008 Incentive Stock Plan. As a result of these issuances and reservations, only 14,576,539 shares of our Common Stock remain available for future grants under the Plan.

We have no present commitments, agreements, or intent to issue additional shares of Common Stock or our Preferred Stock, other than with respect to currently reserved shares issuable upon conversion of outstanding shares of our Preferred Stock, upon exercise of outstanding stock options, or upon exercise of outstanding warrants or conversion of outstanding convertible debt except as follows:

•   As discussed in connection with Proposal III below, our Board of Directors has amended the ThermoEnergy Corporation 2008 Incentive Stock Plan, subject to shareholder approval, to increase by 20,000,000 the number of shares of Common Stock that may be issued, from time to time, as direct grants or upon exercise of warrants or other rights granted to employees, officers, and directors of, and consultants to, the Company and its subsidiaries under such Plan.

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•   As described above, as an inducement to holders of outstanding Common Stock Purchase Warrants to exercise such warrants or to surrender such warrants in exchange for shares of our Common Stock, in 2011 we agreed with such holders, subject to shareholder approval of the proposed amendment to our Certificate of Incorporation, to allow such holders to exchange their shares of Series B Convertible Preferred Stock for an equal number of shares of Series B-1 Convertible Preferred Stock and thereby to obtain priority in liquidation over the holders of Series B Convertible Preferred Stock who elected not to exercise or surrender their warrants.

•   As described below, to raise capital to fund ongoing business operations, we intend to issue, offer and sell shares of the Series C Convertible Preferred Stock to a group of accredited investors, in a private placement exempt from the registration requirements of the Securities Act of 1933.

The Board of Directors believes that, in addition to the foregoing intended uses of the proposed additional new shares, it is desirable to increase the number of shares of Common Stock and of undesignated Preferred Stock to provide the Company with adequate flexibility in the future to be able to raise capital to fund operations and corporate expansion, such as acquisitions of other companies or of rights in technologies or the establishment of strategic relationships. At this time, we do not have any specific plans to engage in any such transactions or to issue any shares of Common Stock in connection with any acquisition or strategic partnership.

Proposed Offering and Sale of Shares of Series C Convertible Preferred Stock

If the proposed amendment to our Certificate of Incorporation is approved and the new class of Preferred Stock designated as “Series C Convertible Preferred Stock” is authorized, we intend to issue, offer and sell shares of Series C Convertible Preferred Stock to a group of institutional and sophisticated, accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933. The offering will be made principally to investors who have extended to us loans in an aggregate outstanding principal amount of $4,950,000 (the “Bridge Loans”) as set forth below:

Investor	Loan Amount
Robert S. Trump	$2,250,000
Empire Capital Partners, L.P.	755,500
Empire Capital Partners, Ltd	630,000
Empire Capital Partners Enhanced Master Fund, Ltd	614,500
The Focus Fund	450,000
The Quercus Trust	250,000

We intend to satisfy our obligation to repay the principal and accrued interest on the Bridge Loans by issuing shares of Series C Convertible Preferred Stock at a price of $0.76 per share. For each share of Series C Convertible Preferred Stock, we will also issue a 5-year warrant for the purchase of ten shares of Common Stock at an exercise price of $0.114 per share. As of January 15, 2013, the outstanding balance of principal and accrued interest on the Bridge Loans was $5,163,246; to satisfy such obligation in full, we would be required to issue an aggregate of 6,793,745 shares of Series C Convertible Preferred Stock.

Of the Bridge Loans, an aggregate of $1,250,000 in principal amount ($750,000 from Robert S. Trump and $500,000 from the Empire Capital funds) were made on December 2, 2011 and bear interest at the rate of 12.5% per annum. The remaining Bridge Loans ($1,500,000 from Mr. Trump, $1,500,000 from the Empire Capital funds, $450,000 from The Focus Fund and $250,000 from The Quercus Trust) were made on November 30, 2012 and bear interest at the rate of 8% per annum.

To raise cash to fund on-going operations, we may offer additional shares of Series C Convertible Preferred Stock at the same price (with identical warrant coverage) to a limited number of other accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, although we have not entered into any agreements with any investors and do not know whether we will be successful in our efforts to offer and sell such additional shares.

Vote Required

Approval of the proposal to amend our Certificate of Incorporation will require the affirmative vote of the holders of at least a majority of the shares of Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock outstanding on the Record Date (considered as a single class), or 118,656,420 votes, plus at least a majority of the shares of Series B Convertible Preferred Stock outstanding as of the Record Date, or 5,832,497 shares of Series B Convertible Preferred Stock (voting separately).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

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proposal iII

APPROVAL OF AMENDMENTS TO THE THERMOENERGY CORPORATION 2008 INCENTIVE STOCK PLAN

The ThermoEnergy Corporation 2008 Incentive Stock Plan (the “2008 Plan”) was adopted by the Board of Directors on May 7, 2008 and approved by the shareholders on June 26, 2008 Amendments to the Plan were adopted by the Board of Directors on January 27, 2010 and approved by the shareholders of November 18, 2010.

Our Board of Directors believes that long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards.  The 2008 Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of shareholders and with our long-term success.  We believe that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals.  While the 2008 Plan provides for a variety of stock-based awards, to date we have relied exclusively on stock options to provide equity incentive compensation.  We believe that stock options most effectively focus the attention of our executives and management on long-term performance and stock price appreciation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date.  Our stock options typically vest 25% on the first anniversary of grant and thereafter in equal quarterly installments over an additional three-year period, and generally expire ten years after the date of grant.  Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally, to meet special retention or performance objectives.  Proposals to grant stock options to our executive officers are made by our CEO to the Compensation and Benefits Committee of our Board of Directors.

The number of shares of our common stock remaining available for grant under the 2008 Plan has been reduced to 8,130,706 (representing less than 2.5% of our fully-diluted capitalization (assuming the conversion of all of our outstanding Preferred Stock, the conversion of all of our outstanding convertible debt, and the exercise of all of our outstanding options and warrants).   In light of the significance we place on equity-based incentive compensation, on November 19, 2012 our Board of Directors, at the recommendation of the Compensation and Benefits Committee, adopted the following Resolutions to amend the 2008 Plan (subject to shareholder approval at this Meeting) to increase the number of shares of our common stock available for grant from 20,000,000 to 40,000,000 and to increase the number of shares with respect to which automatic stock options shall be granted to non-employee directors from 30,000 to 100,000:

Resolved:	That the ThermoEnergy Corporation 2008 Incentive Stock Plan be, and it hereby is, amended, subject to approval by the shareholders of this Corporation, (i) to amend and restate the first sentence of Section 4.1 thereof to read in its entirety as follows: “Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Forty Million Shares (40,000,000).”; (ii) to amend and restate Section 5.3(a) to read in its entirety as follows: “Subject to the provisions of Section 5.3(d), each person who, subsequent to the Effective Date, is for the first time elected or appointed to the Board and who qualifies, at such time, as a Non-Employee Director, shall automatically be granted a Nonqualified Stock Option to purchase 100,000 Shares, effective as of the date of his or her election or appointment to the Board, on the terms and conditions set forth in the Plan, at an Option Price equal to the Fair Market Value of a Share on the date of grant or, if the date of the grant is not a business day on which the Fair Market Value can be determined, on the last business day preceding the date of grant on which the Fair Market Value can be determined.”; and (iii) to amend and restate Section 5.3(b) to read in its entirety as follows: “Subject to the provisions of Section 5.3(d), each Non-Employee Director who is re-elected as a director at an annual meeting of stockholders shall be granted an additional Nonqualified Stock Option to purchase 100,000 Shares, on the terms and conditions set forth in the Plan, at an option price per share equal to the Fair Market Value of a Share on the date of such annual meeting.”

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Resolved Further:

That the amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan adopted pursuant to the foregoing Resolution be presented to the shareholders of this Corporation for their consideration at the 2012 Annual Meeting, with the recommendation of this Board that such amendments be approved.

Description of the 2008 Plan, as amended

The following is a brief summary of the 2008 Plan, as amended, a copy of which is attached hereto as Annex B. The following summary is qualified in its entirety by reference to the amended 2008 Plan.

Types of Awards

The 2008 Plan provides for the grant of non-statutory stock options, restricted stock, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and other stock-based awards.

Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The Board of Directors may not cancel any outstanding options and grant in substitution  new options under the 2008 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options.

  Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock awards granted under the 2008 Plan may vest based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Performance criteria for each restricted stock award are intended to qualify for purposes of Section 162(m) of the Code and will be based on one or more of the performance measures specified in Article 10 of the 2008 Plan.

Stock Appreciation Rights.  A stock appreciation right (a “SAR”) is an award entitling the holder to exercise to receive, at the election of the Board of Directors, an amount in cash or common stock, or combination thereof determined in whole or in part by reference to the appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards.  Under the 2008 Plan, the Board of Directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers of the Company (“Participants”) are eligible to be granted awards under the 2008 Plan. The number of shares for stock options to any one participant under the 2008 Plan is not limited. The number of shares for SAR awards to any one participant is limited to 500,000 per year.  The number of shares for restricted stock grants to any one participant is limited to 250,000 per year.  The maximum aggregate grant with respect to awards of Performance Shares made in any one calendar year to any one participant shall be equal to the fair market value (measured on the date of grant) of 500,000 shares. The maximum aggregate amount awarded with respect to Performance Units in such circumstances may not exceed $250,000.

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Stock Available for Awards

Subject to adjustment in connection with stock splits, reverse splits and the like as provided in the 2008 Plan, the number of shares of our Common Stock reserved for issuance to Participants under the 2008 Plan is 40,000,000. Any shares covered by an award (or portion of an award) granted under the 2008 Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2008 Plan.

Outstanding Stock Awards. .

As of January 15, 2013, Options for the purchase of an aggregate of 25,423,461 shares of common stock had been granted and were outstanding under the 2008 Plan.  No awards of restricted stock, SARs or other stock-based awards have been made under the 2008 Plan. The granting of future awards under the 2008 Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Awards to Non-Employee Directors

Although the granting of awards under the 2008 Plan is generally at the discretion of the Compensation and Benefits Committee of the Board of Directors, the 2008 Plan provides for automatic grants of stock options to the members of the Board of Directors who are not employees of the Company. Each non-employee Director who is elected or appointed to the Board for the first time shall automatically be granted a Nonqualified Stock Option to purchase 100,000 shares of Common Stock. Thereafter, each non-employee Director who is re-elected to the Board of Directors at an annual shareholders meeting will receive an option to purchase an additional 100,000 shares.  All Options granted to non-employee Directors shall vest and become fully exercisable on the date of the first annual meeting of shareholders occurring after the end of the fiscal year of the Company during which such Option was granted and shall have a term of ten years.

Administration

The 2008 Plan is administered by the Compensation and Benefits Committee of the Board of Directors. The Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret its provisions. To the extent permitted by law, the Committee may delegate authority under the 2008 Plan to one or more officers, except that no officer will be authorized to grant awards to himself or herself.

Subject to any applicable delegation by the Committee and any applicable limitations contained in the 2008 Plan, the Committee selects the recipients of awards and determines:

(i)	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

(ii)	the exercise price of options, which may not be less than 100% of the fair market value of the common stock;

(iii)	the duration of the options, which may not exceed 10 years;

(iv)	the terms of the stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

(v)	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

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Termination or Amendment

No award may be made under the 2008 Plan after the completion of ten years from the date on which the plan is approved by the Company’s shareholders, but awards previously granted may extend beyond that date. The Board of Directors may at any time, suspend or terminate the 2008 Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without approval of our stockholders, no amendment may:

(i)	increase the number of authorized shares under the 2008 Plan;

(ii)	change the designation of the class of participation eligible to receive Incentive Stock Options under the 2008 Plan; or

(iii)	make any other changes which require shareholder approval under applicable law or the rules of a stock exchange or trading system on which shares of the Company’s common stock are traded.

No award may be made that is conditioned on the approval of the Company’s shareholders of any amendment to the 2008 Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options - A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or any 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and one year after the option was exercised, then all the profit will be long-term capital gain. If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying event and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. The capital loss will be long term if the participant held the stock for more than one year and otherwise will be short term.

Non-statutory Stock Options - A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year or otherwise will be short-term.

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Restricted Stock - A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Stock Appreciation Rights and Other Stock-Based Awards - The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the 2008 Plan will vary depending on the specific terms of any such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for award or underlying common stock.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

General Provisions

Change in Control. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)    elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)    elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c)     permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)    amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)    implement any combination of the foregoing.

A change in control shall be deemed to have occurred under any one or more of the following conditions:

(i)     if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

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(ii)    if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the shareholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

(iii)  if any Person becomes, after the date the 2008 Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

(iv)   if the dissolution or liquidation of the Company is approved by its shareholders; or

(v)    if the members of the Board as of the date the 2008 Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, restricted stock and restricted stock units under the 2008 Plan per year, (iii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program for the non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2008 Plan and (v) the number and/or class of securities subject to each outstanding restricted stock or restricted stock award under the 2008 Plan and the issue price (if any) payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of the Company’s common stock on any relevant date under the 2008 Plan will be determined as follows:

(i)   if the shares are listed on a national exchange, then the closing price of the share of such stock exchange on such date will be determinative of fair market value, or

(ii)   if the shares are not at the time listed on a national exchange, then the last reported sales price for the share in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market will determine the fair market value.

Shareholder Rights and Transferability. No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

An individual whose shares of restricted stock are awarded under the Plan will have certain shareholder rights with respect to those unvested shares. Accordingly, the participant will have the right to vote such shares and to receive regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.

Amendment and Termination. The Board may modify the Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or trading system) on which the Company’s common stock is at the time primarily traded. Unless sooner terminated by the Board, the 2008 Plan will terminate on the earliest of: (i) December 31, 2018, (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options and awards in connection with certain changes in control or ownership.

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Deductibility of Executive Compensation. Any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted under the 2008 Plan should qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to options granted under the 2008 Plan should be deductible by the Company without limitation under section 162(m). However, any compensation deemed paid by the Company in connection with certain option grants made under the Plan prior to the 2008 Plan will not qualify as performance-based compensation and will be subject to the $1 million limitation. In addition, the compensation attributable to the restricted stock awards or restricted stock units will also be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

Accounting Treatment. Stock options granted to the Company’s employees and non-employee board members, whether vesting is tied to service requirements or performance milestones, are valued as of the grant date under an appropriate valuation formula, and that value is charged as a direct compensation expense against the Company’s reported earnings over the designated vesting period of the award in accordance with Accounting Standards Codification Topics 505 and 718.  Option grants made to non-employee consultants under the Plan also result in a direct charge to the Company’s reported earnings based upon the fair value of the underlying option shares. Such charge will accordingly include the appreciation of the fair value of the option over the period between the grant date of the option and the vesting date of each installment of that option for non-employee consultant awards. For shares issuable upon the vesting of restricted stock awards, the Company recognizes compensation cost equal to the excess of the fair market value of the shares on the date of the award over the cash consideration (if any) paid for such shares. The accounting treatment for restricted stock awards is applicable whether vesting is tied to service periods or performance goals.

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance under our equity compensation plans as of December 31, 2012:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity Compensation plans approved by security holders

2008 Incentive Stock Plan	12,006,794	$0.24	7,993,206

Equity Compensation plans not approved by security holders

Stock options	12,859,884	$0.39	0

Warrants	1,281,103	$0.35	0

Total	26,147,781	$0.32	7,993,206

Executive Officer and Director Compensation

Executive Officer Compensation

The table set forth below summarizes the compensation earned by our named executive officers in 2012 and 2011.

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Executive Compensation (1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)		Medical and Insurance Reimbursement ($)	Total ($)

Cary G. Bullock	2012	$202,033	$0	$0		$61,516	$263,549
Chairman, President and CEO	2011	$200,349	$0	$0		$60,237	$260,586

Teodor Klowan, Jr.	2012	$193,135	$0	$0		$10,898	$204,033
Executive Vice President and CFO (3)	2011	$175,000	$0	$0		$0	$175,000

Gregory M. Landegger	2012	$51,762	$0	$291,479		$8,762	$352,003
Chief Operating Officer (4)	2011	$0	$0	$0		$0	$0

Robert F. Marrs	2012	$181,697	$20,000	$86,343		$19,121	$307,161
Vice President, International Business Development	2011	$132,231	$0	$99,409	(5)	$11,876	$243,516

(1)	Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named executive officers required to be reported in such columns during 2012 or 2011.

(2)	Amounts in the column “Option Awards” reflect the grant date fair value of stock options awarded in accordance with FASB ASC Topic 718. The fair value of options granted during 2012 or 2011 were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

	2012	2011
Risk-free interest rate	0.83% - 1.05%	2.0% - 3.5%
Expected option life (years)	6.25 - 10.0	10.0
Expected volatility	91% - 92%	91% - 92%
Expected dividend rate	0%	0%

(3)	Mr. Klowan’s employment was terminated on December 17, 2012.

(4)	Mr. Landegger was hired on July 30, 2012 and was promoted to Chief Operating Officer of September 4, 2012.

(5)	The option award to Mr. Marrs in 2011 reflects the grant date value based on the probable outcome of performance conditions as set forth in the option agreement. If the highest level of performance conditions were achieved in 2011, the value of this option award would be $397,465.

Compensation Discussion and Analysis

Philosophy and Objectives

The objective of our executive compensation program is to attract, retain and motivate the talented and dedicated executives who are critical to our goals of continued growth, innovation, increasing profitability and, ultimately, maximizing shareholder value.   We provide these executives with what we believe to be a competitive total compensation package consisting primarily of base salary and long-term equity incentive compensation.  Our executive compensation program aims to provide a risk-balanced compensation package which is competitive in our market sector and, more importantly, relevant to the individual executive.

Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders.   Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive cash compensation norms and (ii) we provide non-cash compensation, primarily in the form of stock option awards, to encourage superior performance against long-term strategic goals.  Although on occasion we grant cash bonuses, we do not maintain a formal short-term incentive plan, as our strategic philosophy is to focus on long-term goals. The Compensation and Benefits Committee of our Board of Directors believes this compensation structure focuses our executives’ attention primarily on long-term stock price appreciation, rather than short-term results, and yet enables us to recruit and retain talented executives by ensuring that their annual cash compensation in the form of base salary is competitive with the annual cash compensation paid by other similarly situated companies.

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Executive Compensation Process

We have a written employment agreement with only one of our executive officers, our Chairman and Chief Executive Officer, James F. Wood.  This agreement provides for payment of base compensation at a rate negotiated at the time of the agreement, with eligibility for bonuses from time to time (either in cash or through the grant of equity incentives) upon achievement of certain performance goals to be established through discussions with the Compensation and Benefits Committee of our Board of Directors.

In negotiating the employment terms of our executive officers and establishing their base compensation, the Compensation and Benefits Committee and management considered the practices of comparable companies of similar size, geographic location and market focus. We did not utilize any standard executive compensation index or engage the services of a compensation consultant in setting executive compensation, although management and the Compensation and Benefits Committee analyzed publicly available compensation data.

In determining each component of each executive’s compensation, numerous factors particular to the executive are considered, including:

•	The individual’s particular background, including prior relevant work experience;

•	The market demand for individuals with the executive’s specific expertise and experience;

•	The individual’s role with us; and

•	Comparison to other executives within our Company.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salary is established based on the factors discussed above. Our general compensation philosophy, as described above, is to offer a competitive package of base salary plus long-term, equity-based incentive compensation. Because we place emphasis on the long-term equity-based portion of our compensation package, we believe that the cash portion of our executive’s compensation is below the average of the range of annual cash compensation (base salary plus annual non-equity incentive compensation) for executives in similar positions with similar responsibilities at comparable companies.

Bonuses.  Cash bonuses and non-equity incentive compensation are generally not a regular or important element of our executive compensation strategy, and we focus instead on stock-based awards designed to reward long-term performance.

Stock Option and Stock-Based Awards.  We believe that long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards. The ThermoEnergy Corporation 2008 Incentive Stock Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of shareholders and with our long-term success. Our Board of Directors believes that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals. While the 2008 Incentive Stock Plan provides for a variety of stock-based awards, to date we have relied exclusively on stock options to provide equity incentive compensation. We believe that stock options most effectively focus the attention of our executives and management on long-term performance and stock price appreciation.  Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally, to meet special retention or performance objectives. Proposals to grant stock options to our executive officers are made by our CEO to the Compensation and Benefits Committee. The Compensation and Benefits Committee considers the estimated Black-Scholes valuation of each proposed stock option grant in determining the number of shares subject to each option grant.

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In light of the significance we place on equity-based incentive compensation, in January 2010 our Board of Directors amended the 2008 Incentive Plan to increase the number of shares of our common stock available for grant under such Plan from 10,000,000 to 20,000,000 and to remove the limit on the number of shares with respect to which stock options may be granted to any individual. At the Special Meeting in lieu of the 2010 Annual Meeting in November 2010, the shareholders ratified the amendments to the 2008 Incentive Stock Plan.

In November 2012, our Board of Directors further amended the 2008 Incentive Stock Plan to increase the number of shares of our common stock available for grant under such Plan to 40,000,000, subject to ratification by the shareholders.

We have not adopted stock ownership guidelines.

Other Compensation.  Our executive officers are not eligible to participate in, and do not have any accrued benefits under, any Company-sponsored defined benefit pension plan. They are eligible to, and in some cases do, participate in defined contributions plans, such as a 401(k) plan, on the same terms as other employees.   In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation and Benefits Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. Finally, all of our executives are eligible to participate in our other employee benefit plans, including medical, dental, life and disability insurance.

Tax Implications.  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to certain of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our shareholders.  We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m).  We believe that options granted under our 2008 Incentive Stock Plan will generally qualify as performance-based compensation under Section 162(m).  However, we may authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the shareholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee of the Board of Directors of ThermoEnergy Corporation has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

January 30, 2013

Compensation and Benefits Committee
Shawn R. Hughes, Chairman
Dileep Agnihotri
J. Winder Hughes III

Outstanding Equity Awards at Fiscal Year-End (2012)

The following table summarizes information concerning outstanding equity awards held by the named executive officers at December 31, 2012.  No named executive officer exercised options in the fiscal year ended December 31, 2012.

	Stock Option Awards
	Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
Cary G. Bullock	6,119,547	2,039,854	$0.30	01/27/2020
	625,000	0	$0.15	07/11/2017

Teodor Klowan, Jr.	937,500	0	$0.32	03/17/2013
	937,500	0	$0.32	11/02/2019
	1,184,777	0	$0.30	01/27/2020

Gregory M. Landegger	343,750	3,656,250	$0.097	09/04/2022

Robert F. Marrs	187,500	1,812,500	$0.26	04/01/2021
	75,000	325,000	$0.268	01/17/2022
	625,000	0	$0.15	07/11/2017

41

Director Compensation

Directors do not receive cash compensation for serving on the Board or its committees.  Non-employee directors are awarded annual grants of non-qualified stock options.  All directors are reimbursed for their reasonable expenses incurred in attending all board meetings.  We maintain directors and officers liability insurance.

The following table shows compensation for the fiscal year ended December 31, 2012 to our directors who were not also named executive officers at the time they received compensation as directors:

Director Compensation(1)

Name	Fees Earned or Paid in Cash		Option Awards ($)(2)		Other Compensation ($)		Total ($)
Dileep Agnihotri	None		$4,957	(3)	None		$4,957
Joseph P. Bartlett	None		$3,408	(4)	None		$3,408
Shawn R. Hughes	None		None		None		None
J. Winder Hughes III	None		None		None		None
Arthur S. Reynolds	$60,000	(5)	None		$6,900	(6)	$66,900

(1)	Certain columnar information required by Item 402(m) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named directors required to be reported in such columns during 2012.

(2)	The amounts in the column “Options Award” reflect the dollar amount recognized for financial statement reporting purposes in accordance with ASC 710. Assumptions used in the calculation of these amounts are as follows:
The amounts shown exclude the impact of any forfeitures related to service-based vesting conditions. The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)	An option to purchase 30,000 shares of Common Stock at an exercise price of $0.23 per share was granted to Dr. Agnihotri on January 14, 2012 upon joining our Board of Directors; these options vest on the date of our 2012 Annual Meeting of Stockholders and expire on January 14, 2022.

(4)	An option to purchase 30,000 shares of Common Stock at an exercise price of $0.15 per share was granted to Mr. Bartlett on May 15, 2012 upon joining our Board of Directors; these options vest on the date of our 2012 Annual Meeting of Stockholders and expire on May 15, 2022.

(5)	We paid a one-time fee of $40,000 in January 2012 and quarterly fees of $5,000 to Mr. Reynolds for his role as Chairman of the Audit Committee of the Board of Directors. These fees were approved by the Compensation Committee of the Board of Directors.

(6)	Consulting fees of $6,900 were paid to Mr. Reynolds in 2012 related to work performed on our joint venture, Unity Power Alliance LLC, on our behalf.

As of December 31, 2012, each director held option and warrant awards as follows:

Name	Aggregate Number of Shares Underlying Stock Options (#)	Aggregate Number of Shares Underlying Warrants (#)
Dileep Agnihotri	30,000	none
Joseph P. Bartlett	30,000	none
Shawn R. Hughes	310,000	600,000
J. Winder Hughes III	90,000	none
Arthur S. Reynolds	130,000	681,103

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE

AMENDMENTS TO THE 2008 PLAN.

42

PROPOSAL IV

RATIFICATION OF APPOINTMENT Of INDEPENDENT registered Public Accounting Firm

The next proposal on the agenda for the Special Meeting in lieu of Annual Meeting of Shareholders will be ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as ThermoEnergy’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

A representative of Grant Thornton is expected to be present at the Special Meeting in lieu of the 2012 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2011. Grant Thornton acquired the practice of CCR LLP (“CCR”), our former independent registered public accounting firm, on December 1, 2011.

Neither Grant Thornton’s report on our consolidated financial statements for the year ended December 31, 2011 nor CCR’s report on our consolidated financial statements for the year ended December 31, 2010 contain any adverse opinion or disclaimer of opinion (except for an emphasis of matter paragraphs which discussed substantial doubt regarding our ability to continue as a going concern) and neither were qualified or modified as to uncertainty, audit scope or accounting principles.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountants

The Audit Committee of our Board of Directors reviews and approves in advance any audit and permitted non-audit services to be provided by our principal independent registered public accountants. The Audit Committee has the sole authority to make these approvals.

The following describes the current policies and procedures of the Audit Committee with respect to pre-approval of audit and permissible non-audit services:

Audit Services.  All audit services must be pre-approved by the Audit Committee.  The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent public accountant reasonably can provide.

Non-Audit Services.  The Audit Committee’s policy is to pre-approve all permissible non-audit services provided by the independent registered public accountants.  These services may include audit-related services, tax services and other services.  The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Fees billed to us by Grant Thornton LLP and CCR LLP, our independent registered public accountants for fiscal years 2012 and 2011, respectively, were comprised of the following:

Audit Fees. Fees related to the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Forms 10-Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings totaled $445,218 in 2012 and $156,359 in 2011.

43

Audit Related Fees. No fees were billed to us for audit related services in 2012 or 2011.

Tax Fees. Fees for tax services provided to us, including tax compliance, tax advice and planning, totaled $22,770 in 2012 and $25,521 in 2011.

All Other Fees. No other fees were billed to us in 2012 or 2011 for “other services.”

In accordance with the Audit Committee’s pre-approval policy, all audit services performed by CCR LLP and Grant Thornton LLP during 2012 and 2011 were approved at the time such firm was engaged to serve as our independent registered public accounts for such fiscal years.  The Audit Committee reviewed and approved, as consistent with our policies and procedures, the tax services performed for us in 2012 and 2011 by CCR LLP and Grant Thornton LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF

THE APPOINTMENT OF GRANT THORNTON LLP.

44

PROPOSAL V

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recognizes the interest our shareholders have in the compensation of our executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and recently enacted SEC rules, we are providing our shareholders the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, or "CD&A," the compensation tables, and the related disclosures contained in this Proxy Statement. As described in our CD&A, we have adopted an executive compensation philosophy designed to deliver competitive total compensation, upon the achievement of financial and/or strategic performance objectives, which will attract, motivate and retain leaders who will drive the creation of shareholder value. In order to implement that philosophy, the Compensation Committee has established a disciplined process for the adoption of executive compensation programs and individual executive officer pay packages.

We believe that our compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with the long-term interests of our shareholders, and provide an appropriate balance between risk and incentives. Shareholders are urged to read the CD&A section of this Proxy Statement, which discusses in greater detail how our compensation policies and procedures implement our executive compensation philosophy. We are asking our shareholders to indicate their support for our named executive officer compensation, as described in this Proxy Statement, by approval of the following resolution:

"RESOLVED, that the compensation paid to the Company's named executive officers for the fiscal year ended December 31, 2012, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be and hereby is APPROVED."

Your vote on this Proposal V is advisory, and therefore not binding on the Company, the Compensation and Benefits Committee, or the Board of Directors. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board of Directors, or to create or imply any additional fiduciary duties for the Company or the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Company's Board of Directors or the Compensation and Benefits Committee to take any action regarding the Company's executive compensation practices and will not alter any contractual obligations between the Company and any of its executive officers or other employees. However, our Board of Directors and its Compensation and Benefits Committee value input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE 2012 COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND RELATED NARRATIVES IN THIS PROXY STATEMENT.

45

PROPOSAL VI

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE
COMPENSATION ADVISORY VOTE

Pursuant to the Dodd-Frank Act and recently enacted SEC rules, at least once every six years we are required to submit for shareholder vote a non-binding resolution to determine whether the shareholder advisory vote on executive compensation should occur every year, every two years, or every three years.

After careful consideration of the various arguments supporting each frequency level, the board of directors believes that submitting the advisory vote on executive compensation to shareholders every three years is appropriate for the Company and its shareholders at this time. The Company's compensation policies and procedures are developed with long-term objectives in mind, which is consistent with a multi-year shareholder approval cycle.

The proxy card provides four choices (every one, two, or three years, or abstain). Shareholders are being asked for their views on the frequency of the advisory vote on executive compensation, and are not voting to approve or disapprove the Board's recommendation.

As with your vote on Proposal V above, your vote on this Proposal VI is advisory, and therefore not binding on the Company, the Compensation and Benefits Committee, or the Board of Directors. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board of Directors, or to create or imply any additional fiduciary duties for the Company or the Board of Directors. Although the vote is non-binding, the Board of Directors and its Compensation and Benefits Committee will consider the outcome of the frequency vote and other communications from shareholders when making future decisions regarding the frequency of such advisory votes regarding executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A FREQUENCY OF "THREE YEARS" FOR FUTURE ADVISORY SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

46

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

February 15, 2013

Worcester, Massachusetts

47

THERMOENERGY CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

As of and For the Years ended December 31, 2011 and 2010

With

Report of Independent Registered Public Accounting Firm

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

ThermoEnergy Corporation

We have audited the accompanying consolidated balance sheet of ThermoEnergy Corporation (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company as of December 31, 2010 and for the year then ended were audited by CCR LLP. We have since succeeded to the practice of such firm.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ThermoEnergy Corporation and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $17,386,000 during the year ended December 31, 2011, and, as of that date, the Company’s current liabilities exceeded its current assets by $3,387,000 and its total liabilities exceeded its total assets by $4,603,000. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

May 14, 2012

F-2

THERMOENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash	$3,056	$4,299
Accounts receivable, net	4,228	1,043
Costs in excess of billings	132	—
Inventories	167	65
Other current assets	590	289
Total Current Assets	8,173	5,696

Property and equipment, net	544	560
Other assets	72	61

TOTAL ASSETS	$8,789	$6,317

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$2,640	$722
Convertible debt, current portion	1,250	—
Accrued payroll taxes	599	1,470
Billings in excess of costs	5,131	1,880
Derivative liability, current portion	706	—
Other current liabilities	1,234	1,995
Total Current Liabilities	11,560	6,067

Long Term Liabilities:
Derivative liability	101	2,852
Convertible debt, net	1,571	8,892
Other long term liabilities	160	180
Total Long Term Liabilities	1,832	11,924

Total Liabilities	13,392	17,991

Commitments and contingencies (Note 12)

Stockholders' Deficiency:
Preferred Stock, $0.01 par value: authorized: 30,000,000 shares at December 31, 2011 and 20,000,000 shares at December 31, 2010:
Series A Convertible Preferred Stock, liquidation value of $1.20 per share: designated: 208,334 shares at December 31, 2011 and 10,000,000 shares at December 31, 2010; issued and outstanding: 208,334 shares at December 31, 2011 and 2010	2	2
Series B Convertible Preferred Stock, liquidation preference of $2.40 per share: designated: 12,000,000 shares at December 31, 2011 and 6,454,621 shares at December 31, 2010; issued and outstanding: 11,664,993 shares at December 31, 2011 and 5,968,510 shares at December 31, 2010	117	60
Common Stock, $.001 par value: authorized – 425,000,000 shares at December 31, 2011 and 300,000,000 shares at December 31, 2010; issued: 85,167,098 shares at December 31, 2011 and 55,681,918 shares at December 31, 2010; outstanding: 85,033,301 shares at December 31, 2011 and 55,548,121 shares at December 31, 2010	85	55
Additional paid-in capital (Note 1)	108,727	84,351
Accumulated deficit (Note 1)	(113,510)	(96,124)
Treasury stock, at cost: 133,797 shares at December 31, 2011 and 2010	(18)	(18)
Total ThermoEnergy Corporation Stockholders’ Deficiency	(4,597)	(11,674)
Noncontrolling interest	(6)	—
Total Stockholders’ Deficiency	(4,603)	(11,674)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$8,789	$6,317

See notes to consolidated financial statements.

F-3

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2011	2010

Revenue	$5,583	$2,874
Cost of revenue	5,179	2,799
Gross profit	404	75

Operating Expenses:
General and administrative	4,807	5,800
Engineering, research and development	299	643
Sales and marketing	2,448	1,281
Total operating expenses	7,554	7,724

Loss from operations	(7,150)	(7,649)

Other income (expense):
Warrant expense	—	(107)
Gain on payroll tax settlement	—	2,263
Loss on extinguishment of debt (Note 1)	(12,551)	(5,620)
Derivative liability income (expense)	3,936	(293)
Equity in losses of joint venture	(389)	(74)
Interest and other expense, net	(1,232)	(3,376)
Total other expense	(10,236)	(7,207)

Net loss	(17,386)	(14,856)
Net loss attributable to noncontrolling interest	57	—

Net loss attributable to ThermoEnergy Corporation	(17,329)	(14,856)
Deemed dividend on Series B Convertible Preferred Stock (Note 1)	—	(1,894)

Net loss attributable to ThermoEnergy Corporation common stockholders	$(17,329)	$(16,750)

Loss per share attributable to ThermoEnergy Corporation common stockholders, basic and diluted	$(0.30)	$(0.31)

Weighted average shares used in computing loss per share, basic and diluted	56,819,885	54,041,586

See notes to consolidated financial statements.

F-4

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
(in thousands, except share and per share amounts)

Years Ended December 31, 2011 and 2010

	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Noncontrolling Interest	Total

Balance at December 31, 2009	$2	$30	$54	$66,711	$(81,268)	$-	$-	$(14,471)

Stock options issued to officers, directors and employees				2,066				2,066
Common Stock issued for services (200,000 shares)				54				54
Convertible Notes and accrued interest converted to Common Stock (1,802,445 shares at $0.24 per share)			1	432				433
Convertible debt and accrued interest converted to Series B Convertible Preferred Stock (791,668 shares at $2.40 per share) (Note 1)		8		6,898				6,906
Series B Convertible Preferred Stock and warrants issued for cash, net of issuance costs of $375 (2,083,334 shares at $2.40 per share)		21		4,604				4,625
Series B Convertible Preferred Stock and warrants issued for settlement with Convertible note holders (55,554 shares at $2.40 per share)		1		533				534
Beneficial conversion features recognized upon issuance of short term borrowings				3,053				3,053
Purchase of treasury stock (50,000 shares at $0.35 per share)						(18)		(18)
Net Loss (Note 1)					(14,856)			(14,856)

Balance at December 31, 2010	2	60	55	84,351	(96,124)	(18)	-	(11,674)
Stock options issued to officers, directors and employees				1,002				1,002
Common Stock issued for services (600,000 shares)			1	113				114
Conversion of Series B Convertible Stock (118,518 shares) to Common Stock (1,185,180 shares)		(1)	1					—
Conversion and tender of convertible debt and accrued interest to Series B Convertible Preferred Stock and warrants		58		14,080				14,138
Exercise of Common Stock purchase warrants for cash, net of issuance costs of $196 (27,700,000 shares at $0.095 per share)			28	2,408				2,436
Issuance of Common Stock purchase warrants				4,879				4,879
Derecognition of beneficial conversion features on extinguished debt				(2,003)				(2,003)
Repricing of warrants				1,799				1,799
Reclassification of derivative liabilities to equity				2,037				2,037
Debt discount recognized upon issuance of convertible debt				61				61
Contributions to joint venture on behalf of noncontrolling interest							(63)	(63)
Net Loss					(17,386)		57	(17,329)

Balance at December 31, 2011	$2	$117	$85	$108,727	$(113,510)	$(18)	$(6)	$(4,603)

See notes to consolidated financial statements.

F-5

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010
Operating Activities:
Net loss (Note 1)	$(17,386)	$(14,856)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock option expense	1,002	2,066
Warrant expense	—	107
Common stock issued for services	114	54
Gain on payroll tax settlement	—	(2,263)
Loss on extinguishment of debt (Note 1)	12,513	5,620
Loss on disposal of property, plant and equipment	62	—
Equity in losses of joint venture	389	74
Derivative liability (income) expense	(3,936)	293
Non-cash interest added to debt	245	941
Series B Preferred Convertible Stock and warrants issued for note holder settlement expenses	—	534
Purchase of treasury stock	—	(18)
Depreciation	89	52
Amortization of discount on convertible debt	687	2,243
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(3,185)	(1,036)
Costs in excess of billings	(132)	—
Inventories	(102)	9
Other current assets	(307)	(84)
Accounts payable	1,918	(90)
Billings in excess of costs	3,251	1,482
Other current liabilities	(1,303)	(707)
Other long-term liabilities	(20)	(49)

Net cash used in operating activities	(6,101)	(5,628)

Investing Activities:
Investment in joint venture	(400)	(61)
Purchases of property and equipment	(135)	(371)

Net cash used in investing activities	(535)	(432)

Financing Activities:
Proceeds from issuance of Series B Convertible Preferred Stock and warrants, net of issuance costs of $375	—	4,625
Proceeds from issuance of common stock, net of issuance costs of $196	2,436	—
Proceeds from issuance of convertible promissory notes	5,760	4,625
Payments on convertible promissory notes	(2,803)	—

Net cash provided by financing activities	5,393	9,250

Net change in cash	(1,243)	3,190
Cash, beginning of year	4,299	1,109
Cash, end of year	$3,056	$4,299

Supplemental schedule of non-cash financing activities:
Conversion and tender of convertible debt and accrued interest to Series B Convertible Preferred Stock and warrants	$14,138	$1,900
Conversion of convertible notes and accrued interest to common stock	$—	$433
Debt (premium) discount recognized on convertible debt	$(131)	$3,053
Accrued interest added to debt	$153	$323

See notes to consolidated financial statements.

F-6

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Note 1: Organization and summary of significant accounting policies

Nature of business

ThermoEnergy Corporation (“the Company”) was incorporated in January 1988 for the purpose of developing and marketing advanced municipal and industrial wastewater treatment and carbon reducing power generation technologies.

The Company’s wastewater treatment systems are based on its proprietary Controlled Atmosphere Separation Technology (“CAST”) platform.  The Company’s patented and proprietary platform technology is combined with off-the-shelf technologies to provide systems that are inexpensive, easy to operate and reliable. The Company’s wastewater treatment systems have global applications in aerospace, food and beverage processing, metal finishing, pulp & paper, petrochemical, refining, microchip and circuit board manufacturing, heavy manufacturing and municipal wastewater. The CAST platform technology is owned by its subsidiary, CASTion Corporation (“CASTion”).

The Company also owns a patented pressurized oxycombustion technology that converts fossil fuels (including coal, oil and natural gas) and biomass into electricity while producing near zero air emissions and removing and capturing carbon dioxide in liquid form for sequestration or beneficial reuse. This technology is intended to be used to build new or to retrofit old fossil fuel power plants globally with near zero air emissions while capturing carbon dioxide as a liquid for ready sequestration far more economically than any other competing technology. The pressurized oxycombustion technology is held in the Company’s subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”).

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to current year classifications.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

The 15% third party ownership interest in TEPS is recorded as a noncontrolling interest in the consolidated financial statements. As of December 31, 2010, the noncontrolling interest in TEPS was immaterial to the consolidated financial statements taken as a whole.

Revenue recognition

The Company recognizes revenues using the percentage of completion method. Under this approach, revenue is earned in proportion to total costs incurred in relation to total costs expected to be incurred. Contract costs include all direct material and labor costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date such as engineering progress, materials quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates made. Due to uncertainties inherent in the estimation process, actual completion costs may vary from estimates. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized beginning in the period in which they become known.  Provisions for estimated losses on uncompleted contracts are made in the period in which the estimated loss first becomes known.

Certain long-term contracts include a number of different services to be provided to the customer. The Company records separately revenues, costs and gross profit related to each of these services if they meet the contract segmenting criteria in ASC 605-35. This policy may result in different interim rates of profitability for each segment than if the Company had recognized revenues using the percentage-of-completion method based on the project’s estimated total costs.

In circumstances when the Company cannot estimate the final outcome of a contract, or when the Company cannot reasonably estimate revenue, the Company utilizes the percentage-of-completion method based on a zero profit margin until more precise estimates can be made. If and when the Company can make more precise estimates, revenues will be adjusted accordingly and recorded as a change in an accounting estimate. For the years ended December 31, 2011 and 2010, the Company has recorded one contract which represented approximately 5% and 35% of its revenues, respectively, utilizing the percentage-of-completion method based on a zero profit margin.

F-7

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Cash

The Company places its cash in highly rated financial institutions, which are continually reviewed by senior management for financial stability. Effective December 31, 2010, extending through December 31, 2012, all “noninterest-bearing transaction accounts” are fully insured, regardless of the balance of the account. Generally the Company’s cash in interest-bearing accounts exceeds financial depository insurance limits. However, the Company has not experienced any losses in such accounts and believes that its cash is not exposed to significant credit risk.

Accounts receivable, net

Accounts receivable are recorded at their estimated net realizable value. Receivables related to the Company’s contracts have realization and liquidation periods of less than one year and are therefore classified as current.

The Company maintains allowances for specific doubtful accounts based on estimates of losses resulting from the inability of customers to make required payments and record these allowances as a charge to general and administrative expense. The Company’s method for estimating its allowance for doubtful accounts is based on judgmental factors, including known and inherent risks in the underlying balances, adverse situations that may affect the customer’s ability to pay and current economic conditions. Amounts considered uncollectible are written off based on the specific customer balance outstanding.

The following is a summary of the Company’s allowance for doubtful accounts activity for the years ended December 31, 2011 and 2010:

	Year Ended December 31,
(in $000’s)	2011	2010

Allowance for doubtful accounts, beginning of year	$9	$9
Bad debt expense	1	—
Write-offs	(10)	—
Allowance for doubtful accounts, end of year	—	9

At December 31, 2011, one customer accounted for 96% of the Company’s gross accounts receivable balance. For the year ended December 31, 2011, two customers each accounted for more than 10% of the Company’s revenues and collectively accounted for 92% of total revenues. For the year ended December 31, 2010, three customers each accounted for more than 10% of the Company’s revenues and collectively accounted for 96% of total revenues.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method and consist primarily of raw materials and supplies.

The Company evaluates its inventory for excess quantities and obsolescence on an annual basis.  In preparing our evaluation, we look at the expected demand for our products for the next three to twelve months.  Based on this evaluation, we establish and maintain a reserve so that inventory is appropriately stated at the lower of cost or net realizable value.

Property and equipment

Property and equipment are stated at cost and are depreciated over the estimated useful life of each asset. Depreciation is computed using the straight-line method.  The Company evaluates long-lived assets based on estimated future undiscounted net cash flows or other fair value measures whenever significant events or changes in circumstances occur that indicate the carrying amount may not be recoverable. If that evaluation indicates that an impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the undiscounted cash flows or fair values of the asset, whichever is more readily determinable.

The Company recorded a loss of $62,000 on the disposal of property and equipment during 2011 in conjunction with relocating its corporate headquarters.

F-8

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Contingencies

The Company accrues for costs relating to litigation, including litigation defense costs, claims and other contingent matters, including liquidated damage liabilities, when such liabilities become probable and reasonably estimable. Such estimates may be based on advice from third parties or on management’s judgment, as appropriate. Revisions to payroll tax and other accruals are reflected in income in the period in which different facts or information become known or circumstances change that affect the Company’s previous assumptions with respect to the likelihood or amount of loss. Amounts paid upon the ultimate resolution of contingent liabilities may be materially different from previous estimates and could require adjustments to the estimated liability to be recognized in the period such new information becomes known.

Stock options

The Company accounts for stock options in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation”. This topic requires that the cost of all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values on the measurement date, which is generally the date of grant.  Such cost is recognized over the vesting period of the awards.  The Company uses the Black-Scholes option pricing model to estimate the fair value of “plain vanilla” stock option awards.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted rates and laws that will be in effect when the deferred tax assets or liabilities are expected to be realized or settled. A valuation allowance for deferred tax assets is provided if it is more likely than not that all or a portion of the deferred tax assets will not be realized. The Company recognizes interest and penalties related to underpayments of income taxes as a component of interest and other expense on its Consolidated Statement of Operations.

The Company estimates contingent income tax liabilities based on the guidance for accounting for uncertain tax positions as prescribed in ASC Topic 740, “Income Taxes.” We use a two-step process to assess each income tax position.  We first determine whether it is more likely than not that the income tax position will be sustained, based on technical merits, upon examination by the taxing authorities.  If the income tax position is expected to meet the more likely than not criteria, we then record the benefit in the financial statements that equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.  At December 31, 2011 and 2010, there are no uncertain tax positions that require accrual.

The Company is subject to taxation in the U.S. and various states. As of December 31, 2011 the Company’s tax years for 2008, 2009 and 2010 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2001, the Company is no longer subject to U.S. federal, state or local examinations by tax authorities for years before 2008. Tax year 2007 was open as of December 31, 2010.

Fair value of financial instruments and fair value measurements

The carrying amount of cash, accounts receivable, other current assets, accounts payable, short-term borrowings and other current liabilities in the consolidated financial statements approximate fair value because of the short-term nature of those instruments. The carrying amount of the Company’s convertible debt was $2,821,000 and $8,892,000 at December 31, 2011 and 2010, respectively, and approximates the fair value of these instruments. The Company’s warrant liabilities are recorded at fair value.

The Company's assets and liabilities carried at fair value are categorized using inputs from the three levels of fair value hierarchy, as follows:

Level 1:   Quoted prices in active markets for identical assets or liabilities.

Level 2:   Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:   Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the liabilities.

F-9

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 are as follows: (in thousands)

		Fair Value Measurements at Reporting Date Using
Description	Balance as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative liability – current portion	$706	$-	$-	$706
Derivative liability – long-term portion	101	-	-	101

Total	$807	$-	$-	$807

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 are as follows: (in thousands)

		Fair Value Measurements at Reporting Date Using
Description	Balance as of December 31, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative liability – long-term portion	$2,852	$-	$-	$2,852

Total	$2,852	$-	$-	$2,852

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liabilities classified as Level 3 (in thousands):

Balance at December 31, 2010	$2,852
Issuance of warrants as derivative liabilities	3,928
Change in fair value	(3,936)
Reclass of warrants to equity	(2,037)
Balance at December 31, 2011	$807

Series B Convertible Preferred Stock

The Company determined the initial value of the Series B Convertible Preferred Stock and investor warrants using valuation models it considers to be appropriate. Because the Series B Convertible Preferred Stock has an indefinite life, it is classified within the stockholders’ deficiency section of the Company's Consolidated Balance Sheets. The value of beneficial conversion features are considered a “deemed dividend” and are accounted for as a component of net loss attributable to common stockholders on the Company’s Consolidated Statements of Operations.

Earnings (loss) per share

Basic earnings (loss) per share (“EPS”) is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Fully diluted earnings per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants (using the “treasury stock” method), and convertible preferred stock and debt (using the “if-converted” method), unless the effect on net income per share is antidilutive. Under the “if-converted” method, convertible instruments are assumed to have been converted as of the beginning of the period or when issued, if later.

F-10

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Recent accounting pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS,” which converges fair value measurement and disclosure guidance in U.S. GAAP with fair value measurement and disclosure guidance issued by the International Accounting Standards Board (“IASB”). The amendments in the authoritative guidance do not modify the requirements for when fair value measurements apply. The amendments generally represent clarifications on how to measure and disclose fair value under ASC 820, “Fair Value Measurement.” The authoritative guidance is effective prospectively for interim and annual periods beginning after December 15, 2011. Early adoption of the authoritative guidance is not permitted. The Company does not believe the adoption of the provisions of ASU 2011-04 in the Company’s fiscal year beginning January 1, 2012 will have a material impact on its financial statements or disclosures.

Revision of prior period financial statements

The Company identified prior period errors relating to the accounting for certain debt transactions. As part of the Company’s accounting for these transactions under extinguishment accounting, the fair value of certain warrants issued as partial consideration for the extinguishment of debt during the quarter ended September 30, 2010 was recorded as deemed dividends to preferred shareholders instead of being separately valued and included as a component of the loss recognized on debt extinguishment. These errors impacted the quarter ended September 30, 2010 and the year ended December 31, 2010.

In evaluating whether the Company’s previously issued consolidated financial statements were materially misstated, the Company considered the guidance in Accounting Standards Codification (ASC) Topic 250, “Accounting Changes and Error Corrections,” ASC Topic 250-10-S99-1, “Assessing Materiality,” and ASC Topic 250-10-S99-2, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” The Company concluded these errors were not material individually or in the aggregate to any of the prior reporting periods, and therefore, amendments of previously filed reports were not required. As such, the revisions for these corrections to the applicable prior periods are reflected in the financial information herein and will be reflected in future filings containing such financial information.

The prior period financial statements included in this filing have been revised to reflect the corrections of these errors, the effects of which have been provided in summarized format below:

Revised consolidated balance sheet amounts	December 31, 2010
	As Previously Reported	Adjustment	As Revised
Additional paid-in capital	79,345	5,006	84,351
Accumulated deficit	(91,118)	(5,006)	(96,124)

Revised consolidated statement of operations amounts	For the Year Ended December 31, 2010
	As Previously Reported	Adjustment	As Revised
Loss on extinguishment of debt	$(614)	$(5,006)	$(5,620)
Total other expense	(2,201)	(5,006)	(7,207)
Net loss	(9,850)	(5,006)	(14,856)
Net loss attributable to ThermoEnergy Corporation	(9,850)	(5,006)	(14,856)
Deemed dividend on Series B Convertible Preferred Stock	(6,900)	5,006	(1,894)
Net loss attributable to ThermoEnergy Corporation common stockholders	(16,750)	—	(16,750)

F-11

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Revised consolidated statement of stockholders’ deficiency amounts	For the Year Ended December 31, 2010
	As Previously Reported	Adjustment	As Revised
Convertible debt and accrued interest converted to Series B Convertible Preferred Stock (791,668 shares at $2.40 per share)	$1,900	$5,006	$6,906
Net loss	(9,850)	(5,006)	(14,856)

Revised consolidated statement of cash flows amounts	For the Year Ended December 31, 2010
	As Previously Reported	Adjustment	As Revised
Net loss	$(9,850)	$(5,006)	$(14,856)

Adjustment to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	614	5,006	5,620

Note 2: Management's consideration of going concern matters

The Company has incurred net losses since inception and will require substantial additional capital to continue commercialization of the Company’s power and water technologies (the “Technologies”) and to fund the Company’s liabilities, which included accounts payable of $2.64 million, convertible debt of approximately $2.8 million, accrued payroll taxes of $599,000 (see Note 12), derivative liabilities of $807,000 and approximately $1.4 million of other liabilities at December 31, 2011. In addition, the Company may be subject to tax liens if it cannot satisfactorily settle the outstanding payroll tax liabilities and may also face criminal and/or civil action with respect to the impact of the payroll tax matters (see Note 12).  The consolidated financial statements have been prepared assuming the Company will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business and do not reflect any adjustments that might result from the outcome of the aforementioned uncertainties. Management is considering several alternatives for mitigating these conditions.

Management is actively seeking to raise substantial working capital through additional equity or debt financing that will allow the Company to operate until it becomes cash flow positive from operations. Management is also actively pursuing commercial contracts to generate operating revenue. Management has determined that the financial success of the Company is primarily dependent upon the Company’s ability to collaborate with financially sound third parties to pursue projects involving the Technologies.

Management has undertaken and successfully completed a program to reduce the Company’s outstanding debt as follows:

As more fully described in Note 5, the Company entered into Note Amendment and Forbearance Agreements in January 2011 with the holders of the CASTion Notes originally due May 31, 2010. As part of these agreements, the Company issued amended CASTion Notes that extended the maturity date until February 29, 2012.

As more fully described in Note 5, on February 25, 2011, the Company entered into a Note Extension and Amendment Agreement with the holders of the Company’s 2010 Bridge Notes. The Note Extension and Amendment Agreement extended the maturity date of the 2010 Bridge Notes to February 29, 2012 and increased the interest rate on these Notes from 3% per annum to 10%.

As more fully described in Note 5, the Company entered into a Bridge Loan and Warrant Amendment Agreement with certain investors on June 17, 2011 pursuant to which the Company received proceeds totaling approximately $2.9 million. The Bridge Loan and Warrant Amendment Agreement was amended on July 12, 2011 to provide for an additional $1.6 million of funding, bringing the total proceeds to approximately $4.5 million (the “2011 Bridge Loans”).

On July 1, 2011, the Company used approximately $1.6 million of these proceeds to pay down the principal balance of the CASTion Notes as described above. Per the terms of the CASTion Notes, as amended, in the event the Company makes any payments of principal or accrued interest on or before July 5, 2011, an equal amount of such payment shall automatically convert into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share and Warrants for the purchase of the Company’s Common Stock equal to that number of shares of the Company’s Common Stock determined by dividing 200% of the amount of principal and interest converted by $0.30. Accordingly, on July 1, 2011, the Company issued 653,439 shares of its Series B Convertible Preferred Stock and Warrants for the purchase of 10,455,024 shares of its Common Stock. As a result, the amended CASTion Notes were considered to be repaid in full.

Consequently, per the terms of the amended 2010 Bridge Loan Agreement, as described above, the repayment of the CASTion Notes triggered the Company’s right to convert the entire outstanding balance of principal and interest on the 2010 Bridge Notes (approximately $4.5 million) into shares of Series B Convertible Preferred Stock. The Company effected this conversion on August 11, 2011.

Also on August 11, 2011, upon satisfaction of all of the conditions set forth in the 2011 Bridge Loan and Warrant Amendment Agreement, the holders of the 2011 Bridge Loans exercised all of the Warrants in accordance with the 2011 Bridge Loan and Warrant Amendment Agreement and surrendered all of the 2011 Bridge Loans in payment of the exercise price for the purchase under the Warrants of an aggregate of 3,469,387 shares of Series B Convertible Preferred Stock at a price of $1.30 per share.

F-12

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

As more fully described in Note 5, the Company entered into a Bridge Loan Agreement with certain investors on December 2, 2011 pursuant to which the Company received proceeds totaling $1.25 million.

As more fully described in Note 6, on December 30, 2011, the Company received proceeds totaling $2,436,000, net of issuance costs, from the exercise of an aggregate of 27.7 million warrants at an exercise price of $0.095 per share.

As more fully described in Note 6, on January 10, 2012, the Company received proceeds totaling $498,000, net of issuance costs, from the exercise of an aggregate of 5,633,344 warrants at an exercise price of $0.095 per share.

Note 3. Restatement and Condensed Quarterly Financial Information (Unaudited)

2011 Quarterly Restatement

The unaudited quarterly financial information for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 have been restated to correct errors in the valuation of the Company’s derivative liabilities and accounting for certain financing transactions in those periods. These errors in the Company’s financing transactions were caused by the Company incorrectly accounting for the amendment of its CASTion Notes and its 2010 Bridge Notes as a debt modification instead of a debt extinguishment in the first quarter of 2011 (see Note 5). The errors in the Company’s derivative liabilities were due to deficiencies in the Company’s valuation model and methodology used to calculate the fair value of such liabilities in the first three quarters of 2011. These errors did not have any impact on the Company’s consolidated financial statements as of and for the year ended December 31, 2010.

The impact of the errors on the Company’s consolidated statements of operations for the three and nine months ended September 30, 2011 is summarized below (in thousands):

	Three Months Ended September 30, 2011		Nine Months Ended September 30, 2011
	(Unaudited)		(Unaudited)
	As Originally Reported	As Restated	As Originally Reported	As Restated

Loss from operations	$(1,470)	$(1,470)	$(5,296)	$(5,296)

Other income (expense):
Warrant expense	(1,799)	—	(1,799)	—
Derivative liability income (loss)	(653)	440	403	3,963
Loss on extinguishment of debt	(2,042)	(5,159)	(2,042)	(12,551)
Interest and other expense, net	(263)	(220)	(2,751)	(1,124)
Equity in losses of joint venture	(117)	(117)	(386)	(386)

Net loss	(6,344)	(6,526)	(11,871)	(15,394)
Net loss attributable to noncontrolling interest	17	17	57	57

Net loss attributable to ThermoEnergy Corporation	(6,327)	(6,509)	(11,814)	(15,337)
Deemed dividend on Series B Convertible Preferred Stock	(4,045)	—	(4,271)	—

Net loss attributable to ThermoEnergy Corporation common stockholders	$(10,372)	$(6,509)	$(16,085)	$(15,337)

Net loss per share attributable to ThermoEnergy Corporation common stockholders, basic and diluted	$(0.18)	$(0.11)	$(0.28)	$(0.27)

Weighted average shares used in computing loss per share, basic and diluted	56,867,098	56,867,098	56,506,905	56,506,905

F-13

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

The impact of the errors on the Company’s consolidated statements of operations for the three and six months ended June 30, 2011 is summarized below (in thousands):

	Three Months Ended June 30, 2011 (Unaudited)		Six Months Ended June 30, 2011 (Unaudited)
	As Originally Reported	As Restated	As Originally Reported	As Restated

Loss from operations	$(1,815)	$(1,815)	$(3,826)	$(3,826)

Other income (expense):
Derivative liability income	39	820	1,056	3,523
Loss on extinguishment of debt	—	(147)	—	(7,392)
Interest and other expense, net	(1,027)	(210)	(2,488)	(904)
Equity in losses of joint venture	(182)	(182)	(269)	(269)

Net loss	(2,985)	(1,534)	(5,527)	(8,868)
Net loss attributable to noncontrolling interest	27	27	40	40

Net loss attributable to ThermoEnergy Corporation	(2,958)	(1,507)	(5,487)	(8,828)
Deemed dividend on Series B Convertible Preferred Stock	(91)	—	(226)	—

Net loss attributable to ThermoEnergy Corporation common stockholders	$(3,049)	$(1,507)	$(5,713)	$(8,828)

Net loss per share attributable to ThermoEnergy Corporation common stockholders, basic and diluted	$(0.05)	$(0.03)	$(0.10)	$(0.16)

Weighted average shares used in computing loss per share, basic and diluted	56,738,188	56,738,188	56,323,824	56,323,824

The impact of the errors on the Company’s consolidated statement of operations for the three months ended March 31, 2011 is summarized below (in thousands):

	Three Months Ended March 31, 2011 (Unaudited)
	As Originally Reported	As Restated

Loss from operations	$(2,011)	$(2,011)

Other income (expense):
Loss on extinguishment of debt	—	(7,245)
Derivative liability income	1,017	2,703
Equity in losses of joint venture	(87)	(87)
Interest and other expense, net	(1,461)	(694)

Net loss	(2,542)	(7,334)
Net loss attributable to noncontrolling interest	13	13

Net loss attributable to ThermoEnergy Corporation	(2,529)	(7,321)
Deemed dividend on Series B Convertible Preferred Stock	(135)	—

Net loss attributable to ThermoEnergy Corporation common stockholders	$(2,664)	$(7,321)

Loss per share attributable to ThermoEnergy Corporation common stockholders, basic and diluted	$(0.05)	$(0.13)

Weighted average shares used in computing loss per share, basic and diluted	55,848,585	55,848,585

F-14

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

The impact of the errors on the Company’s consolidated balance sheets is summarized below (in thousands):

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	September 30, 2011 (Unaudited)		June 30, 2011 (Unaudited)		March 31, 2011 (Unaudited)
	As Originally Reported	As Restated	As Originally Reported	As Restated	As Originally Reported	As Restated

Total liabilities	$11,090	$9,684	$15,984	$19,476	$13,156	$18,246

Total stockholders’ deficiency	$(6,813)	$(5,407)	$(11,653)	$(15,145)	$(9,182)	$(14,272)

Total liabilities and stockholders’ deficiency	$4,277	$4,277	$4,331	$4,331	$3,974	$3,974

The errors as detailed above had no effect on net cash flows from operating, investing or financing activities in any period. Within the operating activities section of the consolidated statements of cash flows, the effect of the error on net loss in each period as summarized above was offset by an equal change in non-cash items, a non-cash adjustment to reconcile net loss to net cash used in operating activities. The Company did not include consolidated statements of stockholders’ deficiency in its Quarterly Reports on Form 10-Q for any of the three quarters of 2011.

Condensed Quarterly Financial Information (Unaudited)

The following table sets forth certain unaudited quarterly financial information for fiscal 2010 and 2011. This data should be read together with the Company’s consolidated financial statements and the related notes included elsewhere in this Annual Report on Form 10-K. The Company has prepared the unaudited information on a basis consistent with its audited financial statements and has included all adjustments of a normal and recurring nature, which, in the opinion of management, are considered necessary to fairly present the Company’s revenue and operating expenses for the quarters presented. The Company’s historical operating results for any quarter are not necessarily indicative of results for any future period.

	(Unaudited) For the Three Months Ended
(in thousands, except share and per share data)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
			As Revised		As Restated	As Restated	As Restated

Revenue	$1,160	$253	$641	$820	$948	$1,434	$1,193	$2,008
Cost of sales	1,170	141	612	876	967	1,280	1,073	1,859

Gross profit	(10)	112	29	(56)	(19)	154	120	149
Operating expenses	1,649	1,842	1,819	2,414	1,992	1.969	1,590	2,003

Loss from operations	(1,659)	(1,730)	(1,790)	(2,470)	(2,011)	(1,815)	(1,470)	(1,854)
Other income (expense)	(329)	(3,852)	(4,138)	1,112	(5,323)	281	(5,056)	(138)

Net loss	(1,988)	(5,582)	(5,928)	(1,358)	(7,334)	(1,534)	(6,526)	(1,992)
Net loss attributable to noncontrolling interest	—	—	—	—	13	27	17	—

Net loss attributable to ThermoEnergy Corporation	(1,988)	(5,582)	(5,928)	(1,358)	(7,321)	(1,507)	(6,509)	(1,992)
Deemed dividend on Series B Convertible Preferred Stock	—	—	(1,894)	—	—	—	—	—

Net loss attributable to ThermoEnergy Corporation common stockholders	$(1,988)	$(5,582)	$(7,822)	$(1,358)	$(7,321)	$(1,507)	$(6,509)	$(1,992)

Net loss per common share, basic and diluted:	$(0.04)	$(0.10)	$(0.15)	$(0.03)	$(0.13)	$(0.03)	$(0.11)	$(0.03)

Weighted average shares used in computing loss per share, basic and diluted	53,679,473	53,679,473	53,679,473	54,041,586	55,848,585	56,738,188	56,867,098	57,748,620

Note 4:  Joint Venture

On February 25, 2009, the Company’s subsidiary, TEPS, and  Babcock Power Development, LLC (“BPD”), a subsidiary of Babcock Power, Inc., entered into a Limited Liability Company Agreement (the “LLC Agreement”) establishing Babcock-Thermo Carbon Capture LLC, a Delaware limited liability company (the “Joint Venture”) for the purpose of developing its proprietary pressurized oxycombustion technology.  In 2011, the joint venture changed its name to Babcock-Thermo Clean Combustion LLC.

F-15

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

TEPS entered into a license agreement with the Joint Venture and BPD, pursuant to which it has granted to the Joint Venture an exclusive, irrevocable (except as otherwise provided therein), world-wide and royalty-free license to TEPS’ intellectual property related to or necessary to practice the pressurized oxycombustion technology (the “License”).   In the LLC Agreement, BPD has agreed to develop, at its own expense, intellectual property in connection with three critical subsystems relating to the pressurized oxycombustion technology: a combustor subsystem, a steam generating heating surface subsystem, and a condensing heat exchangers subsystem (collectively, the “Subsystems”) and  BPD has entered into a license agreement with the Joint Venture and TEPS pursuant to which it has granted the Joint Venture an exclusive, irrevocable (except as otherwise provided therein), world-wide, fully paid up and royalty-free license to BPD’s know-how and other proprietary intellectual property related to or necessary to practice the Subsystems.

Pursuant to the LLC Agreement, each of ThermoEnergy Power Systems and BPD owned a 50% membership interest in the Joint Venture.  The LLC Agreement provides that each member may be required, from time to time, to make capital contributions to the Joint Venture to fund its operations.  The Company made capital contributions of $50,000 in 2009, $61,000 in 2010, and $400,000 in 2011.

The Company accounted for the Joint Venture using the equity method of accounting. Accordingly, the Company reduced the value of its investment in the Joint Venture by $389,000 in 2011 and $74,000 in 2010 to account for its share of net losses incurred by the Joint Venture. The carrying value of the Company’s investment in the Joint Venture is $32,000 and $37,000 as of December 31, 2011 and 2010, respectively, and is classified as Other Assets on the Company’s Consolidated Balance Sheets.

As further discussed in Note 13, on March 2, 2012, TEPS entered into a Dissolution Agreement with BPD to terminate the Limited Liability Company Agreement and dissolve the Joint Venture. The BTCC Board of Managers is supervising the wind down and dissolution process.

F-16

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Note 5: Convertible debt

Convertible debt consisted of the following at December 31, 2011 and 2010 (in thousands):

	2011	2010

Convertible Promissory Note, 5%, due March 7, 2013, less discount of $78 in 2011 and $132 in 2010	$860	$762
Convertible Promissory Note, 5%, due March 21, 2013, less discount of $181 in 2011 and $345 in 2010	711	504
Convertible Promissory Notes, 12.5%, due December 31, 2012	1,250	—
Convertible Promissory Notes, 10%, due February 29, 2012	—	5,380
Convertible Bridge Notes, 10%, due February 29, 2012, net of discount of $496 in 2010	—	2,246
	2,821	8,892
Less: Current portion	(1,250)	—
	$1,571	$8,892

March 21, 2007 Financing

On March 21, 2007 the Company issued to Mr. Martin A. Roenigk, a member of the Company’s Board of Directors as of that date, a 5% Convertible Promissory Note due March 21, 2013 in the principal amount of $750,000. The principal amount and accrued interest on the Note is convertible into shares of common stock at a conversion price of $0.50 per share at any time at the election of the holder.  As further consideration, the Company issued a warrant to purchase 750,000 shares of common stock at an exercise price equal to the daily volume weighted average price per share of the common stock for the 365-day period immediately preceding the date on which the warrant is exercised, subject to a minimum exercise price of $0.50 per share and a maximum exercise price of $1.00 per share. The warrant expires on March 21, 2013.

The Company estimated the fair value of the warrant issued using the Black-Scholes option pricing model and allocated $193,000 of the proceeds received to the warrant on a relative fair value basis. In addition, the difference between the effective conversion price of the Note and the fair value of the Company’s common stock on the date of issuance resulted in a beneficial conversion feature amounting to $88,000, the intrinsic value of the conversion feature on that date. The total debt discount of $281,000 is being amortized to interest expense over the stated term of the Note.

Interest on the Note is payable semi-annually. The Company may, at its discretion, defer any scheduled interest payment until the maturity date of the Note upon payment of a $2,500 deferral fee.  The Company added $188,000 and $144,000 of accrued interest to the principal balance of the Note as of December 31, 2011 and 2010, respectively.

March 7, 2008 Financing

On March 7, 2008, Mr. Roenigk exercised his option to make an additional $750,000 investment in the Company under the terms of the Securities Purchase Agreement between the Company and Mr. Roenigk dated March 21, 2007. The Company issued to Mr. Roenigk a 5% Convertible Promissory Note due March 7, 2013 in the principal amount of $750,000. The principal amount and accrued interest on the Note is convertible into shares of common stock at a conversion price of $0.50 per share at any time at the election of the holder. As further consideration, the Company issued a warrant to purchase 750,000 shares of common stock at an exercise price equal to the daily volume weighted average price per share of the Company’s common stock for the 365-day period immediately preceding the date on which the warrant is exercised, subject to a minimum exercise price of $0.50 per share and a maximum exercise price of $1.00 per share. The warrant expires on March 7, 2014.

The Company estimated the fair value of the warrant issued using the Black-Scholes option pricing model and allocated $321,000 of the proceeds received to the warrant on a relative fair value basis. In addition, the difference between the effective conversion price of the Note and the fair value of the Company’s common stock on the date of issuance resulted in a beneficial conversion feature amounting to $429,000, the intrinsic value of the conversion feature on that date. The total debt discount of $750,000 is being amortized to interest expense over the stated term of the Note.

F-17

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Interest on the Note is payable semi-annually. The Company may, at its discretion, defer any scheduled interest payment until the maturity date of the Note upon payment of a $2,500 deferral fee.  The Company added $142,000 and $99,000 of accrued interest to the principal balance of the Note as of December 31, 2011 and 2010, respectively.

CASTion Minority Interest Financing

In January 2009, the Company issued Convertible Promissory Notes (the “Convertible Notes”) in the aggregate principal amount of $351,614, originally due May 31, 2010, as part of the consideration for the acquisition of the minority shareholders’ interest in CASTion. The Convertible Notes were issued with the same terms and conditions as the Convertible Promissory Notes issued as part of the acquisition of CASTion on July 2, 2007.

On October 20, 2010, in conjunction with the settlement reached between former minority shareholders of CASTion and former majority shareholders of CASTion as discussed in Note 12, the Company entered into a settlement agreement with the former minority shareholders pursuant to which the former minority shareholders converted notes plus accrued interest totaling $433,000 into 1,802,445 shares of the Company’s common stock at a price of $0.24 per share.

CASTion Acquisition Financing

On July 2, 2007, the Company issued Convertible Promissory Notes in the aggregate principal amount of $3,353,127 as part of the consideration for the acquisition of CASTion. The outstanding principal and accrued interest are convertible into shares of the Company’s Common Stock at a conversion price of $0.50 per share at any time at the holders’ discretion. The Notes contain conventional weighted-average anti-dilution provisions for the adjustment of the conversion price of the Notes in the event the Company issues additional shares of Common Stock (or securities convertible into Common Stock) at a price less than the then-effective exercise price or conversion price. The Notes originally matured on May 31, 2010, and were in default, as the Company had not made required prepayments from a private placement of equity that closed on December 18, 2007.

Interest on the Notes was payable semi-annually, and the Company has the option of deferring interest payments and rolling the deferred amount into the principal amount of the Notes. At December 31, 2010, deferred accrued interest amounts added to the principal balances of the Notes totaled $2,027,000.

A valuation discount of $313,425 was computed on the Notes based on a fair market value interest rate of 10% compared to the stated rate of 6.5%, which was adjusted to 10% as of November 30, 2007 in accordance with the terms of the Notes. The valuation discount resulted in a beneficial conversion feature of $313,182, the intrinsic value of the conversion feature on that date. The total debt discount of $626,607 was amortized to interest expense over the stated term of the Notes.

On January 7, 2011 the Company entered into Note Amendment and Forbearance Agreements (the “Agreements”) with the holders of the CASTion Notes (the “CASTion Noteholders”). Pursuant to the Agreements, the Company (i) made payments totaling $1,144,336 against the outstanding balances of the CASTion Notes; (ii) converted an aggregate of $902,710 in principal and accrued interest on the CASTion Notes into a total of 376,129 shares of the Company’s Series B Convertible Preferred Stock; (iii) issued to the CASTion Noteholders warrants for the purchase of an aggregate of 17,585,127 shares of its Common Stock at an exercise price of $0.40 per share and an aggregate of 6,018,065 shares of its Common Stock at an exercise price of $0.30 per share ; (iv) made additional cash payments to the CASTion Noteholders totaling $37,914; and (v) the CASTion Notes were amended and restated.

The amended and restated CASTion Notes bore interest at the rate of 10% per annum, and the maturity date on the CASTion Notes was extended to February 29, 2012. Installment payments (based on a 10-year amortization schedule) were due on the last day of each month beginning January 31, 2011. The restated CASTion Notes were convertible, in whole or in part, at any time at the election of the CASTion Noteholders, into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share. The restated CASTion Notes provided that, in the event, on or before July 5, 2011, the Company made any payments of principal or accrued interest, then simultaneously with the making of such payment a portion of the remaining principal and accrued and unpaid interest on the restated CASTion Notes in an amount equal to the amount of such payment automatically converted into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share. The restated CASTion Notes also provided that, in the event that (i) the closing price of the Company’s Common Stock equaled or exceeded $0.72 per share for 20 consecutive trading days and (ii) the daily average trading volume of the Company’s Common Stock exceeded 30,000 shares for 20 consecutive trading days, then the entire principal amount, plus all accrued and unpaid interest thereon, would automatically convert into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share.

F-18

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

The Company accounted for the restated CASTion Notes as a debt extinguishment, as the present value of cash flows of the restated CASTion Notes was substantially different than the present value under the original terms. The restructuring of the CASTion Notes resulted in the Company recording a loss on extinguishment of debt of $7,361,000 in the first quarter of 2011.

On July 1, 2011, the Company exercised its right to prepay a portion of the outstanding principal balance and accrued and unpaid interest on the restated CASTion Notes by making payments in the aggregate amount of $1,568,267. These payments represent slightly in excess of 50% of the balance of principal and accrued interest balance on the restated CASTion Notes. Accordingly, on July 1, 2011, the Company issued 653,439 shares of its Series B Convertible Preferred Stock and Warrants for the purchase of 10,455,024 shares of its Common Stock per the terms of the restated CASTion Notes. As a result, the restated CASTion Notes are repaid in full.

The Company accounted for the repayment and conversion of the restated CASTion Notes as a debt extinguishment, as the fair value of the instruments tendered was substantially different than the carrying value of the restated CASTion Notes. The extinguishment of the CASTion Notes resulted in the Company recording a loss on extinguishment of debt of $952,000 in the third quarter of 2011.

2010 Bridge Note Financing

On March 10, 2010, the Company entered into a Bridge Loan Agreement with six of its principal investors (“the Investors”), all related parties, pursuant to which the Investors agreed to make bridge loans to the Company of $2.6 million in exchange for 3% Secured Convertible Promissory Notes (the “Bridge Notes”).  The Bridge Notes bear interest at the rate of 3% per year and were due and payable on February 28, 2011. The entire unpaid principal amount, together with all interest then accrued and unpaid under each Bridge Note, is convertible, at the election of the holder, into shares of Common Stock at a conversion price of $0.24 per share.

The Bridge Notes contain other conventional provisions, including the acceleration of repayment obligations upon the occurrence of certain specified Events of Default. The Bridge Notes are secured by all of the Company’s assets except for the shares of the Company’s subsidiary, CASTion Corporation (in which no security interest has been granted).

On June 30, 2010, the parties amended the Bridge Loan Agreement pursuant to which the Investors agreed to increase by $2 million the amount of the bridge loans as provided under the Bridge Loan Agreement. The new loans made under the amended Bridge Loan Agreement have been made on terms identical to the original loans under the Bridge Loan Agreement. The Company has received proceeds totaling $4.6 million under the Bridge Loan Agreement.

The Company calculated the difference between the effective conversion price of the Bridge Note and the fair value of the Company’s common stock as of each date of issuance, resulting in a total beneficial conversion feature of $3,053,000, representing the intrinsic value of the conversion feature on the respective issuance dates. The value of the beneficial conversion feature is recorded as a discount on the Bridge Notes and is amortized to interest expense over the stated term of the Bridge Notes.

On July 8, 2010, the Company converted $1.9 million of 2010 Bridge Notes and accrued interest into 791,668 shares of Series B Convertible Preferred Stock, and the Company issued warrants to purchase 8.3 million shares of Common Stock at $0.24 per share. The Company accounted for this conversion as a debt extinguishment, as the fair value of the consideration tendered was substantially different than the carrying value of the converted Notes. The extinguishment of these Notes resulted in the Company recording a loss on extinguishment of debt $5,620,000 in the third quarter of 2010.

F-19

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

On February 25, 2011 the Company and the Investors entered into Note Extension and Amendment Agreements amending the terms of the 2010 Bridge Notes. As amended, the “Amended 2010 Bridge Notes” bear interest at the rate of 10% per annum and mature on February 29, 2012. The Amended 2010 Bridge Notes are convertible into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share at any time at the election of the holders. In the event, prior to the maturity date of the Amended 2010 Bridge Notes, the Company pays in full the restated CASTion Notes as detailed above, then the Amended 2010 Bridge Notes shall convert, at the Company’s election, into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share. In the event that (i) the closing price of the Company’s Common Stock equals or exceeds $0.72 per share for 20 consecutive trading days and (ii) the daily average trading volume of the Company’s Common Stock exceeds 30,000 shares for 20 consecutive trading days, then the entire principal amount of the Amended 2010 Bridge Notes, plus all accrued and unpaid interest, shall automatically convert into shares of the Company’s Series B Convertible Preferred Stock at the rate of $2.40 per share. Upon conversion of all or any portion of the Amended 2010 Bridge Notes, the Company will issue five-year warrants for the purchase, at an exercise price of $0.30 per share, of that number of shares of the Company’s Common Stock determined by dividing (i) 200% of the amount of principal and interest so converted by (ii) $0.30 (the “Warrants”). The Amended 2010 Bridge Notes contain other conventional terms, including events of default upon the occurrence of which the Amended 2010 Bridge Notes become immediately due and payable.

The Company accounted for the amendment of the 2010 Bridge Notes as a debt extinguishment, as the change in fair value of the embedded and beneficial conversion features of the Amended 2010 Bridge Notes was substantially different than the fair value under the original terms. The amendment of the 2010 Bridge Notes resulted in the Company recording a gain on extinguishment of debt of $327,000 in the first quarter of 2011.

As stated above, on July 1, 2011 the Company repaid the entire principal balance of the restated CASTion Notes by making payments totaling $1,568,267 and converting the remaining balance into shares of Series B Convertible Preferred Stock. Per the terms of the amended 2010 Bridge Loan Agreement, as described above, the repayment of the CASTion Notes triggered the Company’s right to convert the entire outstanding balance of principal and interest on the Amended 2010 Bridge Notes (approximately $4.5 million) into shares of Series B Convertible Preferred Stock and five-year warrants for the purchase, at an exercise price of $0.30 per share, of that number of shares of the Company’s Common Stock determined by dividing (i) 200% of the amount of principal and interest so converted by (ii) $0.30 (the “Warrants”). The Company effected this conversion on August 11, 2011, and as a result, the Amended 2010 Bridge Notes are repaid in full.

The Company accounted for the conversion of the Amended 2010 Bridge Notes as a debt extinguishment, as the fair value of the instruments tendered was substantially different than the carrying value of the Amended 2010 Bridge Notes. The extinguishment of the CASTion Notes resulted in the Company recording a loss on extinguishment of debt of $2,618,000 in the third quarter of 2011.

June 2011 Bridge Note Financing

On June 17, 2011 the Company entered into a Bridge Loan and Warrant Amendment Agreement (the “June 2011 Bridge Loan Agreement”) with six of its principal investors (“the 2011 Investors”), pursuant to which the Company issued Promissory Notes (the “June 2011 Bridge Notes”) in exchange for proceeds of approximately $2.9 million. This Agreement was amended on July 12, 2011 to provide for an additional $1.6 million of funding to the Company and the issuance of additional June 2011 Bridge Notes in such principal amount. The Company used approximately $1.6 million of the proceeds from the issuance of the June 2011 Bridge Notes to pay down the principal balance of the restated CASTion Notes as described above.

The June 2011 Bridge Notes were originally payable on demand at any time on or after February 29, 2012 (the “Maturity Date”).  They did not bear interest until the Maturity Date and bore interest at the rate of 10% per annum from and after the Maturity Date.  The 2011 Bridge Notes may not be prepaid, in whole or in part, without the prior written consent of the 2011 Investors.  The 2011 Investors have agreed to surrender the June 2011 Bridge Notes in payment of the exercise price for warrants held by or issuable to them (the “Warrants”) if and when the conditions to their amendment and exercise have been satisfied.

Pursuant to the June 2011 Bridge Loan Agreement, the Company agreed, subject to the satisfaction of certain conditions, to amend the Warrants (i) to provide that they will be exercisable for the purchase of shares of the Company’s Series B Convertible Preferred Stock (the “Series B Stock”) instead of Common Stock (with the number of shares of the Series B Stock determined by dividing by ten (10) the number of shares of Common Stock for which the Warrants are currently exercisable) and (ii) to change the exercise prices of all Warrants (which currently range from $0.30 to $1.82 per share of Common Stock) to $1.30 per share of Series B Stock (the equivalent of $0.13 per Common-equivalent share).  The Investors agreed, subject to the satisfaction of certain conditions, to exercise all of the Warrants.  The principal amount of the June 2011 Bridge Notes was equal to the aggregate exercise price of the Warrants (after they are amended as described above).

F-20

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Because the June 2011 Bridge Notes did not bear interest, the Company calculated the present value of the June 2011 Bridge Notes using an imputed interest rate of 10% and recorded imputed interest of $60,000 as a debt discount. The debt discount was amortized to interest expense.

On August 11, 2011, upon satisfaction of all of the conditions set forth in the 2011 Bridge Note and Warrant Amendment Agreement, the Company reduced the exercise price of the Warrants, and the holders of the June 2011 Bridge Notes exercised all of the Warrants and tendered all of the June 2011 Bridge Notes for the purchase of an aggregate of 3,469,387 shares of Series B Convertible Preferred Stock at a price of $1.30 per share. As a result, the June 2011 Bridge Notes are repaid in full. As a result of the tender of the June 2011 Bridge Notes, the Company recorded a loss on extinguishment of debt of $1,799,000 in the third quarter of 2011.

December 2011 Bridge Note Financing

On December 2, 2011 the Company entered into Bridge Loan Agreements with four of its principal investors pursuant to which the Investors agreed to make bridge loans to the Company of $1.25 million in exchange for 12.5% Promissory Notes (the “December 2011 Bridge Notes”).  The December 2011 Bridge Notes bear interest at the rate of 12.5% per year and are due and payable on December 31, 2012. The entire unpaid principal amount, together with all interest then accrued and unpaid under each December 2011 Bridge Note, is convertible into shares of a future series of Preferred Stock.

The December 2011 Bridge Notes contain other conventional provisions, including the acceleration of repayment obligations upon the occurrence of certain specified Events of Default.

Note 6: Equity

On July 11, 2011 the Company received written consents from stockholders representing 71.3% in voting power of the Company’s capital stock authorizing an amendment of the Company’s Certificate of Incorporation for the following purposes:

•	to increase the total number of authorized shares of stock to 455,000,000 shares, of which 425,000,000 shares shall be Common Stock and 30,000,000 shares shall be Preferred Stock, with 208,334 shares of the Preferred Stock designated “Series A Convertible Preferred Stock”, 12,000,000 shares of the Preferred Stock designated “Series B Convertible Preferred Stock” and the remaining shares undesignated; and

•	to modify the definition of “Additional Stock” (as set forth in Section 6(g)(ii) of the Description of Series B Convertible Preferred Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights filed in the Office of the Secretary of State of the State of Delaware on November 18, 2009 (the “Series B Terms”)) to exclude any shares of Common Stock issued or deemed issued in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding Series B Convertible Preferred Stock.

The Company filed a Certificate of Amendment to its Certificate of Incorporation to effect the amendment on August 11, 2011.

Common Stock

During 2010, the Company received 50,000 shares of its Common Stock from a former officer as payment for medical benefits under COBRA regulations. These shares are held as Treasury Stock and are recorded at $18,000, which represents the cost of benefits provided.

The Company issued 600,000 shares of Common Stock valued at $114,000 and 200,000 shares of Common Stock valued at $54,000 during 2011 and 2010, respectively, for services.

As discussed in Note 5, on October 20, 2010, the Company converted notes plus accrued interest totaling $433,000 into 1,802,445 shares of the Company’s Common Stock at a price of $0.24 per share.

F-21

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

In March 2011, an investor of the Company converted 100,000 shares of Series B Convertible Preferred Stock into 1 million shares of the Company’s Common Stock. In May 2011, an investor of the Company converted 18,518 shares of Series B Convertible Preferred Stock into 185,180 shares of the Company’s Common Stock.

On December 30, 2011, the Company entered into Warrant Amendment Agreements (the “Agreements”) with 21 individuals and entities who acquired warrants from five funds affiliated with Security Investors, LLC for the purchase of an aggregate of 27.7 million shares of the Company’s Common Stock (collectively, the “Warrants”). Pursuant to the Agreements, the Company amended the Warrants to change the exercise prices from $0.30 per share to $0.095 per share, and the Investors agreed to exercise all of the Warrants immediately for cash. The Company received proceeds totaling $2,436,000, net of issuance costs, from the exercise of the Warrants.

At December 31, 2011, approximately 236 million shares of Common Stock were reserved for future issuance under convertible debt and warrant agreements, stock option arrangements and other commitments.

Preferred Stock

As of December 31, 2011, the Company has 208,334 shares of Series A Convertible Preferred Stock outstanding, which is held by a single investor. Each share of Series A Convertible Preferred Stock is convertible into one share of the Company’s Common Stock and has a liquidation value of $1.20 per share.

The Company designated and began issuing shares of its Series B Convertible Preferred Stock in 2009. Each share of the Company’s Series B Convertible Preferred Stock is convertible, at any time at the discretion of the holder, into ten shares of the Company’s Common Stock. Except with respect to the election of the Board of Directors, holders of Series B Convertible Preferred Stock will vote on an as-converted basis together with the Common Stock holders on all matters. The Company’s Board of Directors consists of seven members, four of whom are elected by holders of the Company’s Series B Convertible Preferred Stock (three to be designated by Quercus and one by Robert S. Trump) and three by the holders of the Company’s Common Stock.

As discussed in Note 5, on July 8, 2010, in conjunction with receiving a Notice to Proceed on its contract with the New York City Department of Environmental Protection, the Company converted $1.9 million of principal and interest on its 2010 Bridge Notes into 791,668 shares of Series B Convertible Preferred Stock and warrants for the purchase of 8.3 million shares of the Company’s Common Stock at an exercise price of $0.30 per share.

On August 9, 2010 the Company issued to certain investors a total of 2,083,334 shares of the Company’s Series B Convertible Preferred Stock at a purchase price of $2.40 per share and warrants to purchase up to 33,333,344 shares of the Company’s Common Stock at an exercise price of $0.30 per share. The total proceeds to the Company, net of issuance costs, was $4,625,000.

The Warrants may be exercised at any time on or before August 10, 2015, subject to the Company’s right to accelerate the expiration date in the event the closing price for the Company’s Common Stock exceeds 200% of the closing price on August 9, 2010 for a period of 30 consecutive trading days. The Warrants contains other conventional terms, including provisions for cashless exercise and for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The Company estimated the fair value of the warrants issued using the Black-Scholes option pricing model and allocated proceeds received to the warrant on a relative fair value basis. The Company then calculated a beneficial conversion value of $1,894,000 related to the Series B Convertible Preferred Stock based on its allocated fair value. Because the Series B Convertible Preferred Stock is convertible at any time at the investor’s option, the value of the beneficial conversion feature is considered a “deemed dividend” to the investors of the Preferred Stock as of the date of issuance and increases the net loss attributable to common shareholders on the Company’s Consolidated Statements of Operations.

F-22

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

As stated in Note 5, on July 1, 2011 the Company repaid the entire principal balance of the restated CASTion Notes by making payments totaling $1,568,267 and converting the remaining balance into 653,439 shares of Series B Convertible Preferred Stock and warrants to purchase a total of 10,455,424 shares of the Company’s Common Stock.

Per the terms of the amended 2010 Bridge Loan Agreement, as described in Note 4 above, the repayment of the CASTion Notes triggered the conversion of the entire outstanding balance of principal and interest on the 2010 Bridge Notes. As a result, on August 11, 2011 the Company converted principal and accrued interest totaling $2,932,108 into 1,221,707 shares of Series B Convertible Preferred Stock and warrants to purchase 19,547,385 shares of the Company’s Common Stock at an exercise price of $0.30 per share.

As stated in Note 5, on August 11, 2011, upon satisfaction of all of the conditions set forth in the 2011 Bridge Note and Warrant Amendment Agreement, the holders of the June 2011 Bridge Notes exercised all of the Warrants in accordance with the Agreement and surrendered all of the June 2011 Bridge Notes for the purchase under the Warrants of an aggregate of 3,469,387 shares of Series B Convertible Preferred Stock at a price of $1.30 per share.

Stock Options

The Company’s 1997 Stock Option Plan (the “Plan”) provided for incentive and non-incentive stock options for an aggregate of 750,000 shares of Common Stock for key employees and non-employee Directors of the Company. The Plan, which expired on December 31, 2007, provided that the exercise price of each option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant. The Plan contained automatic grant provisions for non-employee Directors of the Company.

The ThermoEnergy Corporation 2008 Incentive Stock Plan (the “2008 Plan”) provides for the granting of non-qualified stock options, restricted stock, stock appreciation rights (“SAR”) and incentive stock options for officers, employees, non-employee members of the Board of Directors, consultants and other service providers.  Options may not be granted at an exercise price less than the fair market value of the Company’s Common Stock on the date of grant and the term of the options may not be in excess of ten years.   The Company has reserved 20,000,000 shares of Common Stock for issuance under the 2008 Plan.

Although the granting of awards under the 2008 Plan is generally at the discretion of the Compensation Committee of the Board of Directors, the 2008 Plan provides for automatic grants of stock options to the non-employee members of the Board of Directors. Each non-employee Director who is elected or appointed to the Board for the first time shall automatically be granted a non-qualified stock option to purchase 30,000 shares of the Company’s Common Stock. Thereafter, at each subsequent Annual Meeting of Stockholders, each non-employee Director who is re-elected to the Board of Directors or continues to serve a term that has not expired will receive a non-qualified stock option grant to purchase an additional 30,000 shares. All options granted to non-employee Directors vest and become fully exercisable on the date of the first Annual Meeting of Stockholders occurring after the end of the fiscal year of the Company during which such option was granted and shall have a term of ten years.

F-23

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

The following table presents non-cash stock option expense included in expenses in the Company’s Consolidated Statements of Operations for the years ended December 31, 2011 and 2010 (in thousands):

	2011	2010

Cost of revenue	$23	$24
General and administrative	769	1,752
Engineering, research and development	41	177
Sales and marketing	169	113
Option expense before tax	1,002	2,066
Income tax benefit	—	—
Net option expense	$1,002	$2,066

During 2011, the Board of Directors awarded officers, employees, and various members of the Board of Directors a total of 3,320,000 stock options.  The options are exercisable at exercise prices ranging from $0.15 to $0.30 per share for a ten year period. The exercise price was equal to or greater than the market price on the respective grant dates during the year.

During 2010, the Board of Directors awarded officers, employees, and various members of the Board of Directors a total of 13,659,102 stock options.  The options are exercisable at exercise prices ranging from $0.30 to $0.35 per share for a ten year period. The exercise price was equal to or greater than the market price on the respective grant dates during the year.

The fair value of options granted during 2011 and 2010 were estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2011	2010

Risk-free interest rate	2.0% - 3.5%	2.5% - 3.8%
Expected option life (years)	10.0	10.0
Expected volatility	91% - 92%	80% - 97%
Expected dividend rate	0%	0%

A summary of the Company’s stock option activity and related information for the years ended December 31, 2011 and 2010 follows:

	2011		2010
	Number of Shares	Wtd. Avg. Price per Share	Number of Shares	Wtd. Avg. Price per Share
Outstanding, beginning of year	22,065,402	$0.57	11,203,800	$1.18
Granted	3,320,000	$0.27	13,659,102	$0.30
Canceled and expired	(5,711,300)	$0.99	(2,797,500)	$1.92
Outstanding, end of year	19,674,102	$0.38	22,065,402	$0.57
Vested and exercisable, end of year	9,393,283	$0.47	9,746,061	$0.91

The weighted average grant date fair value of options granted were $0.21 per share and $0.23 per share for the years ended December 31, 2011 and 2010, respectively. The total fair value of options vested were approximately $958,000 and $885,000 as of December 31, 2011 and 2010, respectively.

Exercise prices for options outstanding as of December 31, 2010 ranged from $0.15 to $1.50. The weighted average remaining contractual life of those options was approximately 7.9 years at December 31, 2011. The weighted average remaining contractual life of options vested and exercisable was approximately 7.4 years at December 31, 2011.

As of December 31, 2011, there was $1,056,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans.  That cost is expected to be recognized over a weighted-average period of 1.0 year.  The Company recognizes stock-based compensation on the straight-line method.

F-24

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Warrants

At December 31, 2011, there were outstanding warrants for the purchase of 83,695,444 shares of the Company’s Common Stock at prices ranging from $0.01 per share to $1.50 per share (weighted average exercise price was $0.39 per share). The expiration dates of outstanding warrants as of December 31, 2011 are as follows:

Expiration	Warrants Outstanding
2012	19,720,910
2013	8,896,554
2014	6,345,601
2015	11,822,223
2016 and later	36,910,156

83,695,444

Note 7: Derivative Liabilities

The Company has periodically issued Common Stock purchase warrants with anti-dilution provisions as additional consideration with certain debt instruments. Additionally, certain debt instruments have been convertible into shares of the Company’s Series B Convertible Preferred Stock, which are convertible into shares of the Company’s Common Stock and have anti-dilution provisions and liquidation preferences. Because these instruments contain provisions that are not indexed to the Company’s stock, the Company is required to record these as derivative instruments.

As of December 31, 2009 the fair value of the Company’s derivative liabilities was $2,559,000. The fair value as of December 31, 2009 was determined based on the Black-Scholes valuation model. Effective January 1, 2010, the Company uses a binomial lattice model to more accurately reflect the circumstances that could affect the valuation of these warrants. The Company re-measured its warrant liability using the binomial lattice model as of December 31, 2009 using the same assumptions as originally used in the Black-Scholes model, including a suboptimal exercise factor of 1.25. The difference in the fair value of these derivative liabilities using the binomial lattice model did not have a material effect on the Company’s consolidated financial statements.

The increase in fair value of the Company’s derivative liabilities resulted in an expense of $293,000 for the year ended December 31, 2010. The expense results primarily from a reduction in the exercise price of certain warrants from $0.50 per share and $0.36 per share to $0.30 per share, partially offset by the passage of time.

The fair value of these derivative liabilities as of December 31, 2010 was $2,852,000. The binomial lattice model was used to determine the fair values. The significant assumptions used were: exercise prices between $0.30 and $0.50; the Company’s stock price on December 31, 2010, $0.26; expected volatility of 91.5%; risk free interest rate between 0.15% and 0.98%; a remaining contract term between 2 and 5 years; and a suboptimal exercise factor of 1.25.

During 2011, as part of the amendments to its CASTion Notes and 2010 Bridge Notes as discussed in Note 5, the Notes were convertible into shares of the Company’s Series B Convertible Preferred Stock at a rate of $2.40 per share at any time at the discretion of the Noteholder. As discussed in Note 6, the Series B Convertible Preferred Stock is convertible into 10 shares of the Company’s Common Stock at any time. The Series B Convertible Preferred Stock also contains anti-dilution provisions that allow for a reduction on the conversion price in the event of a future financing at an exercise price lower than the conversion price of the Preferred Stock. The Series B Convertible Preferred Stock also contains liquidation preferences to the holder. Because these provisions in the Series B Stock are not indexed to the Company’s Common Stock, the value of these conversion features must be bifurcated and treated as derivative liabilities. As a result, the Company recorded derivative liabilities totaling $4,306,000 in the first quarter of 2011.

The decrease in fair value of the Company’s derivative liabilities resulted in income of $3,936,000 for the year ended December 31, 2011. The income results primarily from the passage of time and decreases in the Company’s stock price.

The fair value of these derivative liabilities as of December 31, 2011 was $807,000, of which warrants with an aggregate value $706,000 expire in one year or less and are classified as current liabilities on the Company’s Consolidated Balance Sheets. The lattice model was used to determine the fair values. The significant assumptions used were: exercise prices between $0.185 and $0.36; the Company’s stock price on December 31, 2011, $0.19; expected volatility of 82.9%; risk free interest rate between 0.12% and 0.25%; a remaining contract term between 1 and 2 years; and a suboptimal exercise factor of 1.25.

F-25

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Note 8: Related party transactions

The Company has an 85% ownership interest in ThermoEnergy Power Systems, LLC, a Delaware limited liability company (“TEPS”) for the purpose of transferring the Company’s rights and interests in its pressurized oxycombustion technology. Alexander Fassbender, former Executive Vice President and Chief Technology Officer, as the inventor of the technology, has a 7.5% ownership interest, and the remaining 7.5% is owned by an unrelated third party.

As discussed in Note 4, on February 25, 2009, TEPS and  Babcock Power Development, LLC (“BPD”), a subsidiary of Babcock Power, Inc., entered into a joint venture establishing Babcock-Thermo Carbon Capture LLC, a Delaware limited liability company for the purpose of developing and commercializing TEPS’s proprietary pressurized oxycombustion technology. The BTCC Board of Managers is supervising the wind down and dissolution process.

The Company has employment agreements with each of its senior officers that specify base compensation, minimum annual increases and lump sum payment amounts in the event of a change in control of the Company.

See Notes 5 and 6 for additional related party transactions.

Note 9: Income taxes

A valuation allowance equal to the total of the Company's net deferred tax assets has been recognized for financial reporting purposes. The net changes in the valuation allowance were decreases of approximately $1.9 million and increases of $1.3 million during the years ended December 31, 2011 and 2010, respectively. The Company's deferred tax liabilities are not significant.

Significant components of the Company's deferred tax assets are as follows as of December 31, 2011 and 2010 (in thousands):

	2011	2010

Net operating loss carryforwards	$19,720	$16,729
Contingent liability reserves	158	224
Stock options and warrants	1,973	5,590
Valuation discount	(99)	1,371
Other	165	222
	21,917	24,136
Valuation allowance – deferred tax assets	(21,917)	(24,136)
	$-	$-

A reconciliation of income tax expense (benefit) at the statutory rate to income tax expense at the Company's effective rate is shown below for the years ended December 31, 2011 and 2010 (in thousands):

	2011	2010

Computed at statutory rate (34%)	$(5,911)	$(3,349)
(Decrease) increase in valuation allowance for deferred tax assets	(2,220)	1,336
Loss on extinguishment of debt	4,267	209
Stock and stock options	3,745	757
Derivative liabilities	(1,338)	100
Valuation discount	1,558	763
Non-deductible items and other	(101)	184
Benefit for income taxes	$-	$-

F-26

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

At December 31, 2011, the Company has net operating loss carryforwards, which expire in various amounts during 2012 through 2031, of approximately $51.9 million.  The Internal Revenue Code provides for limitations on the use of net operating loss carryforwards for acquired entities. The Company’s annual limitation for the use of CASTion’s net operating loss carryforwards for periods prior to the date of acquisition for income tax reporting purposes is approximately $300,000. As further discussed in Note 12, the Company has agreed, in conjunction with the Offer in Compromise accepted by the IRS in March 2011, that any net operating losses sustained for the years ending December 31, 2010 through December 31, 2012 will not be claimed as deductions under the provisions of Section 172 of the Internal Revenue Code except to the extent that such net operating losses exceed the amount of interest and penalties abated, which totaled $2,263,000.

Note 10: Employee benefit plans

The Company has adopted an Employee Stock Ownership Plan. However, as of December 31, 2011, the Plan had not been funded nor submitted to the Internal Revenue Service for approval. The Company has a 401(k) Plan, but no employer contributions have been made to date.

Note 11: Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available to the chief operating decision maker, or decision-making group, in assessing performance and allocating resources. As stated in Note 1, the Company markets and develops advanced municipal and industrial wastewater treatment and carbon reducing clean energy technologies. The Company currently generates a large majority of its revenues from the sale and application of its water treatment technologies. Revenues from its clean energy technologies have been limited to grants received from governmental and other agencies for continued development. In 2009, the Company established Babcock-Thermo Carbon Capture, LLC, a joint venture with Babcock Power Development, LLC, for the purpose of developing and commercializing the Company’s clean energy technology. Separate disclosure of financial information related to the Company’s clean energy technologies is not required, as all operating activity is captured in the Company’s joint venture. The financial information presented in these financial statements represents all the material financial information related to the Company’s water treatment technologies.

The Company’s operations are currently conducted solely in the United States. The Company will continue to evaluate how its business is managed and, as necessary, adjust the segment reporting accordingly.

Note 12: Commitments and contingencies

In October 2011, the Company amended its lease on its primary facility in Worcester, MA with an unaffiliated third party to expand from approximately 19,200 square feet to approximately 48,000 square feet of space and to extend its lease until January 2017.  The following table summarizes the Company’s operating lease commitments on its primary facility at December 31, 2011: (in thousands)

Payments due in:	Amount
2012	$168
2013	173
2014	178
2015	183
2016 and later	204

$906

On March 25, 2011, the Company was notified by the U.S. Internal Revenue Service that it had accepted the Company’s Offer in Compromise with respect to its tax liabilities relating to (i) employee tax withholding for all periods commencing with the quarter ended September 30, 2005 and continuing through September 30, 2009 and (ii) federal unemployment taxes (FUTA) for the years 2005 through 2008 that were not paid by the Company’s former Chief Financial Officer. Pursuant to the Offer in Compromise, it has agreed to satisfy its delinquent tax liabilities by paying a total of $2,134,636 (representing the aggregate amount of tax due, without interest or penalties). As of December 31, 2011, the Company has made payments totaling $1,958,000; a remaining balance of $176,636 was paid in January 2012. In connection with the Offer in Compromise, the Company has agreed that any net operating losses sustained for the years ending December 31, 2010 through December 31, 2012 will not be claimed as deductions under the provisions of Section 172 of the Internal Revenue Code except to the extent that such net operating losses exceed the amount of interest and penalties abated. The IRS acceptance of the Offer in Compromise is conditioned, among other things, on the Company filing and paying all required taxes for five tax years commencing on the date of the IRS acceptance.

F-27

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Accrued payroll taxes, which includes penalties and interest related to state taxing authorities, totaled $599,000 as of December 31, 2011. The Company continues to work with the various state taxing authorities to settle its remaining payroll tax obligations.

In April 2010, a group representing former minority shareholders of CASTion Corporation (“CASTion”) (“the Plaintiffs”) filed a Complaint in the Suffolk County, Massachusetts Superior Court against CASTion’s former majority shareholders (the “Defendants”) alleging claims arising out of the Defendants’ sale to the Company of their shares of capital stock and other securities of CASTion. The Defendants threatened to file a third party complaint against the Company (and others) alleging, among other things, that the Company breached an obligation to the Defendants in not extending to the Plaintiffs an offer to purchase the CASTion securities held by them in a timely manner.

On October 20, 2010 the Company, the Plaintiffs and the Defendants entered into a settlement agreement (the “Settlement”) resolving all matters related to the Complaint. As part of the Settlement, the Company agreed to pay $66,000 to the Defendants; issue 55,554 shares of our Series B Convertible Preferred Stock to the Defendants; amend the terms of the Company’s Convertible Notes with the Plaintiffs to reduce the conversion price of the Notes from $0.50 per share to $0.24 per share (which were immediately converted into Common Stock; see CASTion Minority Interest Financing section of Note 4), modify the exercise price of certain warrants held by the Plaintiffs from $0.50 per share to $0.24 per share, and issue to the Defendants additional warrants to purchase the Company’s Common Stock. Total expense related to the Settlement totaled $600,000 and was recorded in general and administrative expense on the Company’s Consolidated Statement of Operations for the year ended December 31, 2010.

On April 21, 2010, Alexander G. Fassbender, the Company’s former Executive Vice President and Chief Technology Officer (“Fassbender”), filed a Complaint in the Fairfax County, Virginia Circuit Court alleging that his employment had been terminated in breach of his employment agreement and claiming damages in the aggregate amount of approximately $1 million, including unpaid salary, reimbursement of expenses, and other payments under his employment agreement.  On April 7, 2011, the two parties entered into a settlement agreement through which, in exchange for mutual releases, the Company agreed to pay Fassbender a total of $400,000 in monthly installments of $16,667 per month over a two-year period.  The Company issued a non-interest bearing note to Fassbender for these payments.  In addition, Fassbender agreed to tender all outstanding stock options to the Company in exchange for an equal number of warrants.  The warrants are exercisable at an exercise price of $0.24 per share and have a five-year term.

In addition to the matters described above, the Company is involved from time to time in litigation incidental to the conduct of its business. Judgments could be rendered or settlements entered that could adversely affect the Company’s operating results or cash flows in a particular period. The Company routinely assesses all of its litigation and threatened litigation as to the probability of ultimately incurring a liability and records its best estimate of the ultimate loss in situations where it assesses the likelihood of loss as probable.

Note 13:  Subsequent events

On January 10, 2012, the Company entered into additional Warrant Amendment Agreements (the “Agreements”) with 6 individuals who acquired warrants from five funds affiliated with Security Investors, LLC for the purchase of an aggregate of 5,633,344 shares of the Company’s Common Stock. Pursuant to the Agreements, the Company amended the Warrants to change the exercise prices from $0.30 per share to $0.095 per share, and the Investors agreed to exercise all of the Warrants immediately for cash. The Company received proceeds totaling $498,000, net of issuance costs, from the exercise of the Warrants.

On March 2, 2012, the Company entered into a Dissolution Agreement with Babcock Power, Inc. to terminate the Limited Liability Company Agreement dated February 25, 2009 of Babcock-Thermo Clean Combustion, LLC and dissolve BTCC, the joint venture which the Company and Babcock had organized for the purpose of developing and commercializing the Company’s pressurized oxycombustion technology. Pursuant to the LLC Agreement, and as confirmed by the Dissolution Agreement, the exclusive license of the Company’s pressurized oxycombustion technology to BTCC has been terminated. The parties remain bound by the Master Non-Disclosure Agreement (the “Master Non-Disclosure Agreement”) entered into in connection with the organization of BTCC, which imposes on all parties continuing confidentiality obligations. The BTCC Board of Managers is supervising the wind down and dissolution process.

On March 8, 2012 the Company announced the formation of Unity Power Alliance (“UPA”). UPA was formed to work with partners and stakeholders to develop and commercialize its pressurized oxycombustion technology, and will seek the involvement of other major firms and organizations with an interest in promoting the technology.

F-28

THERMOENERGY CORPORATION
FINANCIAL STATEMENTS

AS OF AND FOR THE THREE- AND NINE-MONTH PERIODS

ENDED SEPTEMBER 30, 2012

(unaudited)

F-29

THERMOENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash	$528	$3,056
Accounts receivable, net	1,343	4,228
Costs in excess of billings	515	132
Inventories	46	167
Deposits	445	262
Other current assets	209	328
Total Current Assets	3,086	8,173

Property and equipment, net	705	544
Other assets	61	72

TOTAL ASSETS	$3,852	$8,789

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$2,206	$2,640
Convertible debt, net - current portion	1,250	1,250
Billings in excess of costs	3,338	5,131
Derivative liabilities, current portion	41	706
Other current liabilities	1,927	1,833
Total Current Liabilities	8,762	11,560

Long Term Liabilities:
Derivative liabilities	2,400	101
Convertible debt, net	1,818	1,571
Other long term liabilities	86	160
Total Long Term Liabilities	4,304	1,832

Total Liabilities	13,066	13,392

Commitments and contingencies (Note 10)

Stockholders' Deficiency:
Preferred Stock, $0.01 par value: authorized: 20,000,000 shares at September 30, 2012 and December 31, 2011:
Series A Convertible Preferred Stock, liquidation value of $1.20 per share: designated: 208,334 shares at September 30, 2012 and December 31, 2011; issued and outstanding: 208,334 shares at September 30, 2012 and December 31, 2011	2	2
Series B Convertible Preferred Stock, liquidation preference of $2.40 per share: designated: 12,000,000 shares at September 30, 2012 and December 31, 2011; issued and outstanding: 11,664,993 shares at September 30, 2012 and December 31, 2011	117	117
Common Stock, $0.001 par value: authorized: 425,000,000 shares at September 30, 2012 and December 31, 2011; issued: 116,823,372 shares at September 30, 2012 and 85,167,098 shares at December 31, 2011; outstanding: 116,689,575 shares at September 30, 2012 and 85,033,301 shares at December 31, 2011	117	85
Additional paid-in capital	110,026	108,727
Accumulated deficit	(119,455)	(113,510)
Treasury stock, at cost: 133,797 shares at September 30, 2012 and December 31, 2011	(18)	(18)
Total ThermoEnergy Corporation Stockholders’ Deficiency	(9,211)	(4,597)
Noncontrolling interest	(3)	(6)
Total Stockholders’ Deficiency	(9,214)	(4,603)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$3,852	$8,789

See notes to consolidated financial statements.

F-30

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except share and per share amounts

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
		(As Restated – See Note 4)		(As Restated – See Note 4)

Revenue	$2,032	$1,193	$5,620	$3,575
Less: cost of revenue	2,031	1,073	5,238	3,321
Gross profit	1	120	382	254

Operating Expenses:
General and administrative	1,035	897	3,951	3,592
Engineering, research and development	160	132	363	259
Sales and marketing	598	561	2,188	1,699
Total operating expenses	1,793	1,590	6,502	5,550

Loss from operations	(1,792)	(1,470)	(6,120)	(5,296)

Other income (expense):
Change in fair value of derivative liabilities	574	440	1,100	3,963
Other derivative expense	(565)	—	(565)	—
Loss on extinguishment of debt	—	(5,159)	—	(12,551)
Interest and other expense, net	(109)	(220)	(374)	(1,124)
Equity in income (loss) of joint ventures	24	(117)	14	(386)

Net loss	(1,868)	(6,526)	(5,945)	(15,394)
Net loss attributable to noncontrolling interest	—	17	2	57

Net loss attributable to ThermoEnergy Corporation	$(1,868)	$(6,509)	$(5,943)	$(15,337)

Net loss per share attributable to ThermoEnergy Corporation, basic and diluted	$(0.02)	$(0.11)	$(0.06)	$(0.27)

Weighted average shares used in computing loss per share, basic and diluted	111,015,893	56,867,098	97,509,352	56,506,905

See notes to consolidated financial statements.

F-31

THERMOENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
		(As Restated – See Note 4)
Operating Activities:
Net loss	$(5,945)	$(15,394)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	719	757
Equity in (income) losses of joint ventures	(14)	386
Change in fair value of derivative liabilities	(1,100)	(3,963)
Other derivative expense	565	—
Loss on extinguishment of debt	—	12,551
Common stock issued for services	89	—
Non-cash interest added to debt	113	245
Loss on disposal of equipment	131	62
Depreciation	81	57
Amortization of discount on convertible debt	134	592
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	2,885	816
Costs in excess of billings	(383)	(329)
Inventories	(118)	(69)
Deposits	(183)	—
Other current assets	248	(854)
Accounts payable	(434)	1,098
Billings in excess of costs	(1,793)	1,354
Other current liabilities	(8)	(1,023)
Other long-term liabilities	(74)	42

Net cash used in operating activities	(5,087)	(3,672)

Investing Activities:
Investment in joint ventures	(101)	(400)
Purchases of property and equipment	(134)	(127)

Net cash used in investing activities	(235)	(527)

Financing Activities:
Proceeds from exercise of common stock warrants, net of issuance costs of $38	498	—
Proceeds from issuance of common stock and warrants, net of issuance costs of $265	2,296	—
Proceeds from issuance of short-term borrowings	—	4,510
Payments on convertible debt	—	(2,803)

Net cash provided by financing activities	2,794	1,707

Net change in cash	(2,528)	(2,492)
Cash, beginning of period	3,056	4,299
Cash, end of period	$528	$1,807

Cash paid for interest	$—	$136

Supplemental schedule of non-cash financing activities:
Accrued interest added to debt	$23	$153
Conversion and tender of convertible debt and accrued interest to Series B Convertible Preferred Stock warrants	$—	$14,138
Tender of Roenigk 2007 and 2008 Convertible Promissory Notes in exchange for Roenigk 2012 Convertible Promissory Note	$1,877	$—
Debt premium recognized on convertible debt	$—	$(131)

See notes to consolidated financial statements.

F-32

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 1: Organization and summary of significant accounting policies

Nature of business

ThermoEnergy Corporation (“the Company”) was incorporated in January 1988 for the purpose of developing and marketing advanced municipal and industrial wastewater treatment and carbon reducing power generation technologies.

The Company’s wastewater treatment systems are based on its proprietary Controlled Atmosphere Separation Technology (“CAST”) platform.  The Company’s patented and proprietary platform technology is combined with off-the-shelf technologies to provide systems that are inexpensive, easy to operate and reliable. The Company’s wastewater treatment systems have global applications in hydraulic fracturing (“fracking”) in the oil and gas industry, food and beverage processing, metal finishing, pulp & paper, petrochemical, refining, microchip and circuit board manufacturing, heavy manufacturing and municipal wastewater. The CAST platform technology is owned by the Company’s subsidiary, CASTion Corporation (“CASTion”).

The Company also owns a patented pressurized oxycombustion technology (“POXC”) that converts fossil fuels (including coal, oil and natural gas) and biomass into electricity while producing near zero air emissions and removing and capturing carbon dioxide in liquid form for sequestration or beneficial reuse. This technology is intended to be used to build new or to retrofit old fossil fuel power plants globally with near zero air emissions while capturing carbon dioxide as a liquid for ready sequestration far more economically than any other competing technology. The pressurized oxycombustion technology is held in the Company’s subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”).

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The 15% third-party ownership interest in TEPS is recorded as a noncontrolling interest in the consolidated financial statements. Financial results for Unity Power Alliance (“UPA”) have been consolidated for the period from inception until the date it became a Joint Venture. Accordingly, the Company includes approximately $129,000 of sales and marketing expense related to UPA on its Consolidated Statement of Operations for the nine-month period ended September 30, 2012. Financial results for UPA as a Joint Venture are accounted for under the equity method, as discussed in Note 5. Certain prior year amounts have been reclassified to conform to current year classifications.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

The preparation of these unaudited interim consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2011 of ThermoEnergy Corporation.

The Company has restated its unaudited interim consolidated financial statements for the three and nine-month periods ended September 30, 2011. See Note 4.

Revenue recognition

The Company recognizes revenues using the percentage-of-completion method. Under this approach, revenue is earned in proportion to total costs incurred in relation to total costs expected to be incurred. Contract costs include all direct material and labor costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation.

F-33

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date such as engineering progress, materials quantities, the achievement of milestones, penalty provisions, labor productivity and cost estimates made. Due to uncertainties inherent in the estimation process, actual completion costs may vary from estimates. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized beginning in the period in which they become known.  Provisions for estimated losses on uncompleted contracts are made in the period in which the estimated loss first becomes known. The Company has not recorded any such provisions for the three and nine-month periods ended September 30, 2012.

Certain long-term contracts include a number of different services to be provided to the customer. The Company records separately revenues, costs and gross profit related to each of these services if they meet the contract segmenting criteria in Accounting Standards Codification (“ASC”) 605-35. This policy may result in different interim rates of profitability for each segment than if the Company had recognized revenues using the percentage-of-completion method based on the project’s estimated total costs.

Variable interest entities

The Company assesses whether its involvement with another related entity constitutes a variable interest entity (“VIE”) through either direct or indirect variable interest in that entity. If an entity is deemed to be a VIE, the Company must determine if it is the primary beneficiary (i.e. the party that consolidates the VIE), in accordance with the accounting standard for the consolidation of variable interest entities. VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses and/or the right to receive the residual returns of the entity. The Company qualitatively evaluates if it is the primary beneficiary of the VIE’s based on whether the Company has (i) the power to direct those matters that most significantly impacted the activities of the VIE; and (ii) the obligation to absorb losses or the right to receive benefits of the VIE. See Note 5 for further discussion of UPA as a variable interest entity.

Accounts receivable, net

Accounts receivable are recorded at their estimated net realizable value. Receivables related to the Company’s contracts have realization and liquidation periods of less than one year and are therefore classified as current assets.

The Company maintains allowances for specific doubtful accounts based on estimates of losses resulting from the inability of customers to make required payments and records these allowances as a charge to general and administrative expense. The Company’s method for estimating its allowance for doubtful accounts is based on judgmental factors, including known and inherent risks in the underlying balances, adverse situations that may affect the customer’s ability to pay and current economic conditions. Amounts considered uncollectible are written off based on the specific customer balance outstanding. The Company did not have any allowance for doubtful accounts as of September 30, 2012 and December 31, 2011.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out method and consist primarily of raw materials and supplies. Work in process inventories relate to systems currently being constructed for future use or sale.

F-34

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Inventories consist of the following at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011

Raw materials	$46	$67
Work in process	—	100
	$46	$167

Property and equipment

Property and equipment are stated at cost and are depreciated over the estimated useful life of each asset. Depreciation is computed using the straight-line method. The Company evaluates long-lived assets based on estimated future undiscounted net cash flows or other fair value measures whenever significant events or changes in circumstances occur that indicate the carrying amount may not be recoverable. If that evaluation indicates that an impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the undiscounted cash flows or fair values of the asset, whichever is more readily determinable.

The Company recorded a loss of $131,000 in the first quarter of 2012 related to the disposal of a system previously used for pre-sales testing. This loss is included in sales and marketing expense on its Consolidated Statement of Operations for the nine-month period ended September 30, 2012.

The Company performed an evaluation of its property and equipment as of September 30, 2011 in conjunction with relocating its headquarters and recorded a write-off of $62,000. This impairment loss is included as a component of interest and other expense on the Company’s Consolidated Statement of Operations for the three and nine-month periods ended September 30, 2011.

Contingencies

The Company accrues for costs relating to litigation, including litigation defense costs, claims and other contingent matters, including liquidated damage liabilities, when such liabilities become probable and reasonably estimable. Such estimates may be based on advice from third parties or on management’s judgment, as appropriate. Revisions to accruals are reflected in earnings (loss) in the period in which different facts or information become known or circumstances change that affect the Company’s previous assumptions with respect to the likelihood or amount of loss. Amounts paid upon the ultimate resolution of such liabilities may be materially different from previous estimates and could require adjustments to the estimated liability to be recognized in the period such new information becomes known.

Stock options

The Company accounts for stock options in accordance with ASC Topics 505, “Equity” and 718, “Compensation – Stock Compensation”. These topics require that the cost of all share-based payments to vendors and employees, including grants of employee stock options, be recognized in the consolidated financial statements based on their fair values on the measurement date, which is generally the date of grant. Such cost is recognized over the vesting period of the awards. The Company uses the Black-Scholes option pricing model to estimate the fair value of “plain vanilla” stock option awards.

Fair value of financial instruments and fair value measurements

The carrying amount of cash, accounts receivable, other current assets, accounts payable and other current liabilities in the consolidated financial statements approximate fair value because of the short-term nature of the instruments. The carrying amount of the Company’s convertible debt was $3,068,000 and $2,821,000 at September 30, 2012 and December 31, 2011, respectively, and approximates the fair value of these instruments. The Company’s derivative liabilities are recorded at fair value. No assets are recorded at fair value as measured on a recurring basis.

F-35

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company's liabilities carried at fair value are categorized using inputs from the three levels of the fair value hierarchy, as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the liabilities.

Series B Convertible Preferred Stock

The Company determined the initial value of the Series B Convertible Preferred Stock and investor warrants using valuation models it considers to be appropriate. Because the Series B Convertible Preferred Stock has an indefinite life, it is classified within the stockholders’ deficiency section of the Company's consolidated balance sheets. The value of beneficial conversion features upon issuance are considered a “deemed dividend” and are added as a component of net loss attributable to common stockholders in the Company’s Consolidated Statements of Operations. There were no deemed dividends in the three or nine-month periods ended September 30, 2012 or 2011.

Net income (loss) per share

Basic net income (loss) per share (“EPS”) is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Fully diluted net income (loss) per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants (using the “treasury stock” method), and convertible preferred stock and debt (using the “if-converted” method), unless the effect on net income (loss) per share is antidilutive. Under the “if-converted” method, convertible instruments are assumed to have been converted as of the beginning of the period or when issued, if later. The effect of including additional shares using the treasury stock and if-converted methods in computing the Company’s diluted net loss per share would be antidilutive and, accordingly, such additional shares have not been considered in computing diluted net loss per share for the nine-month periods ended September 30, 2012 and 2011 (as restated).

Recent accounting pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS,” which converges fair value measurement and disclosure guidance in U.S. GAAP with fair value measurement and disclosure guidance issued by the International Accounting Standards Board (“IASB”). The amendments in the authoritative guidance do not modify the requirements for when fair value measurements apply. The amendments generally represent clarifications on how to measure and disclose fair value under ASC 820, “Fair Value Measurement.” The authoritative guidance is effective prospectively for interim and annual periods beginning after December 15, 2011. Early adoption of the authoritative guidance is not permitted. The Company has adopted the provisions of ASU 2011-04 in the Company’s fiscal year beginning January 1, 2012, and the provisions of this guidance did not have a material impact on its financial statements or disclosures.

Note 2: Management's consideration of going concern matters

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations in recent years, and such losses have continued through the quarter ended September 30, 2012.

At September 30, 2012, the Company had cash of $528,000, a decrease of approximately $2.5 million from December 31, 2011. The Company has incurred net losses since inception, including a net loss of approximately $5.9 million during the nine-month period ended September 30, 2012 and had an accumulated deficit of approximately $119.5 million at September 30, 2012.

F-36

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Based upon management's projections, the Company will require additional capital to continue commercialization of the Company’s power and water technologies (the “Technologies”) and to support current operations. The Company had a working capital deficit of approximately $5.7 million at September 30, 2012. Any change to management projections will increase or decrease this deficit. In addition, the Company may be subject to tax liens if it cannot abide by the terms of the Offer in Compromise approved by the Internal Revenue Service to satisfactorily settle outstanding payroll tax liabilities (see Note 10). Management is considering several alternatives for mitigating these conditions.

These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in this Form 10-Q have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty.

Management successfully completed a program to eliminate the Company’s outstanding secured debt in 2011 and is actively seeking to raise substantial funding through additional equity or debt financing that will allow the Company to operate until it becomes cash flow positive from operations. Management is also actively pursuing commercial contracts to generate operating revenue. Management has determined that the financial success of the Company is largely dependent upon the Company’s ability to collaborate with financially sound third parties to pursue projects involving the Technologies.

As more fully described in Note 7, the Company initiated the following financing transactions during 2012:

On January 10, 2012, the Company received proceeds totaling $498,000, net of issuance costs, from the exercise of an aggregate of 5,633,344 warrants at an exercise price of $0.095 per share.

On July 11, 2012, the Company received proceeds totaling $1,566,000, net of issuance costs, from the issuance of 17,316,250 shares of the Company’s Common Stock, warrants for the purchase of an additional 18,670,375 shares at an exercise price of $0.15 per share and warrants for the purchase of an additional 1,354,125 shares at an exercise price of $0.10 per share.

On August 9, 2012, the Company received proceeds totaling $729,000, net of issuance costs, from the issuance of 8,287,500 shares of the Company’s Common Stock, warrants for the purchase of an additional 9,116,250 shares at an exercise price of $0.15 per share and warrants for the purchase of an additional 828,750 shares at an exercise price of $0.10 per share.

Also, as more fully described in Note 11, on October 9, 2012 the Company received proceeds of $331,000, net of issuance costs, from the issuance of 3,765,000 shares of the Company’s Common Stock, warrants for the purchase of an additional 4,141,500 shares at an exercise price of $0.15 per share and warrants for the purchase of an additional 376,500 shares at an exercise price of $0.10 per share.

As discussed in Note 6, the Company’s 2011 Convertible Bridge Notes mature on December 31, 2012. These Notes are convertible into shares of a future series of Preferred Stock at a conversion price to be determined. While the Company intends to convert these Notes before the maturity date, there can be no assurance that such a conversion will take place. If the Company does not convert these Notes before the maturity date, it will seek to extend the maturity date on these Notes, which are held by four principal investors of the Company.

See Note 3 for a discussion of the termination of the Company’s contract with the New York City Department of Environmental Regulation (“NYCDEP”).

Note 3: Risks and Uncertainties

On August 22, 2012, the NYCDEP issued a stop work order to the Company relative to its contract to install an Ammonia Removal Process (“ARP”) system at the NYCDEP’s wastewater treatment facility in the 26th Ward. On November 13, 2012, the NYCDEP notified the Company that it is terminating the contract, effective November 29, 2012.

The Company suspended all work on this contract as of August 22, 2012 and has halted all work with its major vendors. The Company has accordingly ceased recognition of revenues as of August 22, 2012 and has recorded all incremental costs as period costs on its Consolidated Statement of Operations.

As of November 13, 2012, the Company has billed approximately $14.8 million to the NYCDEP related to this contract, of which approximately $13.3 million has been paid and $1.5 million remains outstanding. These amounts do not include any future billings for costs incurred as a result of this termination.

Because of this contract termination, the Company's revenues, expenses, and income will be adversely affected in future periods, as this contract represented approximately 80% of the Company's revenues for the year ended December 31, 2011 and approximately 63% and 81% of the Company's revenues for the three and nine-month periods ended September 30, 2012, respectively. The Company has yet to begin discussions with the NYCDEP about the termination, and accordingly, the Company cannot determine a final outcome at this time.

Note 4: Restatement

The unaudited quarterly financial information for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 have been restated to correct errors in the valuation of the Company’s derivative liabilities and accounting for certain financing transactions in those periods. These errors in the Company’s financing transactions were caused by the Company incorrectly accounting for the amendment of its CASTion Notes and its 2010 Bridge Notes as a debt modification instead of a debt extinguishment in the first quarter of 2011. The errors in the Company’s derivative liabilities were due to deficiencies in the Company’s valuation model and methodology used to calculate the fair value of such liabilities in the first three quarters of 2011.

The Company restated the effects of these errors for the affected periods in its Annual Report on Form 10-K as of and for the year ended December 31, 2011. The net effect of these errors is (i) a $4.7 million understatement of the Company’s net loss to common stockholders in the quarter ended March 31, 2011, (ii) a $1.5 million overstatement of the Company’s net loss to common stockholders in the quarter ended June 30, 2011 and (iii) a $3.9 million overstatement of the Company’s net loss to common stockholders in the quarter ended September 30, 2011. The net effect is that the Company’s net loss to common stockholders for the nine-month period ended September 30, 2011 was overstated by approximately $0.7 million. None of the errors related to the Company’s cash position, revenues or loss from operations for any of the periods in which such errors occurred.

This Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 reflects the impact of this restatement on the applicable unaudited quarterly financial information for the three and nine months ended September 30, 2011 presented in the Consolidated Statements of Operations and Consolidated Statements of Cash Flows.

F-37

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Quarterly Reports on Form 10-Q, as originally filed, for each of the first three quarters of 2011 have not been and will not be amended. The financial statements included in such reports should not be relied on.

The impact of the errors on the Company’s Consolidated Statement of Operations for the three and nine months ended September 30, 2011 is summarized below (in thousands):

	Three Months Ended September 30, 2011		Nine Months Ended September 30, 2011
	As Originally Reported	As Restated	As Originally Reported	As Restated

Loss from operations	$(1,470)	$(1,470)	$(5,296)	$(5,296)

Other income (expense):
Warrant expense	(1,799)	—	(1,799)	—
Derivative liability income (loss)	(653)	440	403	3,963
Loss on extinguishment of debt	(2,042)	(5,159)	(2,042)	(12,551)
Interest and other expense, net	(263)	(220)	(2,751)	(1,124)
Equity in losses of joint venture	(117)	(117)	(386)	(386)

Net loss	(6,344)	(6,526)	(11,871)	(15,394)
Net loss attributable to noncontrolling interest	17	17	57	57

Net loss attributable to ThermoEnergy Corporation	(6,327)	(6,509)	(11,814)	(15,337)
Deemed dividend on Series B Convertible Preferred Stock	(4,045)	—	(4,271)	—

Net loss attributable to ThermoEnergy Corporation common stockholders	$(10,372)	$(6,509)	$(16,085)	$(15,337)

Net loss per share attributable to ThermoEnergy Corporation common stockholders, basic and diluted	$(0.18)	$(0.11)	$(0.28)	$(0.27)

Weighted average shares used in computing loss per share, basic and diluted	56,867,098	56,867,098	56,506,905	56,506,905

Note 5:  Joint Ventures

Babcock-Thermo Clean Combustion LLC

On February 25, 2009, the Company’s majority-owned subsidiary, TEPS, and Babcock Power Development, LLC (“BPD”), a subsidiary of Babcock Power, Inc., entered into a Limited Liability Company Agreement (the “LLC Agreement”) establishing Babcock-Thermo Carbon Capture LLC, a Delaware limited liability company now known as Babcock-Thermo Clean Combustion LLC (the “Joint Venture”) for the purpose of developing and commercializing its proprietary POXC technology.

TEPS entered into a license agreement with the Joint Venture and BPD, pursuant to which it has granted to the Joint Venture an exclusive, irrevocable (except as otherwise provided therein), world-wide and royalty-free license to TEPS’ intellectual property related to or necessary to practice the POXC technology. In the LLC Agreement, BPD agreed to develop, at its own expense, intellectual property in connection with three critical subsystems relating to the POXC technology. BPD entered into a license agreement with the Joint Venture and TEPS pursuant to which it granted the Joint Venture an exclusive, irrevocable (except as otherwise provided therein), world-wide, fully paid up and royalty-free license to BPD’s know-how and other relevant proprietary intellectual property. Pursuant to the LLC Agreement, TEPS and BPD each owned a 50% membership interest in the Joint Venture.

On March 2, 2012, TEPS entered into a Dissolution Agreement with BPD to terminate the Limited Liability Company Agreement and dissolve the Joint Venture. The BTCC Board of Managers is supervising the wind down and dissolution process.

F-38

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Unity Power Alliance LLC

On March 8, 2012, the Company announced the formation of Unity Power Alliance LLC (“UPA”). UPA was formed with the intention to work with partners and stakeholders to develop and commercialize its pressurized oxycombustion technology.

On June 20, 2012, the Company entered into an agreement with Itea S.p.A. (“Itea”) for the development of pressurized oxycombustion in North America. The two parties, through UPA, will utilize the two parties’ propriety technology to advance, develop and promote the use of the coal application of pressurized oxycombustion, construct a pilot plant utilizing the technology, and subsequently construct a demonstration facility based on the technology as implemented in the pilot plant. Itea was granted the option to acquire a 50% ownership interest in UPA for $1,250. On July 16, 2012, Itea exercised its option and acquired the 50% ownership interest in UPA.

UPA is governed by a Board of Directors, with half of the directors nominated by each of the Company and Itea. Administrative expenses of UPA are borne jointly by the Company and Itea, and financing for development expenses will be obtained from third parties.

Also on June 20, 2012 the Company and Itea entered into a License Agreement whereby the Company and the Company’s majority-owned subsidiary, TEPS, and Itea granted a non-exclusive, non-transferable royalty-free license to UPA to use their intellectual property relating to pressurized oxycombustion. The licenses to UPA became effective upon Itea’s acquisition of its ownership interest in UPA. The License Agreement further provides that, if UPA successfully obtains funding and project support to construct the pilot plant, the parties may grant licenses of their respective intellectual property and know-how to each other or to third parties for the operation of power plants based on such intellectual property and know-how, and royalties will be shared as defined in the License Agreement.

In September 2012, UPA was awarded a $1 million Phase 1 grant from the U.S. Department of Energy to help fund a project under a special DOE program to advance technologies for efficient, clean coal power and carbon capture. As of September 30, 2012, UPA has not received any funding and has not recorded any revenues related to this grant. As part of UPA's project, in October 2012, the Company received a $900,000 contract from UPA to build a bench-scale “flameless” combustion reactor under the grant.

In accordance with ASC 810, Consolidation, the Company determined that it held an variable interest in UPA and that UPA was a variable-interest entity. However, the Company has concluded that it is not required to consolidate the financial statements of UPA as of and for the three and nine-month periods ended September 30, 2012. The Company reviewed the most significant activities of UPA and determined that because the Company shares the power to direct the activities of UPA with Itea, it is not the primary beneficiary of UPA. Accordingly, the financial results of UPA is accounted for under the equity method of accounting.

F-39

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 6: Convertible debt

Unsecured convertible debt consisted of the following at September 30, 2012 and December 31, 2011 (in thousands):

	September 30, 2012	December 31, 2011
Roenigk 2007 Convertible Promissory Note, 5%, due March 21, 2013, less discount of $78 at December 31, 2011	$—	$860
Roenigk 2008 Convertible Promissory Note, 5%, due March 7, 2013, less discount of $181 at December 31, 2011	—	711
December 2011 Convertible Promissory Notes, 12.5%, due December 31, 2012	1,250	1,250
Roenigk 2012 Convertible Promissory Note, 8%, due March 31, 2014, less discount of $126 at September 30, 2012	1,818	—
	3,068	2,821
Less: Current portion	(1,250)	(1,250)
	$1,818	$1,571

Roenigk 2007 Convertible Promissory Note

On March 21, 2007 the Company issued to Mr. Martin A. Roenigk, a member of the Company’s Board of Directors as of that date, a 5% Convertible Promissory Note due March 21, 2013 in the principal amount of $750,000. The principal amount and accrued interest on the Note is convertible into shares of Common Stock at a conversion price of $0.50 per share at any time at the election of the holder. Interest on the Note is payable semi-annually. The Company may, at its discretion, defer any scheduled interest payment until the maturity date of the Note upon payment of a $2,500 deferral fee. The Company added $24,000 of accrued interest to the principal balance of the Note during the nine months ended September 30, 2012. Total interest added to the principal balance of the Note was $213,000 as of June 20, 2012.

On June 20, 2012, the Noteholder tendered this Note, together with the 2008 Convertible Promissory Note discussed below, as consideration for the issuance of the 2012 Convertible Promissory Note, as discussed below.

Roenigk 2008 Convertible Promissory Note

On March 7, 2008, Mr. Roenigk exercised his option to make an additional $750,000 investment in the Company under the terms of the Securities Purchase Agreement between the Company and Mr. Roenigk dated March 21, 2007. The Company issued to Mr. Roenigk a 5% Convertible Promissory Note due March 7, 2013 in the principal amount of $750,000. The principal amount and accrued interest on the Note is convertible into shares of Common Stock at a conversion price of $0.50 per share at any time at the election of the holder. Interest on the Note is payable semi-annually. The Company may, at its discretion, defer any scheduled interest payment until the maturity date of the Note upon payment of a $2,500 deferral fee. The Company added $22,000 of accrued interest to the principal balance of the Note during the nine months ended September 30, 2012. Total interest added to the principal balance of the Note was $165,000 as of June 20, 2012.

On June 20, 2012, the Noteholder tendered this Note, together with the 2007 Convertible Promissory Note discussed above, as consideration for the issuance of the 2012 Convertible Promissory Note, as discussed below.

December 2011 Convertible Promissory Notes

On December 2, 2011 the Company entered into Bridge Loan Agreements with four of its principal investors pursuant to which the Investors agreed to make bridge loans to the Company of $1.25 million in exchange for 12.5% Promissory Notes (the “December 2011 Bridge Notes”).  The December 2011 Bridge Notes bear interest at the rate of 12.5% per year and are due and payable on December 31, 2012. The entire unpaid principal amount, together with all interest then accrued and unpaid under each December 2011 Bridge Note, is convertible into shares of a future series of Preferred Stock at a conversion price to be determined.

F-40

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The December 2011 Bridge Notes contain other conventional provisions, including the acceleration of repayment obligations upon the occurrence of certain specified Events of Default. No such Events of Default occurred as of September 30, 2012 and through the date of this filing.

Roenigk 2012 Convertible Promissory Note

On June 20, 2012, the Company issued a Convertible Promissory Note dated April 1, 2012 in the principal amount of $1,877,217 in exchange for the 2007 Convertible Promissory Note and the 2008 Convertible Promissory Note (the “Old Notes”). The Note bears interest at the rate of 5% per annum from April 1, 2012 through May 31, 2012, then bears interest at the rate of 8% per annum until the maturity date, March 31, 2014. The principal amount and accrued interest on the Note is convertible into shares of Common Stock at a conversion price of $0.50 per share at any time at the election of the holder. Interest on the Note is payable semi-annually. The Company may, at its discretion, defer any scheduled interest payment until the maturity date of the Note upon payment of a $5,000 deferral fee. The Company added $67,000 of accrued interest to the principal balance of the Note during the nine months ended September 30, 2012.

The exchange of the Old Notes for this Note has been accounted for as a troubled debt restructuring in the second quarter of 2012. In summary, the Company was granted a one year extension of the maturity date of the Old Notes, and the interest rate was increased from 5% to 8% per annum. The Company evaluated the anticipated future cash flows of this Note and determined that they exceed the carrying value (and accrued interest thereon) of the Old Notes. As a result, the Company did not record a loss or gain on this transaction.

Note 7: Equity

Common Stock

On January 10, 2012, the Company entered into Warrant Amendment Agreements with six individuals who acquired warrants from five funds affiliated with Security Investors, LLC for the purchase of an aggregate of 5,633,344 shares of the Company’s Common Stock (collectively, the “Warrants”). Pursuant to the Warrant Amendment Agreements, the Company amended the Warrants to change the exercise prices from $0.30 per share to $0.095 per share, and the Investors agreed to exercise all of the Warrants immediately for cash. The Company received proceeds totaling $498,000, net of issuance costs, from the exercise of the Warrants.

On February 10, 2012, the Company issued 419,180 shares of Common Stock to ARC Capital (BVI) Limited. (“ARC”) in partial consideration for financial advisory and other consulting services performed by ARC pursuant to a Financial Advisory and Consulting Agreement dated as of November 7, 2011. The value of this Common Stock was recorded as a component of general and administrative expense on the Company’s Consolidated Statement of Operations in the fourth quarter of 2011.

On July 11, 2012, the Company entered into Securities Purchase Agreements (the “Agreements”) with twenty-four individuals and entities (the “Investors”) pursuant to which the Company issued an aggregate of 17,316,250 shares of Common Stock, Warrants for the purchase of an additional 18,670,375 shares of Common Stock at an exercise price of $0.15 per share and Warrants for the purchase of an additional 1,354,125 shares of Common Stock at an exercise price of $0.10 per share. The aggregate purchase price for the Shares and Warrants was $1,731,625, and the Company received proceeds of $1,565,908, net of issuance costs. The Warrants entitle the holders thereof to purchase shares of Common Stock at any time on or prior to July 11, 2017.

On August 9, 2012, the Company entered into Securities Purchase Agreements (the “Agreements”) with eleven additional individuals and entities (the “Investors”) pursuant to which the Company issued an aggregate of 8,287,500 shares of Common Stock, Warrants for the purchase of an additional 9,116,250 shares of Common Stock at an exercise price of $0.15 per share and Warrants for the purchase of an additional 828,750 shares of Common Stock at an exercise price of $0.10 per share. The aggregate purchase price for the Shares and Warrants was $828,750, and the Company received proceeds of $729,068, net of issuance costs. The Warrants entitle the holders thereof to purchase shares of Common Stock at any time on or prior to July 11, 2017.

F-41

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Agreements described above include a price protection provision pursuant to which, at any time on or before January 11, 2014, the Company issues and sells any shares of Common Stock or securities convertible into Common Stock (“Convertible Securities”) at a price less than $0.10 per share (a “Dilutive Transaction”), the purchase price for the Shares shall automatically be reduced to a price equal to the price at which such shares were issued and sold (the “Reduced Price”) and the Company will issue to the Investors, for no additional consideration, a sufficient number of additional Shares so that the effective price per Share equals the Reduced Price. The Warrants include a similar price protection provision pursuant to which, upon a Dilutive Transaction, the exercise price of the Warrants shall automatically be reduced to a price equal to 150% of the Reduced Price. Upon such adjustment, the number of Warrant Shares issuable upon exercise of a Warrant shall automatically be adjusted by multiplying the number of shares issuable upon exercise of such Warrant immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which shall be the exercise price immediately prior to the Dilutive Issuance and (ii) the denominator of which shall be the exercise price as adjusted. See Note 8 for further discussion of the accounting treatment of these price protection revisions.

See Note 11 for discussion of the Company’s sale of Common Stock on October 9, 2012.

At September 30, 2012, approximately 261 million shares of Common Stock were reserved for future issuance under convertible debt and warrant agreements, stock option arrangements and other commitments.

Stock Options

During the nine-month period ended September 30, 2012, the Board of Directors awarded employees and an advisor to the Board of Directors a total of 7,060,000 stock options under the Company’s 2008 Incentive Stock Plan. The options are exercisable at $0.097 - $0.30 per share for a ten year period. The exercise price was equal to or greater than the market price on the respective grant dates. Options granted to non-employee directors vest on the date of the Company’s 2012 Annual Meeting of Stockholders; options granted to employees vest ratably over a four-year period.

The following table presents option expense included in expenses in the Company’s Consolidated Statements of Operations for the nine-month periods ended September 30, 2012 and 2011:

	2012	2011

Cost of revenue	$6	$19
General and administrative	580	613
Engineering, research and development	70	51
Sales and marketing	63	74
Option expense before tax	719	757
Benefit for income tax	—	—
Net option expense	$719	$757

Option expense for the three and nine-month periods ended September 30, 2012 was calculated using an expected forfeiture rate of 0% - 20%. A forfeiture rate of 0% was used for the comparative period of 2011.

The fair value of options granted during the nine-month periods ended September 30, 2012 and 2011 were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

	2012	2011

Risk-free interest rate	0.83% - 2.23%	3.5%
Expected option life (years)	6.25 – 10.0	6.25
Expected volatility	91% - 92%	91%
Expected dividend rate	0%	0%

F-42

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

A summary of the Company’s stock option activity and related information for the nine-month periods ended September 30, 2012 and 2011 follows:

	2012		2011
	Number of Shares	Wtd. Avg. Exercise Price per Share	Number of Shares	Wtd. Avg. Exercise Price per Share
Outstanding, beginning of year	19,674,102	$0.38	22,065,402	$0.57
Granted	7,060,000	$0.16	1,200,000	$0.30
Canceled	(800,000)	$0.30	(4,088,800)	$1.38
Outstanding, end of period	25,934,102	$0.32	19,176,602	$0.47
Exercisable, end of period	13,733,112	$0.41	9,864,590	$0.62

The weighted average fair value of options granted was approximately $0.11 and $0.23 per share for the nine-month periods ended September 30, 2012 and 2011, respectively. The weighted average fair value of options vested was approximately $942,000 and $718,000 for the nine-month periods ended September 30, 2012 and 2011, respectively.

Exercise prices for options outstanding as of September 30, 2012 ranged from $0.097 to $1.50. The weighted average remaining contractual life of those options was approximately 7.9 years at September 30, 2012. The weighted average remaining contractual life of options vested and exercisable was approximately 7.1 years at September 30, 2012.

As of September 30, 2012, there was approximately $730,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 1.3 years. The Company recognizes stock-based compensation on the straight-line method.

Warrants

At September 30, 2012, there were outstanding warrants for the purchase of 106,685,446 shares of the Company’s Common Stock at prices ranging from $0.01 per share to $0.55 per share (weighted average exercise price was $0.30 per share). The expiration dates of these warrants are as follows:

Year	Number of Warrants
2012	11,333,333
2013	8,896,554
2014	6,159,436
2015	6,188,879
2016	42,795,244
After 2016	31,312,000
106,685,446

Note 8: Derivative Liabilities

As part of the financing transactions in the third quarter of 2012 as discussed in Note 7, if the Company issues and sells any shares of Common Stock or securities convertible into Common Stock (“Convertible Securities”) at a price less than $0.10 per share at any time on or before January 11, 2014 (a “Dilutive Transaction”), the purchase price for the shares shall automatically be reduced to a price equal to the price at which such shares were issued and sold (the “Reduced Price”), and the Company will issue to the Investors, for no additional consideration, a sufficient number of additional shares so that the effective price per share equals the Reduced Price.

F-43

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Warrants include a similar price protection provision pursuant to which, upon a Dilutive Transaction, the exercise price of the Warrants shall automatically be reduced to a price equal to 150% of the Reduced Price. Upon such adjustment, the number of shares issuable upon exercise shall automatically be adjusted by multiplying the number of shares issuable upon exercise of such warrant immediately prior to the Dilutive Transaction by a fraction, (i) the numerator of which shall be the exercise price immediately prior to the Dilutive Transaction and (ii) the denominator of which shall be the exercise price as adjusted.

Because these provisions as described above are not indexed to the Company’s Common Stock, the value of the anti-dilution features of the Common Stock and the value of the Warrants must be bifurcated and treated as derivative liabilities. As a result, the Company initially recorded derivative liabilities totaling $2,734,000 in the third quarter of 2012. Because the Company recorded derivative liabilities that exceeded the proceeds received in the third quarter of 2012, the Company recorded a charge of approximately $565,000. This amount is recorded as other derivative expense on the Company’s Consolidated Statement of Operations for the three and nine-month periods ended September 30, 2012.

Liabilities measured at fair value on a recurring basis as of September 30, 2012 are as follows: (in thousands)

		Fair Value Measurements at Reporting Date Using
Description	Balance as of September 30, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Derivative liabilities – current portion	$41	$-	$-	$41
Derivative liabilities – long-term portion	2,400	-	-	2,400

Total	$2,441	$-	$-	$2,441

The Monte Carlo Simulation lattice model was used to determine the fair values at September 30, 2012. The significant assumptions used were: exercise prices between $0.10 and $0.36; the Company’s stock price on September 28, 2012, $0.10; expected volatility of 55% - 75%; risk free interest rate between 0.16% and 0.23%; and a remaining contract term between 3 months and 58 months.

Liabilities measured at fair value on a recurring basis as of December 31, 2011 are as follows: (in thousands)

		Fair Value Measurements at Reporting Date Using
Description	Balance as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Derivative liabilities – current portion	$706	$-	$-	$706
Derivative liabilities – long-term portion	101	-	-	101

Total	$807	$-	$-	$807

The Monte Carlo Simulation lattice model was used to determine the fair values at December 31, 2011. The significant assumptions used were: exercise prices between $0.185 and $0.36; the Company’s stock price on December 31, 2011, $0.19; expected volatility of 82.9%; risk free interest rate between 0.12% and 0.25%; and a remaining contract term between 1 and 2 years.

F-44

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The following table sets forth a reconciliation of changes in the fair value of derivatives classified as Level 3 (in thousands):

Balance at December 31, 2011	$807
Issuance of warrants as derivative liabilities	2,734
Change in fair value	(1,100)
Balance at September 30, 2012	$2,441

Note 9: Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available to the chief operating decision maker, or decision-making group, in assessing performance and allocating resources. The Company markets and develops advanced municipal and industrial wastewater treatment and carbon reducing clean energy technologies. The Company currently generates almost all of its revenues from the sale and application of its water treatment technologies. Revenues from its clean energy technologies have been limited to grants received from governmental and other agencies for continued development. In 2009, the Company established BTCC, a joint venture with Babcock Power Development, LLC, for the purpose of developing and commercializing the Company’s clean energy technology. This joint venture is currently in the dissolution process. In March 2012, the Company established UPA to work with partners and stakeholders to develop and commercialize its pressurized oxycombustion technology, and in July 2012, Itea acquired a 50% ownership interest in UPA, making it a joint venture.

Because revenues and costs related to the Company’s clean energy technologies is immaterial to the entire Company taken as a whole, the financial information presented in these financial statements represents all the material financial information related to the Company’s water treatment technologies.

The Company’s operations are currently conducted solely in the United States. While the Company has begun marketing and selling its products in Asia and Europe, the Company has not generated any revenues from such activities. The Company will continue to evaluate how its business is managed and, as necessary, adjust the segment reporting accordingly.

Note 10: Commitments and contingencies

On March 25, 2011, the Company was notified by the U.S. Internal Revenue Service that it had accepted the Company’s Offer in Compromise with respect to its tax liabilities relating to (i) employee tax withholding for all periods commencing with the quarter ended September 30, 2005 and continuing through September 30, 2009 and (ii) federal unemployment taxes (FUTA) for the years 2005 through 2008. Pursuant to the Offer in Compromise, the Company has satisfied its delinquent tax liabilities by paying a total of $2,134,636 (representing the aggregate amount of tax due, without interest or penalties).

In connection with the Offer in Compromise, the Company has agreed that any net operating losses sustained for the years ending December 31, 2010 through December 31, 2012 will not be claimed as deductions under the provisions of Section 172 of the Internal Revenue Code except to the extent that such net operating losses exceed the amount of interest and penalties abated. The IRS acceptance of the Offer in Compromise is conditioned, among other things, on the Company filing and paying all required taxes for five tax years commencing on the date of the IRS acceptance.

Accrued payroll taxes, which include taxes, penalties and interest related to state taxing authorities, totaled approximately $399,000 and are included in other current liabilities on the Company’s Consolidated Balance Sheets as of September 30, 2012. The Company continues to work with the various state taxing authorities to settle its remaining payroll tax obligations.

On July 16, 2012, Andrew T. Melton, the Company’s former Executive Vice President and Chief Financial Officer (“Melton”), filed a Complaint in the United States District Court, Eastern District of Arkansas alleging, among other things, wrongful termination of employment. Mr. Melton is claiming damages in the aggregate amount of approximately $2.2 million, including unpaid salary, reimbursement of expenses, and other payments under his employment agreement. The Company is currently in the discovery process and intends to vigorously defend this litigation.

F-45

THERMOENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

On October 16, 2012, Alexander Fassbender, a creditor of the Company pursuant to a promissory note dated as of April 11, 2011, filed for entry of a confessed judgment against the Company in Fairfax County, Virginia, Circuit Court seeking payment of $100,000 in principal, default interest at 18% and attorneys’ fees of not less than $25,000, resulting from an alleged late monthly installment payment by the Company under the Note.  The Company disputes that it defaulted under the promissory note, and Mr. Fassbender has acknowledged receipt of the monthly installment payment, although he claims that it was paid late.  The Company has filed a Motion to Set Aside or Vacate the Confessed Judgment and has requested a hearing on November 30, 2012.  The Company has accrued all costs as of September 30, 2012, pending resolution of this matter.

The Company is involved from time to time in litigation incidental to the conduct of its business. Judgments could be rendered or settlements entered that could adversely affect the Company’s operating results or cash flows in a particular period. The Company routinely assesses all of its litigation and threatened litigation as to the probability of ultimately incurring a liability and records its best estimate of the ultimate loss in situations where it assesses the likelihood of loss as probable.

See Note 3 for a discussion of the termination of the Company’s contract with NYCDEP.

Note 11: Subsequent events

On October 9, 2012, the Company entered into Securities Purchase Agreements (the “Agreements”) with nine individuals (the “Investors”) pursuant to which the Company issued an aggregate of 3,765,000 shares of Common Stock, Warrants for the purchase of an additional 4,141,500 shares of Common Stock at an exercise price of $0.15 per share and Warrants for the purchase of an additional 376,500 shares of Common Stock at an exercise price of $0.10 per share. The aggregate purchase price for the Shares and Warrants was $376,500, and the Company received proceeds of $331,196, net of issuance costs. The Common Stock and Warrants were issued on terms similar to the Company’s financing transactions on July 11, 2012 and August 9, 2012 as discussed in Note 7.

On October 4, 2012, the Company entered into a Loan Agreement (the “Loan Agreement”) with C13 Thermo LLC (the “Lender”) pursuant to which the Lender established a credit facility allowing the Company to borrow up to $700,000 (the “Credit Facility”) to finance the fabrication and testing of an Ammonia Reduction Process system utilizing the Company’s proprietary technology (the “Project”). The Company issued to the Lender a promissory note in the principal amount of $700,000 (the “Note”).

Amounts borrowed under the Credit Facility will not bear interest (except in the case of an event of default, in which case all amounts borrowed, together with all fees, expenses and other amounts due, shall bear interest at the default rate of 8% per annum). Upon maturity of the Note, the Company will be charged a commitment fee equal to 10% of the aggregate principal amount borrowed under the Credit Facility. The Credit Facility expires, and all amounts due under the Note, together with all commitment fees incurred under the Loan Agreement, will become due and payable, on the earlier of (i) March 4, 2013 or (ii) the date on which the Company first draws against an irrevocable documentary letter of credit that has been issued for the Company’s benefit in connection with the Project. The Company may repay the Note in whole or in part at any time without premium or penalty.

See Note 3 for a discussion of the termination of the Company’s contract with NYCDEP.

F-46

Annex A

Certificate of Amendment

to the Certificate of incorporation

of

ThermoEnergy Corporation

ThermoEnergy Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

The Board of Directors of the Corporation has duly adopted, pursuant to Section 242 of the Delaware General Corporation Law, a resolution setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation have duly approved said amendments, in accordance with Section 242 of the Delaware General Corporation Law. The resolution setting forth the amendments is as follows:

Resolved:	That the Certificate of Incorporation of this Corporation, as heretofore amended, be further amended by deleting in its entirety the first paragraph of Article Fourth and substituting in place thereof the following new text:

“Fourth:	The total number of shares of stock that this Corporation is authorized to issue is eight hundred fifty million (850,000,000) shares, of which eight hundred million (800,000,000) shares shall be Common Stock, par value $0.001 per share, and fifty million (50,000,000) shares shall be Preferred Stock, par value $0.01 per share. Of the authorized Preferred Stock, (i) two hundred eight thousand, three hundred thirty-four (208,334) shares shall be designated “Series A Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit A hereto, (ii) one million (1,000.000) shares shall be designated “Series B Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit A hereto, (iii) eleven million (11,000,000) shares shall be designated “Series B-1 Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit A hereto, (iv) fifteen million (15,000,000) shares shall be designated “Series C Convertible Preferred Stock” and shall have the rights, preferences, powers, qualifications, restrictions and limitations set forth in Exhibit A hereto, and (v) the remaining shares shall be undesignated. Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of this Corporation is authorized to issue the undesignated Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.”

* * *

In witness whereof, the Corporation has caused this Certificate of Amendment to be duly executed this ____ day of __________ 2013.

ThermoEnergy Corporation

President

Exhibit A

Description of SERIES A Convertible Preferred Stock

Section 1.             Liquidation Rights.

(a)          Treatment at Liquidation, Dissolution or Winding Up.

(i)          In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, before any payment is made to the holders of any other class or series of the corporation’s capital stock designated to be junior to the corporation’s Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), including the corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), the holder of each share of Series A Preferred Stock shall be entitled to be paid from the assets of the corporation available for distribution, pari passu, an amount equal to the greater of (A) $1.20 (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series A Preferred Stock) plus all dividends declared thereon but unpaid, to and including the date full payment shall be tendered to the holders of Series A Preferred Stock with respect to such liquidation, dissolution or winding up, or (B) the amount that would have been payable to the holder of such share had all shares of Series A Preferred Stock been converted to Common Stock pursuant to Section 2(a) hereof immediately prior to such liquidation, dissolution or winding up.

(ii)         If the assets of the corporation shall be insufficient to permit the payment in full to the holders of the corporation’s Series A Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the respective amounts distributable to them.

(b)          Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the corporation, or a sale of all or substantially all of the assets of the corporation (other than a merger, consolidation or sale of all or substantially all of the assets of the corporation in a transaction in which the shareholders of the corporation immediately prior to the transaction possess more than fifty percent (50%) of the voting securities of the surviving entity (or parent, if any) or the purchaser of assets immediately after the transaction) shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 1, unless in any such particular event the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock determine that any such particular event shall not, for purposes of this Section 1, be deemed a liquidation, dissolution or winding up.

(c)          Distributions Other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

Section 2.             Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert; Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time at the office of the corporation or any transfer agent for the Series A Preferred Stock, into one fully paid and nonassessable share of Common Stock (the “Conversion Ratio”). Such initial Conversion Ratio shall be subject to adjustment as hereinafter provided.

A-1

(b)          Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock that may be designated by the corporation, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. The corporation shall, as soon as practicable (but, in any event, not later than three (3) business days thereafter), issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate for the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay to such holder cash in an amount equal to such fraction multiplied by the Market Price as of the date of conversion. The term “Market Price” shall mean, on any date of determination,(i) the closing price of a share of Common Stock on such day as reported on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (each, a “Trading Market”) (whichever is then the principal Trading Market on which the Common Stock is listed or traded), or (ii) if the Common Stock is not listed on a Trading Market, the closing bid price for a share of Common Stock on such day in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, the closing bid price for a share of Common Stock on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or (iv) if a bid price for a share of Common Stock in the over-the-counter market is not then reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the corporation.

(c)          Automatic Conversion.

(i)          Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio as then in effect:

(A) on the next Trading Day immediately following the date on which the Market Price for the Common Stock shall have exceeded $3.00 (adjusted to reflect stock splits, stock dividends or distributions, and stock combinations or consolidations) for a period of thirty (30) consecutive Trading Days, or

(B) at the written election of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock to require such automatic conversion.

For purposes of this Section 2(c)(i), the term “Trading Day” shall mean (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

(ii)         Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the corporation or the transfer agent for the Series A Preferred Stock and the holder of such shares shall be treated as the owner of the shares of Common Stock into which such shares have been converted; provided, however, that the corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the corporation or the transfer agent of the Series A Preferred Stock, or the holder notifies the corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such holder’s shares of Series A Preferred Stock at the office of the corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly (and, in any event, not later than three (3) business days thereafter) at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay to such holder cash in an amount equal to such fraction multiplied by the Market Price as of the date of conversion.

A-2

(d)          Adjustments to Conversion Ratio for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(i)          In the event the corporation shall issue additional shares of Common Stock pursuant to a stock dividend, stock distribution or subdivision, the Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately adjusted.

(ii)         In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

(e)          Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 1(b), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 2(d)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the corporation) shall be made in the application of the provisions in this Section 2 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(f)          No Impairment. The corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(g)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to Section 2(d), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock which at the time would be received upon conversion of each share of Series A Preferred Stock.

A-3

(h)          Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any right to subscribe for, purchase or otherwise acquire any class of securities or other property, or any other right, the corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character thereof.

(i)          Common Stock Reserved. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock.

(j)          Certain Taxes. The corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

(k)          Closing of Books. The corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series A Preferred Stock.

Section 3.             Voting Rights.

The holders of Series A Preferred Stock shall be entitled to the following voting rights: (i) those voting rights required by applicable law and as provided in Section 5 hereof; and (ii) the right to vote (or consent) together with the holders of Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote (or consent). Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the nearest number of whole shares of Common Stock into which such share of Series A Preferred Stock could have been converted on the date for determination of stockholders entitled to vote at such meeting. The holders of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting.

Section 4.             Dividends. In the event the Board of Directors of the corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the corporation for which an adjustment of the Conversion Ratio is made pursuant to Section 2 hereof), the Series A Preferred Stock shall be entitled to, and the Board of Directors shall declare at the same time, a dividend upon the then outstanding shares of the Series A Preferred Stock, in priority to the dividend payable on the Common Stock, payable at the same time as the dividend paid on the Common Stock, in an amount per share of Series A Preferred Stock equal to the amount payable on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock could be converted pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

Section 5.             Covenants. As long as any of the Series A Preferred Stock shall be issued and outstanding, the corporation shall not, whether by reclassification, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Series A Preferred Stock then outstanding:

(i)          directly or indirectly, alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

A-4

(ii)         create any class or series of shares having preference or priority equal or senior to any outstanding shares of Series A Preferred Stock as to dividends or assets, or authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the corporation having preference or priority equal or senior to any outstanding shares of Series A Preferred Stock as to dividends or assets; or

(iii)        amend the corporation’s articles of incorporation in a manner that adversely affects the rights, preferences or privileges of the holders of Series A Preferred Stock.

Section 6.             Priority with Respect to Certain Rights. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to (i) all shares of Common Stock, and (ii) all classes and series of capital stock of the corporation, whether authorized now or in the future, that do not expressly provide that they rank senior to, or on parity with, the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the corporation.

Section 7.             Reclassification of Unissued Series A Preferred Stock. Any authorized but unissued shares of Series A Preferred Stock may be reclassified by the Board of Directors of the corporation as shares of undesignated Preferred Stock.

A-5

Description of

SERIES B Convertible Preferred Stock,

SERIES B-1 Convertible Preferred Stock,

and

SERIES c Convertible Preferred Stock

Except as expressly set forth herein, the rights, preferences, powers, qualifications, restrictions and limitations of the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Series C Convertible Preferred Stock shall be identical and, except as expressly set forth herein, the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Series C Convertible Preferred Stock shall considered a single series of Preferred Stock. The Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock and the Series C Convertible Preferred Stock are sometimes referred to herein as the “Series B/C Convertible Preferred Stock”.

SECTION 1       Designation, Rank.

(a)     Series B Convertible Preferred Stock. The series of preferred stock designated as the “Series B Convertible Preferred Stock,” $0.01 par value (the “Series B Convertible Preferred Stock”) will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to (i) all classes of common stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time (the “Common Stock”); and (ii) each other class of capital stock or series of preferred stock (collectively, with respect to the Series B Convertible Preferred Stock, the “Junior Securities”) to the extent the terms of such stock do not expressly provide that it ranks senior to or on a parity with the Series B Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (in each case, with respect to the Series B Convertible Preferred Stock, the “Senior or Parity Securities”). The establishment of Senior or Parity Securities is subject to Section 8 below. For the avoidance of doubt, with respect to the Series B Convertible Preferred Stock, the series of preferred stock designated as the “Series A Convertible Preferred Stock,” $0.01 par value (the “Series A Preferred Stock”), the series of preferred stock designated as the “Series B-1 Convertible Preferred Stock,” $0.01 par value (the “Series B-1 Convertible Preferred Stock”) and the series of preferred stock designated as the “Series C Convertible Preferred Stock,” $0.01 par value (the “Series C Convertible Preferred Stock”) shall be deemed to be Senior Securities.

(b)     Series B-1 Convertible Preferred Stock. The Series B Convertible Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to (i) the Common Stock; (ii) the Series B Convertible Preferred Stock, and (iii) each other class of capital stock or series of preferred stock (collectively, with respect to the Series B-1 Convertible Preferred Stock. the “Junior Securities”) to the extent the terms of such stock do not expressly provide that it ranks senior to or on a parity with the Series B-1 Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (in each case, with respect to the Series B-1 Convertible Preferred Stock. the “Senior or Parity Securities”). The establishment of Senior or Parity Securities is subject to Section 8 below. For the avoidance of doubt, with respect to the Series B-1 Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock shall be deemed to be Junior Securities and the Series A Preferred Stock and the Series C Convertible Preferred Stock shall be deemed to be Senior Securities.

(c)     Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to (i) the Common Stock; (ii) the Series B Convertible Preferred Stock, (iii) the Series B-1 Convertible Preferred Stock and (iv) each other class of capital stock or series of preferred stock (collectively, with respect to the Series C Convertible Preferred Stock. the “Junior Securities”) to the extent the terms of such stock do not expressly provide that it ranks senior to or on a parity with the Series C Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (in each case, with respect to the Series C Convertible Preferred Stock. the “Senior or Parity Securities”). The establishment of Senior or Parity Securities is subject to Section 8 below. For the avoidance of doubt, with respect to the Series C Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock shall be deemed to be Junior Securities and the Series A Preferred Stock shall be deemed to be Senior Securities.

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SECTION 2      Authorized Number. The authorized number of shares constituting the Series B Convertible Preferred Stock shall be one million (1,000,000) shares. The authorized number of shares constituting the Series B-1 Convertible Preferred Stock shall be eleven million (11,000,000) shares. The authorized number of shares constituting the Series C Convertible Preferred Stock shall be fifteen million (15,000,000) shares.

SECTION 3      Dividends. In the event the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation for which an adjustment of the Conversion Ratio is made pursuant to Section 6 hereof), the Series B/C Convertible Preferred Stock shall be entitled to, and the Board of Directors shall declare at the same time, a dividend upon the then outstanding shares of the Series B/C Convertible Preferred Stock, in priority to the dividend payable on the Common Stock, payable at the same time as the dividend paid on the Common Stock, in an amount per share of Series B/C Convertible Preferred Stock equal to the amount payable on the largest number of whole shares of Common Stock into which each share of Series B/C Convertible Preferred Stock could be converted pursuant to the provisions of Section 6 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

SECTION 4      Liquidation Rights. The “Stated Value” of each share of the Series B Convertible Preferred Stock and each shares of the Series B-1 Convertible Preferred Stock shall be $2.40 (as adjusted for any stock dividends, combinations or splits with respect to such shares), which is 100% of the Original Series B Issue Price (as defined below). For purposes hereof, “Original Series B Issue Price” shall mean $2.40. The “Stated Value” of each share of the Series C Convertible Preferred Stock shall be $1.52 (as adjusted for any stock dividends, combinations or splits with respect to such shares), which is 200% of the Original Series C Issue Price (as defined below). For purposes hereof, “Original Series C Issue Price” shall mean $0.76. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after satisfaction of the claims of creditors and payment or distribution of assets is made on any Senior Securities, but before any payment or distribution of assets and any surplus funds is made on any Junior Securities, including, without limitation, the Common Stock, first, (a) the holders of the Series C Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution, and (b) the holders of any Parity Securities with respect to the Series C Convertible Preferred Stock shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution; then, (a) the holders of the Series B-1 Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution, and (b) the holders of any Parity Securities with respect to the Series B-1 Convertible Preferred Stock shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution; and then, (a) the holders of the Series B Convertible Preferred Stock shall receive a liquidation preference equal to the Stated Value of their shares and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution, and (b) the holders of any Parity Securities with respect to the Series B Convertible preferred Stock shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation are insufficient to pay in full the amounts described above as payable with respect to any class or series of the Series B/C Convertible Preferred Stock and any Parity Securities, the holders of such class or series of the Series B/C Convertible Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Corporation in proportion to their respective liquidation preferences until such preferences are paid in full. Thereafter, each holder of Common Stock shall be paid an amount equal to the amount paid to each holder of Series B/C Convertible Preferred Stock (determined on the basis of the number of shares of Common Stock into which a share of Series B/C Convertible Preferred Stock is then convertible). Any remaining assets of the Company will be distributed on a pro rata basis to the holders of Common Stock and Series B/C Convertible Preferred Stock (determined on the basis of the number of shares of Common Stock into which a share of Series B/C Convertible Preferred Stock is then convertible). The sale or transfer of all or substantially all of the assets of the Corporation and the merger or consolidation of the Corporation into or with any other Corporation shall be deemed to be a liquidation for purposes of liquidation preference to the extent that the shareholders of the Corporation immediately preceding such event do not own a majority of the outstanding shares of the surviving Corporation.

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SECTION 5      Voting Rights.

(a)          General. The holders of Series B/C Convertible Preferred Stock shall be entitled to the following voting rights: (i) those voting rights required by applicable law and as provided in this Section 5 and in Section 8 hereof; and (ii) the right to vote (or consent) together with the holders of Common Stock and the holders of Series A Preferred Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote (or consent) other than with respect to the election of directors. Each share of Series B/C Convertible Preferred Stock shall entitle the holder thereof to a number of votes equal to the nearest number of whole shares of Common Stock into which such share of Series B/C Convertible Preferred Stock could have been converted on the date for determination of stockholders entitled to vote at such meeting. The holders of Series B/C Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting.

(b)          Election of Directors. The holders of the Series B/C Convertible Preferred Stock, voting together as a single class, shall be entitled to elect four members of the Board of Directors of the Corporation (the “Series B/C Directors”), which Series B/C Directors shall be subject to removal only by a vote of the holders of not less than sixty-six and two-thirds percent (66-⅔%) of the then-outstanding shares of Series B/C Convertible Preferred Stock as a single class; any vacancy created by the resignation or removal of a Series B/C Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Series B/C Convertible Preferred Stock or (ii) the unanimous vote or consent of the remaining Series B/C Directors. The holders of the Common Stock, voting together with the holders of Series A Preferred Stock, shall be entitled to elect three members of the Board of Directors of the Corporation (the “Common Stock Directors”), which Common Stock Directors shall be subject to removal only by a vote of the holders of a majority of the then-outstanding shares of Common Stock (taken together as a single class with the then-outstanding shares of Series A Preferred Stock); any vacancy created by the resignation or removal of a Common Stock Director may be filled either by (i) the vote or consent of the holders of a majority of the then-outstanding shares of Common Stock and Series A Preferred Stock (voting or consenting together as a single class) or (ii) the unanimous vote or consent of the remaining Common Stock Directors.

SECTION 6      Conversion. The holders of Series B/C Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert. Shares of Series B/C Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the Series B Convertible Preferred Stock into shares of Common Stock, as follows. Each share of Series B/C Convertible Preferred Stock shall be convertible into the number of fully paid and non-assessable shares of Common Stock which results from dividing the applicable Conversion Price (as hereinafter defined) in effect at the time of conversion into the applicable Conversion Value (as hereinafter defined). With respect to the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock, the “Conversion Price” shall initially be $0.24 and the “Conversion Value” shall initially be $2.40, which is the Original Issuance Price for the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock. With respect to the Series C Convertible Preferred Stock, the “Conversion Price” shall initially be $0.076 and the “Conversion Value” shall initially be $0.76, which is the Original Issuance Price for the Series C Convertible Preferred Stock. The Conversion Prices shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which each share of the Series B/C Convertible Preferred Stock is convertible is hereinafter referred to as the “Conversion Rate.” The Conversion Rate is determined by dividing the Conversion Price, as adjusted from time to time, by the Conversion Value. The initial Conversion Rate is ten (10) for one (1), meaning each holder will receive 10 shares of Common Stock for each share of Series B/C Convertible Preferred Stock at the time of conversion.

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(b)          Mechanics of Conversion. Before any holder of Series B/C Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B/C Convertible Preferred Stock that may be designated by the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B/C Convertible Preferred Stock. The Corporation shall, as soon as practicable (but, in any event, not later than three (3) business days thereafter), issue and deliver at such office to such holder of Series B/C Convertible Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate for the shares of Series B/C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay to such holder cash in an amount equal to such fraction multiplied by the Market Price as of the date of conversion. The term “Market Price” shall mean, on any date of determination, (i) the closing price of a share of Common Stock on such day as reported on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (each, a “Trading Market”) (whichever is then the principal Trading Market on which the Common Stock is listed or traded), or (ii) if the Common Stock is not listed on a Trading Market, the closing bid price for a share of Common Stock on such day in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, the closing bid price for a share of Common Stock on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or (iv) if a bid price for a share of Common Stock in the over-the-counter market is not then reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

(c)          Automatic Conversion.

(i)          Each share of Series B/C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio as then in effect:

(A)   on the next Trading Day immediately following the date on which the Market Price for the Common Stock shall have exceeded three (3) times the Conversion Price of the Series B Convertible Preferred Stock then effect for a period of sixty (60) consecutive Trading Days, or

(B)   at the written election of the holders of not less than sixty-six and two-thirds percent (66-⅔%) of the then outstanding shares of Series B/C Convertible Preferred Stock (considered as a single class) to require such automatic conversion.

For purposes of this Section 6(c)(i), the term “Trading Day” shall mean (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

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(ii)         Upon the occurrence of an event specified in Section 6(c)(i) hereof, all shares of Series B/C Convertible Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series B/C Convertible Preferred Stock and the holder of such shares shall be treated as the owner of the shares of Common Stock into which such shares have been converted; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series B/C Convertible Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series B Convertible Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series B/C Convertible Preferred Stock, each holder of Series B/C Convertible Preferred Stock shall surrender the certificate or certificates representing such holder’s shares of Series B/C Convertible Preferred Stock at the office of the Corporation or of the transfer agent for the Series B/C Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly (and, in any event, not later than three (3) business days thereafter) at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B/C Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series B/C Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay to such holder cash in an amount equal to such fraction multiplied by the Market Price as of the date of conversion.

(d)          Anti-dilution Provisions. Each Conversion Price is subject to adjustment from time to time as follows:

(i)          Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time effects a subdivision or combination of the outstanding Common Stock, the Conversion Price then in effect immediately before the subdivision shall be inversely proportionately increased or decreased. Any adjustment under this Section 6(d)(i) shall become effective as of the date and time the subdivision or combination becomes effective. For example, if the Corporation affects a 2-for-1 stock dividend, whereby holders of Common Stock receive one additional share of Common Stock for each share of Common Stock outstanding, then the Conversion Price will be reduced in half.

(ii)         Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed to reflect that such dividend was not fully paid or that such distribution was not fully made as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions.

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(iii)        Adjustments for Other Dividends and Distributions. Subject to Section 8 below, in the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder shall receive upon exercise of the conversion rights, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which the holder would have received had the shares of the Series B/C Convertible Preferred Stock been converted into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6(d) with respect to the rights of the holder.

(iv)        Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion of shares of the Series B/C Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6(d)), then and in such event each holder shall have the right thereafter, upon conversion, to receive the kind and amount of stock and other securities and property receivable upon such reorganization or other change in an amount equal to the amount that the holder would have been entitled to have had it immediately prior to such reorganization, reclassification or change converted such shares, but only to the extent such shares are actually converted, all subject to further adjustment as provided herein.

(v)         Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of the Common Stock provided for elsewhere in this Section 6(d)) or merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder shall thereafter be entitled to receive upon conversion of shares of the Series B/C Convertible Preferred Stock (and only to the extent such shares are converted), the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the conversion of such shares would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6(d) (including adjustments of the Conversion Price then in effect and the number of shares of Common Stock purchasable upon conversion of such shares) which shall be applicable after such events; provided, however, that any such adjustments shall be made so as to insure that the provisions of this Section 6(d) applicable after such events shall be as equivalent as may be practicable to the provisions of this Section 6(d) applicable before such events.

(e)          Certificate of Adjustment. In any case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock, or other securities issuable upon conversion, the Corporation shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and its chief financial officer shall prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by express mail or recognized express delivery (such as DHL), postage prepaid, to the holder at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of: (A) the Conversion Price at the time in effect, (B) the type and amount, if any, of other property which at the time would be received upon conversion of the shares of the Series B/C Convertible Preferred Stock, and (C) the adjusted Conversion Rate.

(f)          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B/C Convertible Preferred Stock, and any portion of the Series B/C Convertible Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for cash in an amount equal to the product of such fraction multiplied by the fair market value of the Common Stock on the last business day prior to conversion as determined by the Board.

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(g)          Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations.

(i)          The Conversion Price of the Series B/C Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

(A)         If the Corporation shall issue, at any time on or after January 18, 2013 (the “Measurement Date”), any Additional Stock (as defined below) (1) without consideration, or (2) for a consideration per share less than the lower of (i) $0.10 or (ii) the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Stock by Section 6(g)(ii)(B)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Stock by Section 6(g)(ii)(B)) plus the number of shares of such Additional Stock. The number of shares issuable upon such conversion shall be equal to the total consideration received by the Corporation for the outstanding shares of Series B/C Convertible Preferred Stock divided by the adjusted Conversion Price.

However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 6(g)(i)(E) below on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (i) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (ii) the consideration to be paid upon such exercise, conversion or exchange per share of underlying Common Stock is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

(B)         No adjustment of the Conversion Price for the Series B/C Convertible Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(g)(i)(E)(3) and 6(g)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 6(g)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)         In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)         In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)         In the case of the issuance (whether before, on or after the applicable Measurement Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 6(g)(i) and Section 6(g)(ii):

(1)         The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 6(g)(i)(C) and Section 6(g)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

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(2)         The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(g)(i)(C) and 6(g)(i)(D)).

(3)         In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Prices of the Series B/C Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)         Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Prices of the Series B/C Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)         The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 6(g)(i)(E)(1) and 6(g)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 6(g)(i)(E)(3) or Section 6(g)(i)(E)(4).

(ii)         “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 6(g)(i)(E)) by this Corporation after the Measurement Date other than:

(A)         shares of Common Stock issued pursuant to a transaction described in Section 6(g)(iii) below;

(B)         shares of Common Stock issuable or issued to employees, directors or consultants (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this Corporation;

(C)         shares of Common Stock issued or issuable in connection with acquisition transactions;

(D)         shares of Common Stock issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions;

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(E)         shares of Common Stock issued upon conversion of the Series A Preferred Stock or the Series B/C Convertible Preferred Stock;

(F)         the issuance of Common Stock pursuant to currently outstanding options, warrants, notes, or other rights to acquire Common Stock of the Company;

(G)         stock splits, stock dividends or like transactions; and

(H)         shares of Common Stock issued or deemed issued upon the issuance or exercise of options, warrants or other rights to acquire shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock or upon the issuance or conversion of securities convertible into shares of Common Stock in a transaction or series of related transactions approved by the holders of a majority of the then-outstanding shares of Series B/C Convertible Preferred Stock.

(iii)        In the event the Corporation should at any time or from time to time after the Measurement Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Series B/C Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 6(g)(i)(E).

(iv)        If the number of shares of Common Stock outstanding at any time after the Measurement Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B/C Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

SECTION 7     Reserved Shares. So long as any shares of the Series B/C Convertible Preferred Stock remain outstanding, the Corporation agrees to keep reserved for issuance in connection with the conversion of the Series B/C Convertible Preferred Stock at all times a number of authorized but unissued shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion at the Conversion Price of all of the Series B/C Convertible Preferred Stock outstanding at such time. The Corporation shall take all action necessary so that Common Stock so issued will be validly issued, fully paid and non-assessable.

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SECTION 8     Protective Provisions. In addition to such other consent requirements as may be provided by applicable law, the consent of the holders of not less than sixty-six and two-thirds percent (66-⅔%) of the then-outstanding shares Series B/C Convertible Preferred Stock (acting together as a single class) shall be required to (i) amend, repeal or add any provisions to the Certificate of Incorporation or Bylaws of the Corporation which would adversely alter or change the rights, preferences or privileges of the Series B/C Convertible Preferred Stock; (ii) increase or decrease the number of authorized shares of Series B/C Convertible Preferred Stock, except (a) as permitted by Section 10 below, provided, however, that the number of authorized shares of Series C Convertible Preferred Stock may be increased without the consent of the holders of the Series B/C Convertible Preferred Stock on or before April 15, 2013; (iii) create any class or series of shares having preference or priority equal or senior to any outstanding shares of Series B/C Convertible Preferred Stock as to dividends or assets, or authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having preference or priority equal or senior to any outstanding shares of Series B/C Convertible Preferred Stock as to dividends or assets; (iv) pay or declare dividends on any Common Stock (except dividends payable solely in shares of Common Stock); (v) redeem any shares of Common Stock (other than repurchases from employees, consultants, officers or directors approved by a disinterested majority of the Board of Directors of the Corporation); (vi) effect any recapitalization of the Corporation which would adversely alter or change the rights, preferences or privileges of the Series B/C Convertible Preferred Stock; (vii) effect any merger or consolidation of the Corporation with one or more other corporations in which the shareholders of the Corporation immediately after such merger or consolidation hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation; (viii) effect the sale of all or substantially all the Corporation’s assets; (ix) effect the liquidation or dissolution of the Corporation; or (ix) increase or decrease the size of the Board of Directors, which will be set at seven (7), including four (4) Series B/C Directors and three (3) Common Stock Directors. In the event of a proposed action specified in items (i), (ii), (iii), or (vi) above which would affect the holders of either the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock or the Series C Convertible Preferred Stock but not the other holders of the Series B/A Convertible Preferred Stock, the consent of the holders of not less than sixty-six and two-thirds percent (66-⅔%) of the then-outstanding shares of the affected series and not of all then-outstanding shares of Series B/C Convertible Preferred Stock shall be required.

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Redemption of Series C Convertible Preferred Stock.

(a)          Redemption. Shares of Series C Convertible Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Original Issuance Price for the Series C Convertible Preferred Stock, plus all declared but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing sixty (60) days after receipt by the Corporation at any time on or after December 31, 2017, from the holders of at least sixty-six and two-thirds percent (66-⅔%) of the then outstanding shares of Series C Convertible Preferred Stock, of written notice requesting redemption of all shares of Series C Convertible Preferred Stock (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Convertible Preferred Stock owned by each holder, that number of outstanding shares of Series C Convertible Preferred Stock determined by dividing (i) the total number of shares of Series C Convertible Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C Convertible Preferred Stock and of any other class or series of stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(b)          Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of Series C Convertible Preferred Stock, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(i)          the number of shares of Series C Convertible Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii)         the Redemption Date and the Redemption Price;

(iii)        the date upon which the holder’s right to convert such shares terminates in accordance with Section 6(a); and

(iv)        that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Convertible Preferred Stock to be redeemed.

(c)          Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C Convertible Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 6(a) hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Series C Convertible Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

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(d)          Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series C Convertible Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series C Convertible Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

(e)          Redeemed or Otherwise Acquired Shares. Any shares of Series C Convertible Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be automatically and immediately canceled and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Convertible Preferred Stock following redemption.

SECTION 9     Reclassification of Unissued Series B/C Convertible Preferred Stock. Any authorized but unissued shares of Series B/C Convertible Preferred Stock may be reclassified at any time by the Board of Directors of the Corporation as shares of undesignated Preferred Stock.

SECTION 10    Waiver. Any of the rights of the holders of Series B/C Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least sixty-six and two-thirds percent (66-⅔%) of the then-outstanding shares of Series B/C Convertible Preferred Stock (acting together as a single class).

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Annex B

ThermoEnergy Corporation

2008 Incentive
Stock Plan, as amended

Article 1. Establishment, Objectives, and Duration

1.1        Establishment of the Plan. ThermoEnergy Corporation, a Delaware corporation (the “Company”), hereby adopts the “ThermoEnergy Corporation 2008 Incentive Stock Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

1.2        Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3        Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award of an Incentive Stock Option be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1        “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2        “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3        “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4        “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5        “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i.         if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

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ii.        if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

iii.       if any Person becomes, after the date this Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

iv.       the dissolution or liquidation of the Company is approved by its stockholders; or

v.        if the members of the Board as of the date this Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

2.6        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7        “Committee” means the Compensation Committee of the Company’s Board of Directors, or such other committee appointed from time to time by the Board of Directors to administer the Plan. The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee Directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term "Committee" as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

2.8        “Company” means ThermoEnergy Corporation, a Delaware corporation, together will all subsidiaries thereof, and any successor thereto as provided in Article 16 hereof.

2.9        “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.10      “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.

2.11      “Disability” shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.12      “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13      “Employee” means any employee of the Company or its Subsidiaries.

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2.14      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15      “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reported by the exchange or other trading system on which Shares are primarily traded or, if deemed appropriate by the Committee for any reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value.

2.16      “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.17      “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.18      “Key Employee” shall mean, with respect to the Company, an individual as defined in Code Section 416(i) (without regard to paragraph (5) thereof).

2.19      “Non-Employee Director” shall mean any member of the Board of who is neither (i) an employee of the Company nor (ii) a member of the immediate family of an employee of the Company.

2.20      “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21      “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22      “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23      “Participant” means an Employee, Director or consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.24      “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25      “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

2.26      “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

2.27      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.28      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.29      “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.30      “Shares” means shares of the Company’s common stock, par value $0.001 per share.

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2.31      “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.32      “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

2.33      “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company or any Subsidiary, within the meaning of Code Section 422.

Article 3. Administration

3.1        General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company. For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are “outside directors”, as that term is defined in Code Section 162(m) and the regulations thereunder.

3.2        Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees, Directors and consultants who shall be offered the opportunity to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3        Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1        Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Forty Million Shares (40,000,000). Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Shares may be authorized, unissued shares or Treasury shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

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The following limitations shall apply to the grant of any Award to a Participant in a fiscal year:

(a)        Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall not be limited.

(b)        SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.

(c)        Restricted Stock: The maximum aggregate of Shares that may be granted with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 250,000.

(d)        Performance Shares/Performance Units Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the Fair Market Value of 250,000 Shares (measured on the date of grant); the maximum aggregate amount awarded with respect to Performance Units to any one Participant in any one fiscal year may not exceed $250,000.

4.2        Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (i) the number and class of Shares reserved for issuance to Participants under the Plan, (ii) the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and (iii) the Award limits set forth in Section 4.1, shall be proportionately adjusted in such manner as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that (i) no such adjustment shall be authorized if, and to the extent that, such adjustment would result in an accounting charge for any affected outstanding Awards in accordance with Financial Accounting Standard No. 123R (Accounting for Share Based Compensation) or (ii) unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

5.1        Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.

5.2        Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

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5.3        Stock Options for Non-Employee Directors

(a)                 Subject to the provisions of Section 5.3(d), each person who, subsequent to the Effective Date, is for the first time elected or appointed to the Board and who qualifies, at such time, as a Non-Employee Director, shall automatically be granted a Nonqualified Stock Option to purchase 100,000 Shares, effective as of the date of his or her election or appointment to the Board, on the terms and conditions set forth in the Plan, at an Option Price equal to the Fair Market Value of a Share on the date of grant or, if the date of the grant is not a business day on which the Fair Market Value can be determined, on the last business day preceding the date of grant on which the Fair Market Value can be determined.

(b)                 Subject to the provisions of Section 5.3(d), each Non-Employee Director who is re-elected as a director at an annual meeting of stockholders shall be granted an additional Nonqualified Stock Option to purchase 100,000 Shares, on the terms and conditions set forth in the Plan, at an option price per share equal to the Fair Market Value of a Share on the date of such annual meeting.

(c)                 All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall vest and become fully exercisable on the date of the first annual meeting of stockholders occurring after the end of the fiscal year of the Company during which such Option was granted. All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall expire on the tenth (10th) anniversary of the date of grant, subject to earlier termination as provided in Article 12.

Article 6. Stock Options

6.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2        Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3        Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant.

The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted. If an ISO is granted to a Ten Percent Shareholder the Option Price shall be at least 110 percent (110%) of the Fair Market Value of the Shares subject to the ISO.

6.4        Duration of Options. Except as otherwise provided in this Plan, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an ISO must expire no later than the tenth (10th) anniversary of the date the ISO was granted. However, in the case of an ISO granted to a Ten Percent Shareholder, the ISO by its terms shall not be exercisable after the expiration of five (5) years from the date such ISO is granted.

6.5        Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

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6.6        Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8        Nontransferability of Options.

(a)        Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b)        Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.9        Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

Article 7. Stock Appreciation Rights

7.1        Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

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Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a SAR shall equal the Fair Market Value of a Share on the date of grant.

7.2        SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3        Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.4        Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.6        Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)        The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)        The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

7.7        Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock

8.1        Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2        Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3        Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

8.4        Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

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To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5        Voting Rights. Unless the Committee determines otherwise at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6        Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) shall, unless the Committee determines otherwise at the time of grant, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9. Performance Units and Performance Shares

9.1        Grant of Performance Units/Shares Awards. Subject to the terms of the Plan, Performance Units and/or Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2        Award Agreement. At the Committee’s discretion, each grant of Performance Units/Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3        Value of Performance Units/Shares Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.4        Earning of Performance Units/Shares Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares Awards shall be entitled to receive a payout based on the number and value of Performance Units/Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

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9.5        Form and Timing of Payment of Performance Units/Shares Awards. Payment of earned Performance Units/Shares Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

Unless otherwise provided by the Committee, Participants holding Performance Units/Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Units/Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

9.6        Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Performance Measures

Unless and until the Committee proposes for shareholder vote and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)          Earnings per share;

(b)          Net income (before or after taxes);

(c)          Cash flow (including, but not limited to, operating cash flow and free cash flow);

(d)          Gross revenues;

(e)          Gross margins;

(f)          EBITDA; and

(g)          Any of the above measures compared to peer or other companies.

Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Rights of Participants

11.1     Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.

11.2     Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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11.3     Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5 or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

Article 12. Termination of Employment/Directorship

Upon termination of the Participant's employment or directorship for any reason other than Disability or death, an Award granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination (other than a termination by reason of Disability or death) shall terminate and be forfeited immediately on the date of termination. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, all Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of a Participant’s Disability or death shall become immediately vested and/or exercisable on the date of termination due to Disability or death. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, the Participant (or, if appropriate, the Participant's legal representative or permitted transferee) may exercise such Participant’s rights under any outstanding Award at any time on or prior to the earlier of the expiration date of the Award or the expiration of six (6) months after the date of Disability or death.

Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule. For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a consultant, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide services to the Company or its Subsidiaries. In the case of a nonemployee director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company or its Subsidiaries.

Notwithstanding the foregoing, the Committee shall have the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document.

An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 13. Change in Control

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)        elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)        elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

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(c)        permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)        amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)        implement any combination of the foregoing.

Article 14. Amendment, Modification, and Termination

14.1     Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

14.2     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.3     Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares subject to this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 15. Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Section 15 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs, (ii) the date of payment, in the case of Performance Units/Shares, and (iii) the expiration of the Period of Restriction in the case of Restricted Stock. Any election made under this Section 15 may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

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Article 17. General Provisions

17.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2     Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4     Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.5     Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

17.6     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.7     No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 14.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

17.8     Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

17.9     Governing Law. The Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Little Rock, Arkansas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.10  Compliance with Code Section 409A. No Award that is subject to Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

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Adopted: May 7, 2008

Date of Shareholder Approval: June 26, 2008

Amended: January 27, 2010

Date of Shareholder Approval: November 18, 2010

Amended: November 19, 2012

Date of Shareholder Approval:

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The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M51301-P32110

PROXY
THERMOENERGY CORPORATION — SPECIAL MEETING IN LIEU OF THE 2012 ANNUAL MEETING OF SHAREHOLDERS
MARCH 20, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cary G. Bullock, Gregory M. Landegger and James F. Wood, and each of them acting alone, with full power of substitution, as proxy of the undersigned, to vote all shares held of record date by the undersigned or which the undersigned is entitled to vote, as designated on the reverse side and upon all subjects that may properly come before the meeting, at the Special Meeting in Lieu of the 2012 Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held at 10:00 a.m., local time, on March 20, 2013, and any adjournments and postponements of the said meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE FOR ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES PRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, FOR THE APPROVAL OF AMENDMENTS TO THE THERMOENERGY CORPORATION 2008 INCENTIVE STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THERMOENERGY FOR THE FISCAL YEAR 2012, FOR APPROVAL OF THE 2012 EXECUTIVE COMPENSATION, FOR A FREQUENCY OF THREE YEARS FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, AND IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

THERMOENERGY CORPORATION
10 NEW BOND STREET
WORCESTER, MASSACHUSETTS 01606

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51300-P32110 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THERMOENERGY CORPORATION

Vote for Directors (Only holders of Common Stock and Series A Convertible Preferred Stock vote.)

	For All	Withhold All	For All Except
1. Election of three Directors to serve until the 2013 Annual Meeting of Shareholders, and until their respective successors are elected and qualified.	☐	☐	☐

Nominees:
01) CARY G. BULLOCK
02) ARTHUR S. REYNOLDS
03) JAMES F. WOOD

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals (All shareholders vote.)

	For	Against	Abstain
2. Approval and adoption of an amendment to the Certificate of Incorporation.	☐	☐	☐
3. Approval of amendments to the ThermoEnergy Corporation 2008 Incentive Stock Plan.	☐	☐	☐
4. Ratification of the appointment of Grant Thorton LLP as the independent public accountants of ThermoEnergy for the fiscal year 2012.	☐	☐	☐
5. Approval of 2012 executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote for THREE YEARS:

	1 Year	2 Years	3 Years	Abstain
6. Frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date